                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                             TALLEY INDUSTRIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
            --------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
         Common Stock, par value $1.00 (including the associated preferred stock purchase rights);
         Series A Convertible Preferred Stock; and
         Series B $1 Cumulative Convertible Preferred Stock.

    (2)  Aggregate number of securities to which transaction applies: 14,964,621

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $12.00 per share of Common Stock (including the associated preferred stock purchase rights), $11.70 per share of Series A Convertible Preferred Stock and $16.00 per share of Series B $1 Cumulative Convertible Preferred Stock.

         (Set forth the amount on which the filing fee is calculated and state how it was determined): The amount of the filing fee, calculated in accordance with Rule 0-11, equals 1/50th of one percent of the aggregate value of cash offered for such Shares. The calculation of the fee assumes the purchase of 13,793 shares of Series A Convertible Preferred Stock at $11.70 per share, 749,486 shares of Series B $1 Cumulative Convertible Preferred Stock at $16.00 per share, and 14,374,173 shares of Common Stock at $12.00 per share. Such number of Shares includes all outstanding shares as of September 19, 1997, and assumes the exercise of all stock options to purchase shares of Common Stock issued by Talley Industries, Inc. which were outstanding as of September 19, 1997.

    (4)  Proposed maximum aggregate value of transaction: $184,643,230

    (5)  Total fee paid: $36,929

[ ] Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $36,929

     (2) Form, Schedule or Registration Statement No.: Schedule 14D-1

     (3) Filing Party: Score Acquisition Corp., Carpenter Technology Corporation

     (4) Date Filed: October 2, 1997, October 6, 1997, October 9, 1997, October 10, 1997, October 20, 1997, October 22, 1997, October 27, 1997, October
         29, 1997, November 4, 1997, November 20, 1997, December 1, 1997,
         December 4, 1997 and December 5, 1997.

TO THE STOCKHOLDERS OF TALLEY INDUSTRIES, INC.:

         You are cordially invited to attend a Special Meeting of the Stockholders (the "Special Meeting") of Talley Industries, Inc. ("Talley") to be held on Thursday, February 19, 1998, at 10:00 a.m., local time, at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103.

         As described in the enclosed Proxy Statement, at the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated September 25, 1997 (the "Merger Agreement"), among Carpenter Technology Corporation, a Delaware corporation ("Carpenter"), Score Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Carpenter ("Sub"), and Talley, providing for, among other things, the merger of Sub with and into Talley (the "Merger"). Following the Merger, Talley will continue as the surviving corporation (the "Surviving Corporation") and will become a wholly owned subsidiary of Carpenter. A copy of the Merger Agreement is attached to this Proxy Statement as Exhibit A.

         The Merger will constitute the second and final step of the acquisition of Talley by Carpenter. The first step was a tender offer (the "Offer") commenced by Sub on October 2, 1997 for all of the outstanding shares of Series A Convertible Preferred Stock ("Series A Preferred Shares"), Series B $1 Cumulative Convertible Preferred Stock ("Series B Preferred Shares" and together with the Series A Preferred Shares, "Preferred Shares") and Common Stock, par value $1.00 per share ("Common Shares" and together with the Preferred Shares, the "Shares"), of Talley, including, in the case of Common Shares, the associated Preferred Stock Purchase Rights, at a purchase price of $11.70 per Series A Preferred Share, $16.00 per Series B Preferred Share and $12.00 per Common Share, net to the seller in cash, without interest thereon (the "Offer Price"). Pursuant to the Offer, which expired on December 4, 1997, Sub accepted for payment 12,509 Series A Preferred Shares (or approximately 90.7% of the Series A Preferred Shares outstanding), 497,618 Series B Preferred Shares (or approximately 66.4% of the Series B Preferred Shares outstanding) and 10,777,195 Common Shares (or approximately 75.9% of the Common Shares outstanding). On a fully diluted basis, this represents approximately 74.4% of all Shares outstanding on December 5, 1997 and approximately 75.4% of all Shares outstanding on January 14, 1998, the record date for the Special Meeting (the "Record Date"). In accordance with the Merger Agreement, Carpenter intends to cause Sub to vote in favor of the Merger and to merge with and into Talley, and all Shares (other than Shares owned by Carpenter, Sub or any other subsidiary of Carpenter, or Shares held by Talley as treasury stock, or by stockholders, if any, of Talley who are entitled to and who properly exercise appraisal rights under the Delaware General Corporation Law), will be converted into the right to receive the respective Offer Price.

         YOUR BOARD OF DIRECTORS HAS ADOPTED THE MERGER AGREEMENT, APPROVED THE MERGER, DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF TALLEY AND RECOMMENDS THAT THE STOCKHOLDERS OF TALLEY VOTE THEIR SHARES "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         SUB OWNS AN AGGREGATE OF 11,262,268 SHARES, REPRESENTING, ON A FULLY DILUTED BASIS, APPROXIMATELY 75.3% OF ALL SHARES OUTSTANDING ON THE RECORD DATE. BECAUSE THE APPROVAL OF THE HOLDERS OF A MAJORITY OF ALL OUTSTANDING SHARES IS SUFFICIENT TO APPROVE AND ADOPT THE MERGER AGREEMENT, SUB CAN CAUSE THE MERGER TO OCCUR WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER HOLDER OF SHARES. CARPENTER AND SUB HAVE AGREED PURSUANT TO THE MERGER AGREEMENT TO VOTE ALL THEIR SHARES IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

         IF THE MERGER IS CONSUMMATED, HOLDERS OF SHARES WHO DO NOT VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND WHO OTHERWISE COMPLY WITH THE REQUIREMENTS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW (A COPY OF WHICH IS ATTACHED AS EXHIBIT B TO THIS PROXY STATEMENT) WILL BE ENTITLED TO RECEIVE SUCH CONSIDERATION AS MAY BE DETERMINED TO BE DUE UNDER SUCH PROVISIONS.

         You are urged to read this Proxy Statement, which describes the terms of the Merger, in its entirety. A copy of the Merger Agreement is included as Exhibit A to this Proxy Statement. Also included as exhibits to the Proxy Statement are Exhibit B, Section 262 of the Delaware General Corporation Law, Exhibit C, the Opinion of J.P. Morgan Securities Inc. regarding the Offer and the Merger, Exhibit D, Talley's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and Exhibit E, Talley's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997. You should also review these materials.

         Whether or not you plan to attend the Special Meeting, you are requested to complete, date, sign and return the proxy in the enclosed postage-paid envelope. Executed proxies with no instructions indicated thereon will be voted FOR approval and adoption of the Merger Agreement and the Merger. You may revoke your proxy at any time before it has been voted, and if you attend the Special Meeting, you may vote your Shares personally, whether or not you have previously submitted a proxy.

         Please do not send in your Share certificates at this time. If the Merger is consummated, you will be sent a letter of transmittal for that purpose as soon as reasonably practicable thereafter.

                               Very truly yours,

                               /s/ Robert W. Cardy

                               Robert W. Cardy
                               Chief Executive Officer and Chairman of the Board

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Talley Industries, Inc., a Delaware corporation ("Talley"), will be held on Thursday, February 19, 1998, at 10:00 a.m., local time, at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, for the following purposes:

         (a) To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of September 25, 1997 (the "Merger Agreement"), among Carpenter Technology Corporation, a Delaware corporation ("Carpenter"), Score Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Carpenter ("Sub"), and Talley. A copy of the Merger Agreement is attached to this Proxy Statement as Exhibit A. As more fully described in the Proxy Statement, the Merger Agreement provides that (i) Sub will be merged with and into Talley (the "Merger"), the separate corporate existence of Sub will cease with Talley continuing as the surviving corporation, as a consequence of which Talley will become a wholly owned subsidiary of Carpenter; and (ii) each issued and outstanding share of Series A Convertible Preferred Stock ("Series A Preferred Shares"), Series B $1 Cumulative Convertible Preferred Stock ("Series B Preferred Shares" and together with the Series A Preferred Shares, "Preferred Shares") and Common Stock, par value $1.00 per share ("Common Shares" and together with the Preferred Shares, the "Shares"), of Talley (other than Shares owned by Carpenter, Sub or any other subsidiary of Carpenter, or Shares held by Talley as treasury stock, or Shares held by stockholders who shall have demanded and perfected any appraisal rights they may have under Delaware General Corporation Law), will be converted, upon the consummation of the Merger, into the right to receive $11.70 per Series A Preferred Share, $16.00 per Series B Preferred Share and $12.00 per Common Share, respectively, net to the seller in cash without interest thereon.

         (b) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on January 14, 1998, as the record date (the "Record Date") for the determination of Talley's stockholders entitled to notice of and to vote at the Special Meeting. Only holders of Shares of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. A list of Talley stockholders entitled to vote at the Special Meeting will be available for examination by any Talley stockholder, for proper purposes, during normal business hours, at Talley's corporate offices, 2702 North 44th Street, Suite 100A, Phoenix, Arizona 85008, commencing two business days after the date of this Notice of Special Meeting and continuing through the date of the Special Meeting.

         SUB OWNS AN AGGREGATE OF 11,262,268 SHARES, REPRESENTING, ON A FULLY DILUTED BASIS, APPROXIMATELY 75.3% OF ALL SHARES OUTSTANDING ON THE RECORD DATE. BECAUSE THE APPROVAL OF THE HOLDERS OF AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES IS SUFFICIENT TO APPROVE AND ADOPT THE MERGER AGREEMENT, SUB CAN CAUSE THE MERGER TO OCCUR WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER HOLDERS OF SHARES. CARPENTER AND SUB HAVE AGREED PURSUANT TO THE MERGER AGREEMENT TO VOTE ALL THEIR SHARES IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

         IF THE MERGER IS CONSUMMATED, HOLDERS OF SHARES WHO DO NOT VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND WHO OTHERWISE COMPLY WITH THE REQUIREMENTS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW WILL BE ENTITLED TO RECEIVE SUCH CONSIDERATION AS MAY BE DETERMINED TO BE DUE UNDER SUCH PROVISIONS. SEE EXHIBIT B TO THIS PROXY STATEMENT FOR THE TEXT OF
SECTION 262 AND "THE SPECIAL MEETING APPRAISAL RIGHTS" IN THIS PROXY STATEMENT FOR A DESCRIPTION OF THE PROCEDURES TO BE FOLLOWED TO EXERCISE SUCH RIGHTS.

                                       By Order of the Board of Directors,

                                       /s/ Mark S. Dickerson

                                       Mark S. Dickerson
                                       Corporate Secretary
Date:  January 16, 1998

                             TALLEY INDUSTRIES, INC.
                             2702 NORTH 44TH STREET
                                   SUITE 100A
                             PHOENIX, ARIZONA 85008

                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS
                                FEBRUARY 19, 1998

         This Proxy Statement (the "Proxy Statement") is being furnished to the holders of Shares of Series A Convertible Preferred Stock ("Series A Preferred Shares"), Series B $1 Cumulative Convertible Preferred Stock ("Series B Preferred Shares" and together with the Series A Preferred Shares, "Preferred Shares") and Common Stock, par value $1.00 per share ("Common Shares" and together with the Preferred Shares, the "Shares"), of Talley Industries, Inc., a Delaware corporation ("Talley"), (the holders of the Shares being hereinafter referred to as the "Stockholders"), in connection with the solicitation of proxies by the Board of Directors of Talley (the "Board of Directors") for use at the Special Meeting of Stockholders to be held on Thursday, February 19, 1998, at 10:00 a.m., local time, at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, and at any adjournments or postponements thereof (the "Special Meeting"). The Board of Directors has fixed the close of business on January 14, 1998, as the record date (the "Record Date") for determining the Stockholders entitled to notice of and to vote at the Special Meeting with respect to this solicitation.

         This Proxy Statement, the accompanying Notice of Special Meeting and the accompanying proxy are first being mailed to Stockholders on or about January 16, 1998.

         At the Special Meeting, the Stockholders will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated September 25, 1997 (the "Merger Agreement"), among Carpenter Technology Corporation, a Delaware corporation ("Carpenter"), Score Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Carpenter ("Sub"), and Talley, providing for, among other things, the merger of Sub with and into Talley (the "Merger"). Following the Merger, Talley will continue as the surviving corporation (the "Surviving Corporation") and will become a wholly owned subsidiary of Carpenter. A copy of the Merger Agreement is attached to this Proxy Statement as Exhibit A.

         The Merger is the second step in a two-part transaction, the purpose of which is the acquisition by Carpenter of the entire equity interest in Talley. The first step was a tender offer (the "Offer") commenced by Sub on October 2, 1997 for all of the outstanding shares of Series A Shares Preferred Shares, Series B Preferred Shares and Common Stock of Talley, including, in the case of Common Shares, the associated Preferred Stock Purchase Rights, at a purchase price of $11.70 per Series A Preferred Share, $16.00 per Series B Preferred Share and $12.00 per Common Share, net to the seller in cash, without interest thereon (the "Offer Price"). Pursuant to the Offer, which expired on December 4, 1997, Sub accepted for payment 12,509 Series A Preferred Shares (or approximately 90.7% of the Series A Preferred Shares outstanding), 497,618 Series B Preferred Shares (or approximately 66.4% of the Series B Preferred Shares outstanding) and 10,777,195 Common Shares (or approximately 75.9% of the Common Shares outstanding). On a fully diluted basis, this represents 74.4% of all Shares outstanding on December 5, 1997 and approximately 75.4% of all Shares outstanding on January 14, 1998, the Record Date. In accordance with the Merger Agreement, Carpenter intends to cause Sub to merge with and into Talley pursuant to which all Shares (other than Shares owned by Carpenter, Sub or any other subsidiary of Carpenter, or Shares held by Talley as treasury stock, or by stockholders, if any, who shall have demanded and perfected any appraisal rights they may have under Delaware General Corporation Law), will be converted into the right to receive the respective Offer Price.

         YOUR BOARD OF DIRECTORS HAS ADOPTED THE MERGER AGREEMENT, APPROVED THE MERGER, DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE THEIR SHARES "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         SUB OWNS AN AGGREGATE OF 11,287,322 SHARES, REPRESENTING, ON A FULLY DILUTED BASIS, APPROXIMATELY ____% OF ALL SHARES OUTSTANDING ON THE RECORD DATE. BECAUSE THE APPROVAL OF THE HOLDERS OF AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES IS SUFFICIENT TO APPROVE AND ADOPT THE MERGER AGREEMENT, SUB CAN CAUSE THE MERGER TO OCCUR WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER. CARPENTER AND SUB HAVE AGREED PURSUANT TO THE MERGER AGREEMENT TO VOTE ALL THEIR SHARES IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

         IF THE MERGER IS CONSUMMATED, HOLDERS OF SHARES WHO DO NOT VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND WHO OTHERWISE COMPLY WITH THE REQUIREMENTS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW WILL BE ENTITLED TO RECEIVE SUCH CONSIDERATION AS MAY BE DETERMINED TO BE DUE UNDER SUCH PROVISIONS. SEE EXHIBIT B TO THIS PROXY STATEMENT FOR THE TEXT OF
SECTION 262 AND "THE SPECIAL MEETING -- APPRAISAL RIGHTS" IN THIS PROXY STATEMENT FOR A DESCRIPTION OF THE PROCEDURES TO BE FOLLOWED TO EXERCISE SUCH RIGHTS.

         Stockholders are urged to read and consider carefully the information contained in this Proxy Statement, including the exhibits.

         Whether or not you plan to attend the special meeting, please complete, date, sign and return the proxy card in the enclosed postage-paid envelope.

                         ------------------------------

              The date of this Proxy Statement is January 16, 1998.

                         ------------------------------

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF TALLEY SINCE THE DATE HEREOF.

                                TABLE OF CONTENTS

THE SPECIAL MEETING.............................................................................................   1
         Introduction...........................................................................................   1
         Matters To Be Considered at the Special Meeting........................................................   1
         Date, Place and Time...................................................................................   2
         Effective Time.........................................................................................   2
         Record Date and Voting.................................................................................   2
         Vote Required; Revocability of Proxies.................................................................   3
         Solicitation of Proxies and Expenses...................................................................   4
         Exchange of Certificates...............................................................................   4
         Appraisal Rights.......................................................................................   4
PARTIES TO THE MERGER...........................................................................................   5
         Certain Information Concerning Talley..................................................................   5
         Certain Information Concerning Carpenter and Sub.......................................................   6
THE MERGER......................................................................................................   6
         Background of the Merger...............................................................................   6
         Reasons For The Merger; Recommendation of the Talley Board of Directors................................  11
         Opinion of Financial Advisor...........................................................................  13
         Information Concerning Talley's Financial Advisor......................................................  16
         Certain Effects of the Consummation of the Offer on the Shares.........................................  16
         Rights Agreement.......................................................................................  16
         Accounting Treatment of the Merger.....................................................................  17
         Regulatory Requirements................................................................................  17
THE MERGER AGREEMENT............................................................................................  17
         The Merger Agreement...................................................................................  17
INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION.................................................................  22
         Board Representation...................................................................................  22
         Options; Employee Benefits; Severance and Other Agreements.............................................  23
CERTAIN TAX CONSEQUENCES TO STOCKHOLDERS........................................................................  23
SELECTED FINANCIAL INFORMATION OF TALLEY........................................................................  24
LITIGATION......................................................................................................  26
PRICE RANGE OF THE SHARES; DIVIDENDS............................................................................  27
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.....................................................  29
         The Sub Designees......................................................................................  30
         The Independent Directors..............................................................................  31
INDEPENDENT PUBLIC ACCOUNTANTS..................................................................................  32
OTHER MATTERS...................................................................................................  32
ADDITIONAL INFORMATION..........................................................................................  32
OTHER MEETINGS..................................................................................................  33

                                    EXHIBITS

Exhibit A         Agreement and Plan of Merger, dated September 25, 1997, among
                  Carpenter Technology Corporation, Score Acquisition Corp. and
                  Talley Industries, Inc.

Exhibit B         Section 262 of the Delaware General Corporation Law.


Exhibit C         Opinion of J.P. Morgan Securities Inc.


Exhibit D         Annual Report on Form 10-K of Talley Industries, Inc. for the
                  fiscal year ended December 31, 1996 (without exhibits) as filed with the Securities and Exchange Commission.


Exhibit E         Quarterly Report on Form 10-Q of Talley Industries, Inc. for
                  the quarter ended September 30, 1997 (without exhibits) as filed with the Securities and Exchange Commission.

                               THE SPECIAL MEETING
INTRODUCTION.

         This Proxy Statement is being furnished to stockholders ("Stockholders") of Talley Industries, Inc., a Delaware corporation ("Talley"), in connection with the special meeting to be held at 10:00 a.m., local time, on Thursday, February 19, 1998 at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, and any adjournments or postponements thereof (the "Special Meeting").

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING.

         Each copy of this Proxy Statement mailed to Stockholders is accompanied by a proxy card furnished in connection with the solicitation of proxies by the Board of Directors of Talley (the "Board of Directors" or the "Board") for use at the Special Meeting. At the Special Meeting, Stockholders of Talley will meet to:

         (a) Consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated September 25, 1997 (the "Merger Agreement"), among Carpenter Technology Corporation, a Delaware corporation ("Carpenter"), Score Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Carpenter ("Sub"), and Talley. A copy of the Merger Agreement is attached to this Proxy Statement as Exhibit A. As more fully described below, the Merger Agreement provides that: (i) Sub will be merged with and into Talley (the "Merger"), the separate corporate existence of Sub will cease with Talley continuing as the surviving corporation, as a consequence of which Talley will become a wholly owned subsidiary of Carpenter; and (ii) each issued and outstanding share of Series A Convertible Preferred Stock ("Series A Preferred Shares"), Series B $1 Cumulative Convertible Preferred Stock ("Series B Preferred Shares" and together with the Series A Preferred Shares, "Preferred Shares") and Common Stock, par value $1.00 per share ("Common Shares" and together with the Preferred Shares, the "Shares"), of Talley (other than Shares owned by Carpenter, Sub or any other subsidiary of Carpenter, or Shares held by Talley as treasury stock, or Shares held by stockholders who shall have demanded and perfected any appraisal rights they may have under Delaware General Corporation Law), will be converted, upon the consummation of the Merger, into the right to receive $11.70 per Series A Preferred Share, $16.00 per Series B Preferred Share and $12.00 per Common Share, respectively, net to the seller in cash without interest thereon.

         (b) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         YOUR BOARD OF DIRECTORS HAS ADOPTED THE MERGER AGREEMENT, APPROVED THE MERGER, DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE THEIR SHARES "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         PURSUANT TO THE OFFER, SUB ACQUIRED 11,262,268 SHARES, WHICH CONSTITUTE, ON A FULLY DILUTED BASIS, APPROXIMATELY 75.3% OF ALL SHARES OUTSTANDING ON THE RECORD DATE. BECAUSE THE APPROVAL OF THE HOLDERS OF AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES IS SUFFICIENT TO APPROVE AND ADOPT THE MERGER AGREEMENT, SUB CAN CAUSE THE MERGER TO OCCUR WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER. CARPENTER AND SUB HAVE AGREED PURSUANT TO THE MERGER AGREEMENT TO VOTE ALL THEIR SHARES IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

         STOCKHOLDERS ARE REQUESTED PROMPTLY TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT.

         IF THE MERGER IS CONSUMMATED, HOLDERS OF SHARES WHO DO NOT VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND WHO OTHERWISE COMPLY WITH THE REQUIREMENTS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW WILL BE ENTITLED TO RECEIVE SUCH CONSIDERATION AS MAY BE DETERMINED TO BE DUE UNDER SUCH PROVISIONS. SEE EXHIBIT B TO THIS PROXY STATEMENT FOR THE TEXT OF
SECTION 262 AND "THE SPECIAL MEETING -- APPRAISAL RIGHTS" BELOW FOR A DESCRIPTION OF THE PROCEDURES TO BE FOLLOWED TO EXERCISE SUCH RIGHTS.

DATE, PLACE AND TIME.

         The Talley Special Meeting will be held at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 91903 on Thursday, February 19, 1998, commencing at 10:00 a.m., local time.

EFFECTIVE TIME.

         Subject to the provisions of the Merger Agreement, Carpenter, Sub and Talley shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware, as provided in the Delaware General Corporation Law (the "DGCL"), a certificate of merger or other appropriate document (in any such case, the "Certificate of Merger") and the parties shall make all other filings or recordings required under the DGCL (the later of the time of such filing or the time specified in the Certificate of Merger being the "Effective Time"). Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the Effective Time will occur as soon as practicable after the Special Meeting.

RECORD DATE AND VOTING.

         The Board of Directors has fixed the close of business on January 14, 1998 as the record date (the "Record Date") for the determination of the Stockholders entitled to notice of and to vote at the Special Meeting. Only Stockholders of record at the close of business on that date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were 13,793 Series A Preferred Shares, 749,586 Series B Preferred Shares and 14,201,242 Common Shares outstanding and entitled to vote at the Special Meeting, held by approximately 12 Series A Preferred Stockholders, 546 Series B Preferred Stockholders and 1,548 Common Stockholders, respectively, of record.

         The holders of Common Stock and Series B Preferred Shares on the Record Date will be entitled to one vote for each Share held of record and the holders of Series A Preferred Shares will be entitled to four-tenths of one vote for each Share held of record. The presence, in person or by proxy, of the holders of record of a majority of the outstanding Shares entitled to be voted at the Special Meeting is necessary to constitute a quorum thereat. Carpenter and Sub intend to have all their Shares present at the Special Meeting, which will satisfy the quorum requirements under the DGCL and the Bylaws of Talley for the Special Meeting. Abstentions (including broker non-votes) will also be included in the calculation of the number of votes represented at the Special Meeting for purposes of determining whether a quorum has been achieved.

         If a Stockholder was a record holder of Shares as of the close of business on the Record Date, such Stockholder may elect to grant a proxy in favor of, withhold a proxy or abstain with respect to each proposal by marking the "FOR," "AGAINST" or "ABSTAINS" box, as applicable, underneath each such proposal on the accompanying proxy card and signing, dating and returning it promptly in the enclosed post-paid envelope.

         If the enclosed proxy card is properly executed and received by Talley in time to be voted at the Special Meeting, the Shares represented thereby will be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement.

         The Board is not aware of any matters other than those set forth in the Notice of Special Meeting of Stockholders (which has been mailed to Stockholders along with this Proxy Statement) that may be brought before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the accompanying proxy will vote the Shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board, except that Shares represented by proxies which have been voted "against" the Merger Agreement will not be used to vote "for" postponement or adjournment of the Special Meeting for the purposes of allowing additional time for soliciting additional votes "for" the Merger Agreement. See "Vote Required; Revocability of Proxies" and "OTHER MATTERS."

         Stockholders should not forward any Share certificates with their proxy cards. If the Merger is consummated, Share certificates should be delivered in accordance with instructions set forth in a letter of transmittal, which will be sent to Stockholders by ChaseMellon Shareholder Services L.L.C., in its capacity as the disbursing agent for the Merger (the "Disbursing Agent"), as soon as reasonably practicable after the Effective Time. See "Exchange of Certificates" below.

VOTE REQUIRED; REVOCABILITY OF PROXIES.

         The affirmative vote of holders of a majority of the outstanding Shares entitled to vote at the Special Meeting voting as a single class is required and sufficient to approve and adopt the Merger Agreement. Because the required vote of the Stockholders on the Merger Agreement is based upon the total number of outstanding Shares, rather than upon the Shares actually voted, the failure by the holder of any such Shares to submit a proxy card or to vote in person at the Special Meeting or the abstention from voting by a Stockholder (including broker non-votes) will have the same effect as a vote cast "against" the approval and adoption of the Merger Agreement.

         The Proxy Card accompanying this Proxy Statement is solicited on behalf of the Talley Board of Directors for use at the Special Meeting. All proxies that are properly executed and received by Talley prior to the vote at the Special Meeting, and that are not revoked, will be voted at the Special Meeting in accordance with the instructions indicated thereon. Executed proxies, which do not have instructions marked thereon, will be voted FOR approval and adoption of the Merger Agreement and the Merger.

         A proxy given pursuant to this solicitation may be revoked at any time before it is exercised at the Special Meeting by (i) delivering to Mark S. Dickerson, Corporate Secretary, Talley Industries, Inc., 2702 North 44th Street, Suite 100A, Phoenix, Arizona 85008, at or before the Special Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same Shares and delivering it to the Corporate Secretary at or before the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

         Please note, however, that if a Stockholder's Shares are held of record by a broker, bank or other nominee and that Stockholder wishes to vote at the Special Meeting, the Stockholder must bring to the Special Meeting a letter from the broker, bank or other nominee confirming that Stockholder's beneficial ownership of the Shares.

         As Carpenter and Sub own sufficient Shares to approve and adopt the Merger Agreement without the vote of any other Stockholder, the approval and adoption of the Merger Agreement is assured.

         No vote of the stockholders of Carpenter is required in connection with the Merger Agreement or the Merger. Carpenter, as the sole shareholder of Sub, has approved the Merger Agreement and the Merger. The obligations of Talley, Sub and Carpenter to consummate the Merger are subject, among other things, to the condition that the Stockholders approve and adopt the Merger Agreement. See "THE MERGER AGREEMENT -- Conditions of the Merger."

SOLICITATION OF PROXIES AND EXPENSES.

         Talley will bear the costs of soliciting proxies from Stockholders. In addition to soliciting proxies by mail, directors, officers and employees of Talley and Carpenter and their affiliates, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Shares held of record by such persons, and Talley will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

EXCHANGE OF CERTIFICATES.

         Promptly after the Effective Time, the Disbursing Agent will send each holder of Shares of record, as of immediately prior to the Effective Time, a letter of transmittal and detailed instructions specifying the procedures to be followed in surrendering certificates relating to the Shares in exchange for the Offer Price. Share certificates should not be forwarded to the Disbursing Agent until receipt of the transmittal letter. See "The Merger Agreement - Exchange Procedures."

APPRAISAL RIGHTS.

         Stockholders of Talley who do not vote in favor of the Merger may, under certain circumstances and by following the procedures prescribed by
Section 262 of the DGCL ("Section 262"), exercise appraisal rights and receive cash for their Shares.

         If a Stockholder of Talley exercises appraisal rights in connection with the Merger under Section 262, any Shares of Talley with respect to which such rights have been exercised and perfected will not be converted into the Offer Price but instead will be converted into the right to receive such consideration as may be determined by the Delaware Court of Chancery (the "Court") to be due with respect to such Shares pursuant to the laws of the State of Delaware.

         The following summary of the provisions of Section 262 is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Section 262, a copy of which is attached to this Proxy Statement as Exhibit B and incorporated herein by reference.

         Holders of record of Shares of Talley who hold such Shares continuously through the Effective Time, who follow the procedures in Section 262 with respect to appraisal of their Shares and who have not voted in favor of the Merger, will be entitled to have their Shares appraised by the Court and to receive payment of the "fair value" of such Shares as of the Effective Time, as described below.

         If a proposed merger for which appraisal rights are provided under
Section 262 is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record, who was such on the record date for such meeting, that appraisal rights are available and must provide each such stockholder with a copy of Section 262. This Proxy Statement is being sent by personal delivery or by mail on or about January 16, 1998 to all Stockholders of record of Talley on January 14, 1998 and constitutes notice of the appraisal rights available to such holders under Section 262. As indicated above, a copy of the full text of
Section 262 is attached hereto as Exhibit B. A Stockholder electing to demand appraisal of his Shares must do so by a separate written demand as provided in
Section 262 prior to the taking of the vote on the Merger at the Special Meeting. A vote against the Merger will not constitute a demand for appraisal. Voting in favor of the approval and adoption of the Merger Agreement, or delivering a proxy in connection with the Special Meeting (unless the proxy votes against, or expressly abstains from the vote on, the approval and adoption of the Merger Agreement), will constitute a waiver of the Stockholder's right of appraisal and will nullify any written demand for appraisal submitted by the Stockholder. A Stockholder of record who elects to exercise appraisal rights should mail or deliver, before the taking of the vote on the Merger, his separate written demand to Talley at 2702 North 44th Street, Suite 100A, Phoenix, Arizona 85008, Attention: Corporate

Secretary. The demand should specify the holder's name and mailing address, the number of Shares owned and that such holder is demanding appraisal of his Shares. Only a holder of record of Shares of Talley (or such holder's duly appointed representative) is entitled to assert appraisal rights for the Shares registered in that holder's name.

         Within ten days after the Effective Time of the Merger, Talley must notify each Stockholder who has complied with Section 262 and has not voted in favor of the Merger of the date that the Merger became effective.

         Within 120 days after the Effective Time, any Stockholder who has continuously held his Shares through the Effective Time, has made a valid written demand and has not voted in favor of approval and adoption of the Merger Agreement and the Merger may (i) file a petition in the Court demanding a determination of the value of Shares, and (ii) upon written request, receive from Talley a statement setting forth the aggregate number of Shares not voted in favor of approval and adoption of the Merger Agreement and the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such Shares. Such statement must be mailed to the Stockholder within the later of ten days after the written request therefor has been received by Talley or within ten days after expiration of the period for delivery of demands for appraisal.

         If a petition for an appraisal is timely filed, at a hearing on such petition, the Court will determine the Stockholders who have become entitled to appraisal rights and will determine the "fair value" of the Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such "fair value," the Court is required to take into account all relevant factors and in determining the fair rate of interest, the Court may consider the rate of interest which the surviving corporation would have had to pay to borrow money during the pendency of the proceeding. The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application by a Stockholder, the Court may also order that all or a portion of the expenses incurred by any Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all Shares entitled to appraisal.

         Any holder of Shares who has duly demanded appraisal rights under
Section 262 will not, after the Effective Time, be entitled to vote the Shares of Talley subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on such Shares (except dividends or other distributions payable to Stockholders of record as of a date prior to the Effective Time.)

         If any holder of Shares who demands appraisal rights under Section 262 effectively withdraws or loses his right to appraisal, the Shares of such holder will be converted into a right to receive the Offer Price as provided in the Merger Agreement. A holder will effectively lose such holder's right to appraisal if such holder votes in favor of approval and adoption of the Merger Agreement and the Merger, or if no petition for appraisal is filed within 120 days after the Effective Time, or if the holder delivers to Talley a written withdrawal of such holder's demand for an appraisal and an acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time requires the written approval of Talley. A holder of Shares may also lose such holder's right to appraisal if such holder fails to comply with the Court's direction to submit the certificates representing such Shares to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings.

                              PARTIES TO THE MERGER

CERTAIN INFORMATION CONCERNING TALLEY.

         General. Talley is a Delaware corporation with its principal executive offices located at 2702 North 44th Street, Phoenix, Arizona 85008. The telephone number of Talley at such offices is (602) 957-7711. Talley is a diversified manufacturer of a wide range of proprietary and other specialized products for defense, industrial and commercial applications.

         Description of the Shares. Each Common Share and each Series B Preferred Share that is outstanding as of the close of business on any applicable record date for any matter to be acted upon by Stockholders is entitled to one vote on such matter. Each Series A Preferred Share that is outstanding as of the close of business on any applicable record date for any matter to be acted upon by Stockholders is entitled to four-tenths of one vote on such matter.

         Board of Directors and Management. On October 20, 1997, Ralph A. Rockow resigned as a director of Talley as of such date. Pursuant to the Merger Agreement, on December 9, 1997, Robert T. Craig, Jack C. Crim, Alex Stamatakis, Donald J. Ulrich and Fred Israel resigned from the Board of Directors, and the persons designated as Sub's designees as set forth in "SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS - Sub Designees" were elected to the Board of Directors to fill the vacancies created thereby. In addition, on December 9, 1997, Admiral Paul L. Foster resigned as Chief Executive Officer and Chairman of the Board of Talley, and Robert W. Cardy, President and Chief Executive Officer of Carpenter, was appointed as the new Chief Executive Officer and Chairman of the Board of Talley.

         Plans for the Company. Carpenter expects to operate Talley's stainless steel products group consisting of Talley Metals Technology, Inc. and Amcan Specialty Steels, Inc. Carpenter intends to invest further in Talley Metals Technology, Inc. Carpenter also intends to divest the companies in Talley's government products and services group and industrial products group. The companies expected to be sold include Talley Defense Systems, Inc., Universal Propulsion Company, Inc., Electrodynamics, Inc., John J. McMullen Associates, Inc., Rowe Industries, Inc., Dimetrics, Inc., Porcelain Products Co. and Waterbury Companies, Inc. No agreement has been entered into, or understanding reached, relating to a sale of any of such companies as of the date hereof, however, Credit Suisse First Boston Corporation has been retained as the exclusive financial advisor in connection with any future potential sale.

CERTAIN INFORMATION CONCERNING CARPENTER AND SUB.

         Carpenter. Carpenter, a Delaware corporation, has its principal executive office at 101 West Bern Street, Reading, Pennsylvania 19612-4662, and its telephone number at that location is (610) 208-2000. Carpenter is engaged in the manufacture, fabrication and distribution of specialty metals and engineered products.

         Sub. Sub is a wholly owned subsidiary of Carpenter and has not conducted any business other than that incident to its formation, the execution and delivery of the Merger Agreement, the commencement and consummation of the Offer, and the approval of the Merger. The principal executive office of Sub is located at 101 West Bern Street, Reading, Pennsylvania 19612-4662, and its telephone number at that location is (610) 208-2000. Pursuant to the terms of the Merger Agreement, at the Effective Time, Sub will be merged with and into Talley, with Talley continuing as the Surviving Corporation.

         Source and Amount of Funds. The total amount of funds required by Sub to purchase all outstanding Shares pursuant to the Offer and the Merger and to pay fees and expenses related to the Offer and the Merger is estimated to be approximately $188 million. Sub has obtained all funds needed for the Offer and the Merger through a capital contribution made by Carpenter to Sub.

         To finance the acquisition, Carpenter has completed arrangements to expand its revolving credit agreement to $500 million. Carpenter also plans to issue approximately $125 million of common stock in the first calendar quarter of 1998 and expects to use the proceeds to pay down short-term indebtedness.

                                   THE MERGER

BACKGROUND OF THE MERGER.

         In early 1997, a dissident stockholder group led by Mr. Saad Alissa publicly disclosed that it might launch a proxy fight to oust a class of Talley's current directors and to eliminate Talley's antitakeover protections.

This action followed discussions between Talley and Mr. Alissa, during which Mr. Alissa suggested, among other things, that Talley hire an investment banker to provide strategic advice to Talley.

         At its meeting on March 4, 1997, the Board of Directors unanimously agreed to engage an independent investment bank to provide strategic financial advice to Talley. After interviewing several investment banks, a committee of three outside directors selected J. P. Morgan Securities Inc. ("J.P. Morgan").

         On April 11, 1997, the stockholder group led by Saad Alissa, which at that time controlled approximately 10.3% of the Common Stock, filed its proxy materials seeking to replace Talley's directors nominated for reelection at Talley's annual meeting and to remove certain of Talley's antitakeover protections.

         On May 8, 1997, at Talley's annual meeting, Talley's stockholders elected Mr. Ralph A. Rockow and Mr. Robert T. Craig, both of whom were nominees of Saad Alissa's group, to the Board of Directors.

         On June 3, 1997, Mr. William H. Mallender, the Chairman and Chief Executive Officer of Talley who was not reelected to the Board of Directors at the annual meeting, resigned those offices. Several days thereafter, Admiral Foster became Chairman and Chief Executive Officer of Talley.

         On June 12, 1997, in a letter addressed to Admiral Foster, a party made an indication of interest ranging from $18 million to $25 million to purchase Universal Propulsion Company, Inc., a subsidiary in Talley's government products and services segment. In a letter dated June 24, 1997 sent to the party who had sent the June 12 letter and in subsequent letters to other parties that had previously expressed interest in certain of Talley's businesses, Admiral Foster responded that Talley would not consider any proposals until it had concluded its strategic financial review.

         On June 19, 1997, representatives of J. P. Morgan presented the initial findings of their strategic review of Talley to the Board of Directors. After the presentation, the Board of Directors, with the participation of the J. P. Morgan representatives, discussed various alternatives for Talley, including, among others, (i) a "stay the course" strategy consisting of the continued pursuit of Talley's then strategic objectives; (ii) clarification of Talley's business portfolio through selected divestitures (whether via sale, spinoff or other divestiture method); and (iii) sale or liquidation of the entire company. A decision on which alternatives to pursue was postponed until the next meeting of the Board of Directors.

         On July 18, 1997, in a telephone conversation with Admiral Foster, Mr. Robert Cardy, the Chairman and Chief Executive Officer of Carpenter, expressed interest in purchasing the steel businesses of Talley for a purchase price of $110,000,000. In a subsequent telephone conversation, Admiral Foster responded that Talley's Board would be meeting on July 22 and 23 and that he would call Mr. Cardy after that meeting.

         On July 22 and July 23, 1997, the Board of Directors met to consider the various courses of action that had been reviewed at its June meeting. Representatives of J. P. Morgan participated in a discussion of the various alternatives and responded to questions from the Board on a wide range of topics, including the possibility of spinning off one or more units as a separate company, the prospects for improving Talley's stock price in the short term and the potential benefits and risks associated with a sale of Talley. Carpenter's proposal concerning Talley's steel businesses was also discussed at this time, including an analysis of the "tax leakage" from any sale (the taxes payable by Talley on the gain above the relatively low tax basis of the steel assets) and the resulting reduction in cash flow. This analysis indicated, among other things, that a sale of the steel businesses would dilute Talley's earnings.

         After the representatives of J. P. Morgan were excused from the meeting, the Board of Directors unanimously voted to engage J. P. Morgan to explore the sale of Talley and advise the Board of Directors in connection with such sale. The Board of Directors decided to reject Carpenter's offer to purchase Talley's steel businesses, but decided to encourage Carpenter to consider submitting an offer for the entire company.

         Following the Board meeting, Admiral Foster called Mr. Cardy to inform him that at the present time Talley was not interested in selling individual subsidiaries but would entertain proposals for the entire company.

         On August 1, 1997, Admiral Foster received from Mr. Cardy a non-binding indication of interest to purchase all of the outstanding shares of Common Stock of Talley for a purchase price of $10 per share. Carpenter's indication of interest was conditioned upon receipt by Carpenter of an exclusive due diligence period. In the letter, Mr. Cardy also stated that Carpenter would consider increasing the proposed price in its indication of interest if it received additional information on Talley's air bag business, as information publicly available regarding the nascent air bag business did not permit a proper valuation of that business.

         After consultation with representatives of J. P. Morgan and senior management of Talley, Admiral Foster rejected Carpenter's $10 per share indication of interest. In a letter dated August 4, 1997 addressed to Mr. Cardy, Admiral Foster stated that Carpenter's $10 per share indication of interest was insufficient to warrant the grant of a period of exclusive due diligence. Admiral Foster, however, did offer Carpenter the opportunity to conduct limited due diligence on Talley's air bag business.

         On August 4, 1997, Mr. Cardy accepted Admiral Foster's offer of limited due diligence, and an initial confidentiality agreement between Carpenter and Talley was executed. On August 5, 1997, the limited due diligence was conducted.

         On August 7, 1997, in a letter addressed to Admiral Foster, Mr. Cardy increased the price in Carpenter's proposal to purchase all outstanding shares of Common Stock to $12.00 per share. Carpenter's $12 per share proposal was subject to due diligence and Carpenter Board approval of a definitive agreement and conditioned upon receipt by Carpenter of an exclusive due diligence period. After consultation with representatives of J. P. Morgan and Talley's outside legal advisor, Talley acceded to Carpenter's request for a 45-day period of due diligence but agreed to only a limited exclusivity provision, which provided that Talley would not initiate, solicit or encourage other offers for Talley during this period, but could participate in discussions or negotiations with, and provide confidential information to, a third party if Admiral Foster determined in good faith, after receiving advice from Talley's financial advisor, that such third party had submitted a bona fide proposal or indication of interest that was, or could reasonably have been expected to lead to, an acquisition proposal that was financially superior to Carpenter's $12 per share proposal. On August 11, 1997, Carpenter and J. P. Morgan, solely as Talley's representative, executed the Confidentiality Agreement.

         During the period from August 11, 1997 until the execution of the Merger Agreement on September 25, 1997, Carpenter conducted a due diligence review of Talley's operations which included due diligence on all of Talley's divisions at Talley's corporate headquarters and at each of Talley's major facilities.

         During this period, Talley and representatives of J. P. Morgan received a number of inquiries from third parties concerning Talley as a whole and certain of Talley's businesses. Certain of these inquiries were requests for nonpublic information regarding Talley. In response to these requests, such parties were told that if they were interested in receiving non-public information, the would need to be as specific as possible as to the nature of their interest, in particular with respect to their valuation assumptions.

         On several occasions during Carpenter's due diligence period, in response to requests from representatives of Talley and J. P. Morgan to increase the value of their offer, Carpenter responded that it was unwilling to pay more than $12 per share of Common Stock.

         On August 22, 1997, Admiral Foster received a letter from a party containing a proposal to purchase for cash at a purchase price of $12.00 per share a majority (but not all) of Talley's outstanding shares of Common Stock. The party's proposal was conditioned upon obtaining financing and upon Talley agreeing to pay a break-up fee to the party in the amount of $1 per outstanding share of Common Stock in the event Talley terminated its agreement with the party to accept a superior proposal. In a letter dated August 27, 1997, a representative of J. P. Morgan informed the party that it was not in a position, at that time, to enter into discussions or provide any confidential information to the party on the basis of the proposal as set forth in its August 22 letter. After this letter was sent, a representative of J. P. Morgan called a representative of the party to inform the party that as a result of the restrictions set forth in the Confidentiality Agreement, Talley would not be able to engage in discussions unless the party improved its proposal.

         On September 11, 1997, the Board of Directors held a special meeting to receive an update from representatives of J. P. Morgan on the status of the discussions between Carpenter and Talley. At the meeting, representatives of J.
P. Morgan informed the Board that they had received a number of inquiries regarding certain of Talley's businesses but no inquiries (other than Carpenter's) with respect to the purchase of all the outstanding shares of Common Stock of Talley. J. P. Morgan's representatives also told the Board that, based upon their judgments as to the values of the individual businesses of Talley, they did not believe that a liquidation of Talley could reasonably be expected to lead to value superior to Carpenter's $12 per share proposal. During the same meeting, representatives of J. P. Morgan also reviewed with the Board an updated valuation analysis of Talley.

         On September 16, 1997, Admiral Foster received another letter from the party that sent the August 22 letter. In this letter, the party made separate proposals to Talley to purchase the government products and services segment at a price ranging from $120 million to $130 million and the industrial products segment at a price ranging from $35 million to $40 million and also requested permission to conduct due diligence. In a subsequent telephone conversation, Admiral Foster asked a representative of the party whether the proposals included the air bag business. The representative informed Admiral Foster that the proposals did not include air bags since insufficient public information was available with which to value that business. When Admiral Foster offered to provide the same limited due diligence on the air bag business that had previously been provided to Carpenter, the party stated that it wanted to perform full due diligence on the government products and services segment and the industrial products segment. After discussions with representatives of J. P. Morgan and Talley's outside legal counsel, Admiral Foster called the party to inform it that its proposals as described in the September 16 letter were not sufficient to permit Talley to allow it to conduct extensive due diligence.

         On September 18, 1997, during a telephone conversation, representatives of J. P. Morgan were informed by representatives of Credit Suisse First Boston corporation ("Credit Suisse First Boston"), Carpenter's financial advisor, that Carpenter would agree to pay $11.70 per share of Series A Preferred Stock and $16.00 per share of Series B Preferred Stock. During this conversation, representatives of Credit Suisse First Boston stated that Carpenter was unwilling to offer any additional consideration for the Preferred Stock.

         From September 19, 1997 through September 25, 1997, the legal advisors to Carpenter and Talley conducted negotiations on the terms and conditions of the Offer, the Merger and the Merger Agreement.

         On September 25, 1997, the Board of Directors of Talley held a meeting to consider the Offer, the Merger and the Merger Agreement. All of Talley's directors participated in the meeting. At the commencement of the meeting, Mr. Rockow and Mr. Craig distributed the following memorandum to the Board:

         "To:     Board of Directors, Talley Industries, Inc.

         From:    Ralph A. Rockow
                  Robert T. Craig

         Re:      Carpenter Technology Corporation

         Date:    September 25, 1997


         We understand that the sole purpose of this meeting is consideration of and action upon the proposed Agreement and Plan of Merger among Carpenter Technology Corporation, Carpenter Acquisition Corp. and Talley Industries, Inc. ("Talley"). As members of the Talley Board of Directors, we are concerned that approval of the proposed transaction at this meeting would necessarily cause each of us to breach our fiduciary duties to Talley and its shareholders.

         Because of our concerns, we have retained outside counsel to advise us of our obligations as Board members and to assist us in determining whether we are meeting those obligations. It is our understanding that, in considering a significant transaction such as the proposed agreement, we have the duty to:

         1. Act in the best interests of the shareholders of Talley;

         2. Inform ourselves of all material information reasonably available to us prior to making a decision and prior to submitting the proposal to the Talley stockholders;

         3. Evaluate the available information in a deliberate manner before submitting the proposal to the Talley stockholders;

         4. Consider the impact of the proposal on the employees and other constituencies of Talley; and

         5. Satisfy ourselves that the proposal is the best available proposal and that entering into the transaction will not unreasonably discourage other superior proposals.

         We are not able to conclude that acting upon the pending proposal at this meeting will allow us to discharge our duty to exercise an informed business judgment. This is based upon a number of factors including the following:

         1. We have had a very limited time to review a 49 page single-spaced document (plus exhibits) containing a number of significant provisions not previously raised with the Board;

         2. The entire Board will not have had an opportunity to receive and examine the fairness opinion which we understand will be presented at this meeting by J.P. Morgan Securities, Inc. to satisfy ourselves that it has taken into account all factors which may bear upon the fairness of the cash consideration to be received by the Talley stockholders; and

         3. The entire Board has not been advised about, or had the opportunity to evaluate, other inquiries which might result in superior proposals for Talley and the stockholders and we are concerned that the $6 million termination fee could create a significant impediment to other viable proposals.

         It is, therefore, our request and recommendation that a decision on the proposed transaction be deferred for a reasonable period of time to enable all Board members to become fully familiar with the proposal now before us."

         Mr. Rockow and Mr. Craig then made a motion to adjourn the meeting for two weeks to provide additional time to consider the Offer, the Merger and the Merger Agreement. The motion was defeated by a vote of 8 of the 10 directors. At the September 25 meeting, the Board of Directors of Talley reviewed the Offer, the Merger and the Merger Agreement with Talley's executive officers, outside legal counsel and representatives of J. P. Morgan. The Board of Directors of Talley heard presentations by its outside legal counsel with respect to the terms of the proposed Offer, the Merger and the Merger Agreement and by representatives of J. P. Morgan with respect to the financial terms of the proposed Offer and the Merger. The Board of Directors, with the participation of the representatives of J. P. Morgan, reviewed again the alternatives for Talley discussed during the Board's June meeting. In this connection, representatives of J. P. Morgan discussed with the Board of Directors an analysis of various liquidation scenarios, including the September 16 indication of interest. Based solely upon a discounted cash flow analysis of the projections prepared by the management of the Company and assuming that (i) the $110 million proposal for the steel businesses by Parent; (ii) the combined $155 million to $170 million proposal from the September 16 party for the government products and services and industrial products segments
(collectively, the "Other Proposals"); and (iii) a value range of approximately $100 million to $120 million for the remaining businesses were able to be realized; this analysis concluded (based on these assumptions) that a value range of approximately $11 to $13 per share of Common Shares would likely be realized by Talley's Stockholders (after taking into account taxes, debt and corporate charges that would be payable in connection with such liquidation). In addition, based upon the valuation methodologies employed by J.P. Morgan, including a discounted cash flow analysis premised upon management's projections and management's projections as adjusted by J.P. Morgan, a comparable company analysis and a comparable acquisition analysis, and assuming (i) the value of the other proposals and (ii) a value range of $42 million to $52 million for the remaining businesses were able to be realized; this analysis concluded (based on these assumptions) that a value range of approximately $9 to $10 per share of Common Shares would likely be realized by Talley's stockholders (after taking into account taxes, debt and corporate charges that would be payable in connection with such liquidation). As a result of these analyses, J.P. Morgan advised the Board that, after taking into account taxes, debt and corporate charges that would be payable in connection with a liquidation and the risks, uncertainties and time requirements associated with a liquidation process, in J.P. Morgan's view, none of those scenarios would be reasonably likely to provide Talley's Stockholders with value superior to the proposed transaction with Carpenter. At the conclusion of their presentation, representatives of J.P. Morgan delivered their oral opinion to the Board of Directors (subsequently confirmed in writing) that, as of such date, the consideration proposed to be received by the Stockholders of Talley in the Offer and in the Merger was fair, from a financial point of view, to such holders.

         Based upon such discussions, presentations and opinion, the Board of Directors, by a vote of 8 of the 10 directors, (i) approved the Offer and the Merger and the execution of the Merger Agreement substantially in the form presented to it, and (ii) determined to recommend that Talley's Stockholders accept the Offer and tender their Shares and approve the Merger and the Merger Agreement. Mr. Rockow and Mr. Craig voted against the transaction, stating that they objected to the process for the reasons set forth in the memorandum they had distributed at the commencement of the Board meeting and that they considered the $12 price offered by Carpenter to be less than what they viewed as an appropriate value for Talley.

         Later on September 25, 1997, representatives of Talley, Carpenter and Sub executed the Merger Agreement. Carpenter and Talley each issued a press release announcing the deal on September 26, 1997.

         On October 2, 1997, Sub commenced the Offer. The expiration date of the Offer was subsequently extended to December 4, 1997.

         On December 1, 1997, Carpenter announced that the waiting period under the provisions of the Hart-Scott Rodino Antitrust Improvements Act of 1976 expired at 11:59 p.m. on November 28, 1997 with respect to the Offer.

         On December 4, 1997, Carpenter announced that the Offer had expired as scheduled on such date at 12:00 midnight, New York City time. On December 5, 1997, Sub accepted for payment pursuant to the Offer a total of 10,777,195 Common Shares, 12,509 Series A Preferred Shares and 497,618 Series B Preferred Shares. On a fully diluted basis, this represents approximately 74.4% of Talley's outstanding Shares.

REASONS FOR THE MERGER; RECOMMENDATION OF THE TALLEY BOARD OF DIRECTORS.

         In reaching its conclusions, including the adoption of the Merger Agreement, the approval of the Merger, the determination that the Offer and the Merger, are fair to, and in the best interests of, the Stockholders and the recommendation that the Stockholders vote their Shares "FOR" approval and adoption of the Merger Agreement, the Board considered a number of factors including, among other things, the following:

         (i) Talley's businesses, financial condition, results of operations, assets, liabilities, business strategy and prospects, as well as various uncertainties associated with those prospects.

         (ii) Talley's existing competition in the industries in which it operates and future competition in its major product lines, the relative size of the other participants in the industries in which it operates and the available capital and resources of such other participants as compared to the available capital and resources of Talley.

         (iii) The oral opinion (subsequently confirmed in writing) of J. P. Morgan, Talley's financial advisor, that, as of the date thereof and based upon and subject to various considerations and assumptions set forth therein, the consideration to be paid to Talley's stockholders pursuant to the Offer and the Merger is fair, from a financial point of view, to such stockholders. A copy of the opinion rendered by J. P. Morgan to Talley's Board of Directors, setting forth the procedures followed, the matters considered, the scope of the review undertaken and the assumptions made by J. P. Morgan in arriving at its opinion, is attached hereto as Exhibit C and is incorporated herein by reference. Stockholders are urged to read such opinion in its entirety.

         (iv) The financial analysis performed by J. P. Morgan, which indicated, among other things, that (A) based solely upon a discounted cash flow analysis of the projections prepared by the management of Talley, if Talley were sold in pieces, a value range of approximately $11 to $13 per share of Common Stock would likely be realized by Talley's stockholders (after taking into account taxes, debt and corporate charges that would be payable in connection with such a liquidation) and
                  (B) based upon the valuation methodologies employed by J. P. Morgan, including a discounted cash flow analysis premised upon management's projections and management's projections as adjusted by J. P. Morgan, a comparable company analysis and a comparable acquisition analysis, if Talley were sold in pieces, a value range of approximately $6 to $8 per share of Common Stock would likely be realized by Talley's stockholders (after taking into account taxes, debt and corporate charges that would be payable in connection with such a liquidation). The J.P. Morgan analysis also indicated that if the risks, uncertainties and time requirements associated with a liquidation process were taken into account, the present value of each of these ranges would likely be substantially lower.

         (v) The publicity surrounding the proxy contest (the "Proxy Contest") conducted by a dissident stockholder group and the disclosure by Talley that it had retained J. P. Morgan to conduct a strategic financial review of Talley and the effect of such information on the market of potentially interested acquirers.

         (vi) The number and quality of the indications of interest received by Talley and J. P. Morgan since the Proxy Contest.

         (vii) The fact that the Offer would not be subject to a financing condition.

         (viii) The alternatives to the Merger available to Talley, including, without limitation, (A) continuing to maintain Talley as an independent company and not engaging in any extraordinary transaction and (B) the sale or spin-off of all or some of the various businesses that comprise Talley, which the Board of Directors deemed less attractive in light of the uncertainties associated with each of these alternatives, the limitations imposed by Talley's existing debt covenants, and the timing and possible values that might be realized by stockholders pursuant to such alternatives.

         (ix) The facts that (A) the $12.00 per share of Common Stock price to be received by Talley's Stockholders in both the Offer and the Merger represents premiums of 21.7%, 27.1%, 30.6% and 32.3% over the average closing prices for the 30-day period, the 45-day period, the 60-day period and the 90-day period, respectively, preceding September 25, 1997 and a premium of approximately 44.9% over the average price at which the Common Stock has traded in the past year and (B) the $16.00 per share of Series B Preferred Stock price to be received by Talley's stockholders in both the Offer and the Merger represents negative premiums of 4.9%, 2.7%, 1.6% and .2% over the average closing prices for the 30-day period, the 45-day period, the 60-day period and the 90-day period, respectively, preceding September 25, 1997 and a premium of approximately 1.2% over the average price at which the Series B Preferred Stock has traded in the past year; and that such prices would be payable in cash, thus eliminating any uncertainties in valuing the consideration to be received by Talley's Stockholders.

         (x) The fact that the price per share of Preferred Stock to be received by Talley's preferred Stockholders in both the Offer and the Merger is equivalent to the sum of the conversion value for each share of Preferred Stock and an amount equal to one quarterly dividend on each share of Preferred Stock.

         (xi) The financial and other terms and conditions of the Offer, the Merger and the Merger Agreement, including, without limitation, the facts that the terms of the Merger Agreement would not unduly discourage other third parties from making bona fide proposals subsequent to execution of the Merger Agreement, would not prevent Talley from determining, in the exercise of its fiduciary duties in accordance with the Merger Agreement, to provide information to and engage in negotiations with such third parties and would permit Talley, subject to payment of a termination fee, to enter into a transaction with a party that made a bona fide proposal that would offer Talley's Stockholders greater value than the Offer and the Merger.

         (xii) The structure of the transaction, which is designed, among other things, to result in receipt by the holders of Shares at the earliest practicable time of the consideration to be paid in the Offer and the fact that the consideration to be paid in the Offer and the Merger is the same.

         (xiii) The likelihood that the Offer and the Merger would be consummated.

         The foregoing discussion of the information and factors considered and given weight by the Board of Directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Offer and the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board of Directors may have given different weights to different factors.

OPINION OF FINANCIAL ADVISOR.

         Pursuant to an engagement letter dated July 23, 1997, Talley retained J.P. Morgan as its financial advisor in connection with an evaluation of strategic alternatives, including the Offer, the Merger and other matters arising in connection therewith.

         At the meeting of the Board of Directors of Talley on September 25, 1997, J.P. Morgan rendered its oral opinion (subsequently confirmed in writing) to the Board of Directors of Talley that, as of such date, and based upon and subject to various considerations and assumptions set forth therein, the consideration to be paid to Talley's Stockholders pursuant to the Offer and the Merger is fair, from a financial point of view, to such Stockholders. No limitations were imposed by Talley's Board of Directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.

         THE FULL TEXT OF THE WRITTEN OPINION OF J.P. MORGAN DATED AS OF SEPTEMBER 25, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS EXHIBIT C TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. TALLEY'S STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. J.P. MORGAN'S WRITTEN OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF TALLEY, IS DIRECTED ONLY TO THE CONSIDERATION TO BE PAID IN THE OFFER AND THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF TALLEY AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE TALLEY SPECIAL MEETING. THE SUMMARY OF THE OPINION OF J.P. MORGAN SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         In arriving at its opinion, J.P. Morgan reviewed, among other things, a draft of the Merger Agreement, the audited financial statements of Talley for the fiscal year ended December 31, 1996, and the unaudited financial statements of Talley for the period ended June 30, 1997, current and historical market prices of Talley's Common Shares; the terms of the Preferred Shares; certain publicly available information concerning the business of Talley and of certain other companies engaged in businesses comparable to those of Talley, and the reported market prices for certain other companies' securities deemed comparable; publicly available terms of certain transactions involving companies comparable to Talley and the consideration paid for such companies; the terms of other business combinations deemed relevant by J.P. Morgan; certain internal financial analyses and forecasts prepared by Talley and its management; and certain agreements with respect to outstanding indebtedness or obligations of Talley. J.P. Morgan also held discussions with certain members of the senior management of Talley with respect to certain aspects of the Offer and the Merger, and the past and current business operations of Talley, the financial condition and future prospects and operations of Talley, and certain other matters believed necessary or appropriate to J.P. Morgan's inquiry. In addition, J.P. Morgan visited certain representative facilities of Talley, and reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

         J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by Talley or otherwise reviewed by J.P. Morgan, and J.P. Morgan has not assumed any responsibility or liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to it, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Talley to which such analyses or forecasts relate. J.P. Morgan has also assumed that the Offer and the Merger will have the tax consequences described in this Proxy Statement, and in discussions with, and materials furnished to J.P. Morgan by, representatives of Talley, and that the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement and this Proxy Statement. In considering the allocation of consideration to be paid by the Buyer to the holders of the Preferred Shares and the Common Shares, J.P. Morgan assumed that the conversion ratios for converting Preferred Shares into Common Shares reflect the relative differences in value between the Preferred Shares and the Common Shares. J.P. Morgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel to Talley.

         The projections furnished to J.P. Morgan for Talley were prepared by the management of Talley. Talley does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the Offer and the Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

         J.P. Morgan's opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of its opinion. Subsequent developments may affect the written opinion of J.P. Morgan, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion.

         In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion.

         Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of Talley's businesses with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to those of Talley. The companies selected by J.P. Morgan were Alliant Techsystems, Thiokol, Breed Technologies, Primex Technologies, TRW Inc., OEA, Special Devices, Inc., Sequa, Lockheed Martin, Northrop Grumman, Raytheon, Litton Industries, DuCommun, BEI Electronics, AMP, Cooper Industries, Emerson Electric, General Signal, Hubbell, Thomas & Betts, Michael Baker Corp., STC Group Inc., VSE Corp., ICF Kaiser International Inc., Jacobs Engineering, Stone & Webster, Lukens Steel, Armco, J&L Specialty Steel, Allegheny Teledyne, Carpenter Technology, A.M. Castle, Olympic Steel, Reliance Steel, Ryerson Tull, ACT Manufacturing, Benchmark Electronics, CMC Industries, IEC Electronics, Jabil Circuit Inc., Plexus,

SCI Systems, Solectron, American Vanguard, Cambrex, Consep, Detrex, and Hawkins Chemical. These companies were selected, among other reasons, because of their overall similarities to Talley's discrete businesses, such as industry dynamics, size, profitability, projected growth and cyclicality. For each comparable company, publicly available financial performance through the twelve months ended June 30, 1997 was measured. J.P. Morgan selected the mean and the median value for each multiple, specifically: firm value to sales, firm value to earnings before interest and taxes, firm value to earnings before interest, taxes, depreciation and amortization and equity value to earnings. These multiples were then applied to Talley's historical and projected financial results, yielding implied trading values for Talley's Common Shares of approximately $8.00 to $13.00 per share.

         Selected Transaction Analysis. Using publicly available information, J.P. Morgan examined selected transactions with respect to certain of Talley's businesses. However, because comparable public transaction data was not available for all of Talley's businesses, J.P. Morgan was unable to utilize this analysis to arrive at an estimated range of equity values for Talley's Common Shares.

         Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for each of Talley's subsidiaries for the purpose of determining the fully diluted equity value per share for Talley's Common Shares. J.P. Morgan calculated the unlevered free cash flows that each of Talley's subsidiaries are expected to generate during fiscal years 1997 through 2002, based upon financial projections prepared by the management of Talley's subsidiaries as reviewed by senior management of Talley, and upon management projections as adjusted by J.P. Morgan to reflect more moderate growth in revenues and lower operating margins during the projection period. J.P. Morgan also calculated a range of terminal values for each of Talley's subsidiaries at the end of the projection period to calculate a range of terminal values for most subsidiaries, J.P. Morgan applied a perpetual growth rate ranging from 1.5% to 4.5%, depending on the dynamics of each subsidiary, to the unlevered free cash flow of Talley's subsidiaries during the final year of the projection period. For certain of Talley's subsidiaries, the use of a perpetual growth rate was not possible due to the high growth stage of the subsidiary as projected by management. Therefore, in order to calculate a terminal value range for these subsidiaries, an exit multiple methodology was applied to the relevant result during the final year of the projection period. The unlevered free cash flows and the range of terminal values were then discounted to present values using a discount rate range of approximately 10.0% to 11.0%, which was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Talley and its subsidiaries. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for Talley's estimated 1997 valuation date excess cash, option exercise proceeds and total debt. Based on the adjusted management projections and the discount rate described above, the discounted cash flow analysis indicated a range of equity values of approximately $6.40 to $10.25 per share of Talley's Common Shares on a stand-alone basis (i.e., without synergies). Based on the unadjusted management projections and the discount rate range described above, the discounted cash flow analysis indicated a range of equity values of approximately $14.00 to $18.10 per share of Talley's Common Shares on a stand-alone basis (i.e., without synergies).

         Liquidation Analysis. J.P. Morgan conducted an analysis of various liquidation scenarios and concluded that, after taking into account taxes, debt and corporate charges that would be payable in connection with a liquidation and the risks, uncertainties and time requirements associated with a liquidation process, that, based on the adjusted management projections the liquidation analysis indicated a range of equity values of approximately $6.20 to $8.50; based on the management projections the liquidation analysis indicated a range of equity values of approximately $10.90 to $13.10.

         J.P. Morgan reviewed the analyses used to render its September 25, 1997 oral opinion to the Board of Directors of Talley by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

         The summary set forth above does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which the businesses could actually be bought or sold.


INFORMATION CONCERNING TALLEY'S FINANCIAL ADVISOR.

         As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise Talley with respect to the Offer and the Merger on the basis of such experience.

         For services rendered in connection with its engagement, including the Offer and the Merger, Talley has agreed to pay J.P. Morgan a fee of approximately $4,100,000. In addition, Talley has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.

         J.P. Morgan and its affiliates maintain banking and other business relationships with Talley and its affiliates, for which it receives customary fees. In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt and equity securities of Talley for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

CERTAIN EFFECTS OF THE CONSUMMATION OF THE OFFER ON THE SHARES.

         Since the consummation of the Offer, the Series B Preferred Shares and the Common Shares have continued to be listed on the New York Stock Exchange. The Series B Preferred Shares and the Common Shares are also currently registered under the Securities and Exchange Act of 1934 (the "Exchange Act"). Upon consummation of the Merger, Talley intends to delist the Series B Preferred Shares and the Common Shares from all stock exchanges or quotation systems, to terminate the registration of the Series B Preferred Shares and the Common Shares under the Exchange Act and to terminate the duty of Talley to file reports under the Exchange Act. If registration of the Series B Preferred
Shares and the Common Shares under the Exchange Act were terminated, those shares would no longer constitute "margin securities" for the purposes of the margin regulations of the Federal Reserve Board, with the result that lenders may no longer extend credit on collateral of such shares.

RIGHTS AGREEMENT.

         The Rights Agreement contains certain provisions that may delay, defer or prevent a takeover of Talley. Pursuant to the Merger Agreement, Talley's Board of Directors has taken all action necessary to render the Rights Agreement inapplicable to the Offer, the Merger and any other transaction contemplated by the Merger Agreement. The Board of Directors adopted a resolution prior to execution of the Merger Agreement to the effect that the acquisition of Shares pursuant to the Offer and the Merger constituted a Permitted Offer (as defined in the Rights Agreement), and no further action by the Board of Directors was necessary under the Rights Agreement in order to render the rights issued thereunder (the "Rights") inapplicable to the Offer, the Merger and any other transactions contemplated by the Merger Agreement. On December 9, 1997, the Board of Directors approved an amendment to the Rights Agreement rendering the Rights then outstanding null and void and terminating Talley's obligations to issue additional Rights and its obligations under the Rights Agreement.

ACCOUNTING TREATMENT OF THE MERGER.

         The Merger will be accounted for under the "purchase" method of accounting whereby the purchase price will be allocated based on the fair values of assets acquired and liabilities assumed.

REGULATORY REQUIREMENTS.

         Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions, including the Merger, cannot be consummated unless certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Department of Justice") and specified waiting period requirements have been satisfied. All required filings with respect to the Merger have been made under the HSR Act and the applicable waiting period has expired.

         Despite the expiration of the requisite waiting period under the HSR Act, at any time before or after the consummation of the Merger, the Department of Justice, the FTC or another third party could take action under antitrust laws with respect to the Merger, including seeking to enjoin or rescind the Merger and any state could take any such action under state antitrust laws as it deems necessary or desirable in the public interest.

         Talley is not aware of any other governmental approvals or actions that may be required for consummation of the Merger.

                              THE MERGER AGREEMENT

         Talley, Carpenter and Sub have entered into the Merger Agreement. The following is a summary of certain provisions of the Merger Agreement, a copy of which is attached hereto as Exhibit A. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGER AGREEMENT.

         The Effective Time. Subject to the provisions of the Merger Agreement, Carpenter, Sub and Talley shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware, as provided in the DGCL, a certificate of merger or other appropriate document (in any such case, the "Certificate of Merger") and the parties shall make all other filings or recordings required under the DGCL (the later of the time of such filing or the time specified in the Certificate of Merger being the "Effective Time").

         The Merger. The Merger Agreement provides that, upon the terms and subject to the conditions thereof and in accordance with the relevant provisions of the DGCL, Sub shall be merged with and into Talley (the "Merger") as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement. Following the Merger, Talley shall continue as the Surviving Corporation under the name "Talley Industries, Inc." and shall continue its existence under the laws of the State of Delaware, and the separate corporate existence of Sub shall cease. At the election of Carpenter, and subject to the execution of an appropriate amendment to the Merger Agreement, any direct or indirect wholly owned subsidiary of Carpenter may be substituted for Sub as a constituent corporation in the Merger.

         At the Effective Time, by virtue of the Merger and without any action on the part of Carpenter, Sub, Talley or the holders of any of the following securities: (a) each Share held by Talley as treasury stock and each issued and outstanding Share owned by Carpenter, Sub or any other subsidiary of Carpenter shall be canceled and retired and no payment made with respect thereto; (b) each issued and outstanding Share, other than those Shares referred to in (a) above, or Dissenting Shares (as defined below), shall be converted into the right to receive from the Surviving Corporation an amount of cash, without interest, equal to the respective Offer Price applicable to such Share (the "Merger Consideration"); and (c) each common share, par value $1 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully-paid and nonassessable share of common stock, par value $1 per share, of the Surviving Corporation.

         Any issued and outstanding Shares held by a person who does not vote in favor of the Merger and complies with all the provisions of Delaware law concerning the right of holders of Shares to require appraisal of their Shares ("Dissenting Shares") shall become the right to receive such consideration as may be determined to be due to such Stockholder pursuant to the laws of the State of Delaware. If, after the Effective Time, such Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration.

         Organizational Documents. The Merger Agreement also provides that at the Effective Time and without any further action on the part of Talley and Sub, the Certificate of Incorporation of Talley as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law. At the Effective Time and without any further action from the part of Talley and Sub, the Bylaws of Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law. The directors of Sub and the officers of Talley immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their respective successors are duly elected and qualified, except that the President and Chief Executive Officer of Sub will become the Chairman and Chief Executive Officer of the Surviving Corporation. See "PARTIES TO THE MERGER - Certain Information Concerning Talley."

         Stockholders' Meeting. After consummation of the Offer, to the extent required by applicable law, Talley shall promptly take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene a stockholders' meeting (the "Special Meeting") to consider and vote on the Merger Agreement and the transactions contemplated thereby. At the Special Meeting, all of the Shares then owned by Carpenter, Sub or any other subsidiary of Carpenter shall be voted to approve the Merger Agreement. Subject to its fiduciary duties, the Board of Directors of Talley shall recommend that Talley's Stockholders vote to approve the Merger Agreement if such vote is sought, shall use its best efforts to solicit from Stockholders of Talley proxies in favor of the Merger and shall take all other reasonable action in its judgment necessary and appropriate to secure the vote of Stockholders required by the DGCL to effect the Merger.

         Proxy Statement. If required under applicable law, Talley and Carpenter shall prepare the Proxy Statement, file it with the Commission under the Exchange Act as promptly as practicable after Sub purchases Shares pursuant to the Offer, and use all reasonable efforts to have it cleared by the Commission. As promptly as practicable after the Proxy Statement has been cleared by the Commission, Talley shall mail the Proxy Statement to the Stockholders of Talley as of the record date for the Meeting.

         Company Board Representation. The Merger Agreement provides that, promptly upon the acceptance for payment of and payment for any Shares by Sub, Sub will be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of Talley as will give Sub, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors of Talley equal to the product of (i) the number of directors on the Board of Directors of Talley and (ii) the percentage that such number of votes represented by Shares so purchased bears to the number of votes represented by Shares outstanding, and Talley shall at such time, subject to applicable law, including applicable fiduciary duties, cause Sub's designees to be so elected by its existing Board of Directors. See "INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION - Board Representation."

         Exchange Procedures. Pursuant to the Merger Agreement, promptly after the Effective Time of the Merger, the Surviving Corporation shall cause the Disbursing Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates") a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Disbursing Agent) and instructions for use in effecting the surrender of the Certificate or payment thereof. Upon surrender to the Disbursing Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be paid in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate multiplied by the respective Offer Price, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions above, each Certificate (other than Certificates representing Shares owned by Carpenter, Sub, or any other subsidiary of Carpenter or Certificates representing Shares owned by Stockholders who shall have complied with all the provisions of the DGCL concerning the right of stockholders to require appraisal of their Shares) shall represent for all purposes only the right to receive the Offer Price in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon.

         Conduct of Business Pending Merger. Except as contemplated by the Merger Agreement or as approved in writing by Carpenter, during the period from the date of the Merger Agreement to the acceptance of Shares for payment, Talley and the subsidiaries will each conduct its operations according to its ordinary and usual course of business. Without limiting the generality of the foregoing, neither Talley nor any subsidiary of Talley (the "Subsidiary" or "Subsidiaries"), without the prior written consent of Carpenter, will (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) additional shares of capital stock of any class (including the Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or grant or accelerate any right to convert or exchange any securities of Talley for shares, other than (1) Shares issuable pursuant to the terms of outstanding stock options and commitments disclosed in the Merger Agreement, or (2) issuance of shares of capital stock to Talley by a wholly-owned Subsidiary, or (B) any other securities in respect of, in lieu of or in substitution for Shares outstanding on the date thereof or split, combine or reclassify any of Talley's capital stock; (ii) purchase, redeem or otherwise acquire, or propose to purchase or otherwise acquire, any of its outstanding securities (including the Shares);
(iii) declare, set aside or pay any dividend or other distribution on any shares of capital stock of Talley other than the regular quarterly dividends of $.275 per share with respect to the Series A Preferred Shares and $.25 per share with respect to the Series B Preferred Shares, except that a direct or indirect wholly-owned Subsidiary may pay a dividend or distribution to its parent; (iv) except as disclosed to Carpenter prior to the date of the Merger Agreement, make any acquisition of a material amount of assets or securities, any disposition (including by way of mortgage, license, encumber or any Lien) of a material amount of assets or securities, or enter into a material contract or release or relinquish any material contract rights, or make any amendments, or modifications thereto, except in all instances for actions in the ordinary course of business; (v) (A) except in the ordinary course of business, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Talley or any Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances of capital contributions to, or investments in, any other person, other than to Talley or any direct or indirect wholly owned Subsidiary;
(vi) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms; (vii) propose or adopt any amendments (initiated by the Board of Directors) to the Certificate of Incorporation or Bylaws of Talley (or any such similar organizational documents of Talley's Subsidiaries); (viii) except as disclosed in the Merger Agreement, enter into any new employment, severance or termination agreements with, or grant any increase in severance or termination pay to, any officers, directors or key employees or grant any material increases in the compensation or benefits to officers, directors and key employees; (ix) change any accounting methods, principles or practices materially affecting their assets, liabilities or business, except insofar as may be required by a change in generally accepted accounting principles; (x) make any material tax election or settle or compromise any material income tax liability; (xi) except as disclosed to Carpenter prior to the date of the Merger Agreement, make or agree to make any new capital expenditure or expenditures not previously committed to which individually is in excess of

$500,000 or which in the aggregate are in excess of $1 million; or (xii) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in the Merger Agreement untrue or incorrect at any time prior to acceptance of Shares for payment in the Offer.

         Access to Information. Between the date of the Merger Agreement and the Effective Time, Talley will upon reasonable notice (i) give Carpenter and its authorized representatives reasonable access during regular business hours to Talley's and each Subsidiary's plants, offices, warehouses and other facilities and to its books and records, (ii) permit Carpenter to make such inspections as it may require, and (iii) cause its officers and those of Talley's Subsidiaries to furnish Carpenter with such financial and operating data and other information with respect to the business and properties of Talley and its Subsidiaries as Carpenter may from time to time reasonably request. Information obtained by Carpenter shall be subject to the provisions of the confidentiality agreement between Talley and Carpenter, dated August 7, 1997 (the "Confidentiality Agreement"), which remains in full force and effect, but shall terminate upon the acceptance for payment of the Shares pursuant to the Offer.

         No Solicitation of Transactions. The Merger Agreement provides that Talley shall not, nor shall it permit any Subsidiary to, nor shall it authorize or permit any officer, director or employee of or any representative of Talley or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any proposal with respect to a merger or other business combination involving Talley or any proposal or offer to acquire in any manner, an equity interest in not less than 20% of the outstanding voting securities of, or assets representing not less than 20% of the annual revenues or net earnings of Talley and its subsidiaries taken as a whole (a "Takeover Proposal") or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, a Takeover Proposal; provided, however, that prior to the acceptance for payment of Shares pursuant to the Offer, to the extent consistent with the fiduciary obligations of the Board of Directors of Talley, as determined in good faith by the Board of Directors after consultation with outside counsel, Talley may upon receipt by Talley of an unsolicited written, bona fide Takeover Proposal, furnish information with respect to Talley pursuant to a customary confidentiality agreement containing "standstill" provisions no less onerous than in the Confidentiality Agreement and participate in negotiations regarding such Takeover Proposal.

         Reasonable Best Efforts. The Merger Agreement provides that, upon the terms and subject to the conditions thereof, each of the parties thereto will use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, including, without limitation, (i) obtaining all necessary consents, approvals or waivers from third parties and governmental authorities necessary to the consummation of the transactions contemplated by the Merger Agreement and (ii) opposing vigorously any litigation or administrative proceeding relating to the Merger Agreement or the transactions contemplated thereby.

         Representations and Warranties. The Merger Agreement contains various customary representations and warranties of the parties thereto, including, without limitation, representations and warranties by Talley as to Talley's capitalization, the absence of any required filings and consents, the absence of conflicts with charter documents and contracts, SEC filings and financial statements, absence of certain changes or events, business, compliance with the law, the absence of litigation, employee benefits plans, the filing and compliance of reports with the requirements of the Commission, environmental matters, brokers and taxes.

         Indemnification. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Talley and its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of Talley, the existence of which does not constitute a breach of the Merger Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect (to the extent consistent with applicable law) in accordance with their terms. For six years after the Effective Time, Carpenter shall cause the Surviving Corporation to honor its commitments and obligations pursuant to the indemnification procedures listed in the Merger Agreement; and the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective
Time, including but not limited to the transactions contemplated by this Agreement, covering each person currently covered by Talley's officers' and directors' liability insurance policy, or who becomes covered by such policy prior to the Effective Time, on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the Merger Agreement (provided that in satisfying its obligation under this Section the Surviving Corporation shall not be obligated to pay annual premiums in excess of 175% of the amount per annum Talley paid in its last full fiscal year).

         Employee Plans and Benefits. As soon as practicable following the date of the Merger Agreement, the Board of Directors of Talley (or, if appropriate, any committee administering the stock plans) shall adopt such resolutions or take such other actions as are required in accordance with the stock plans to adjust the terms of all outstanding stock options to provide that, at the Effective Time, each stock option, whether vested or not, outstanding immediately prior to the Effective Time be canceled in exchange for a cash payment by Talley of an amount equal to (i) the excess, if any, of (x) the price per Share to be paid pursuant to the Offer over (y) the exercise price per Share subject to such stock option, multiplied by (ii) the number of Shares for which such stock option shall not theretofore have been exercised. The stock plans shall terminate as of the Effective Time, and the provisions in any other Benefit Plan providing for the potential issuance, transfer or grant of any capital stock of Talley or any Subsidiary or any interest in respect of any capital stock of Talley or any Subsidiary shall be deleted as of the Effective Time, and Talley shall ensure that following the Effective Time no holder of a stock option or any participant in the stock plans or other benefit plan shall have any right thereunder to acquire any capital stock of Talley or any Subsidiary or the Surviving Corporation.

         Employment Contracts. From and after the Effective Time, Carpenter shall cause the Surviving Corporation to honor in accordance with their terms all existing employment, severance, consulting or other compensation agreements, plans or contracts between Talley or any Subsidiary and any officer, director or employee of Talley or any Subsidiary. For the one-year period immediately following the Effective Time, Carpenter shall cause Talley to provide such benefit plans, programs and arrangements that are no less favorable in the aggregate than the existing benefit plans.

         Termination. The Merger Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of Talley: (a) by mutual written consent of Talley and Carpenter; (b) by either Talley or Carpenter, if (1) the Offer terminates or expires in accordance with its terms without Sub having purchased any Shares pursuant to the Offer because of a failure of any of the conditions set forth in the Merger Agreement (provided, however, that the right to terminate shall not be available to any party whose failure to fulfill any of its obligations under the Merger Agreement results in the failure to have satisfied any such condition); (2) Shares have not been accepted for payment pursuant to the Offer on or prior to December 31, 1997; (provided, however, that the right to terminate shall not be available to any party whose failure to fulfill any of its obligations under the Merger Agreement results in the failure of the Offer to be consummated by such time); (3) any governmental entity shall have issued a final order, injunction, decree, judgment or ruling or taken any other final action restraining or otherwise prohibiting consummation of the Merger or any of the other transactions contemplated by the Merger Agreement and such action shall have become final and nonappealable; (provided, however, that the party seeking to terminate pursuant to this clause shall have used all reasonable efforts to prevent the entry of and to remove such action; or (4) the Board of Directors of Talley shall have (A) withdrawn or modified in a manner adverse to Carpenter and Sub its approval or recommendation of the Offer or the Merger or
(B) approved or recommended any takeover proposal in respect of Talley. In the event that the Merger Agreement is terminated by Talley or Carpenter pursuant to clause (4), Talley shall promptly, but in no event later than two business days after such event, pay Carpenter a fee of $6 million in immediately available funds by wire transfer to an account designated by Carpenter.

         Conditions of the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions: (a) if required by applicable law, the Merger Agreement shall have been approved by the affirmative vote of the Stockholders of Talley by the requisite vote in accordance with applicable law; (b) Sub shall have accepted for payment and purchased Shares tendered pursuant to the Offer; and (c) no judgment, order, decree, statute, law, ordinance, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Government Entity or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect, provided, however, that the party seeking to assert this condition shall have used reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

         Except as otherwise specifically provided in the Merger Agreement, each party shall bear its own expenses in connection with the Merger Agreement and the transactions contemplated thereby.

         Amendment, Extension and Waiver. To the extent permitted by applicable law, the Merger Agreement may be amended by the parties at any time before or after approval of the Merger Agreement by the Stockholders of Talley; provided, however, that after any such Stockholder approval, no amendment shall be made which by law requires further approval of Talley's Stockholders without the approval of such Stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         At any time prior to the Effective Time, a party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto by any other party or (iii) subject to the Merger Agreement, waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise shall not constitute a waiver of such rights.

                 INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

BOARD REPRESENTATION.

         The Merger Agreement provides that, promptly upon the acceptance for payment of and payment for any Shares by Sub pursuant to the Offer, Sub will be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of Talley as will give Sub, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors of Talley equal to the product of (i) the number of directors on the Board of Directors of Talley and (ii) the percentage that such number of votes represented by Shares so purchased bears to the number of votes represented by Shares outstanding, and Talley shall at such time, subject to applicable law, including applicable fiduciary duties, cause Sub's designees to be so elected by its existing Board of Directors; provided, however, that in the event that Sub's designees are elected to the Board of Directors of Talley, until the Effective Time such Board of Directors shall have at least three directors who were directors on the date of the Merger Agreement and who are not officers or affiliates of Talley (the "Independent Directors"); and provided further, that if the number of Independent Directors shall be reduced below three for any reason whatsoever any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of the Merger Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who shall not be officers or affiliates of Talley, or officers or affiliates of Carpenter or any of their respective subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of the Merger Agreement. In connection with the foregoing, Talley has, subject to applicable law, including applicable fiduciary duties, obtained the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to Talley's Board of Directors as provided above.

         Pursuant to the Merger Agreement, on December 9, 1997, five of Talley's directors resigned and Sub's designees were elected to fill the vacancies created pursuant to the foregoing provisions. As of the date hereof, three directors who were directors of Talley prior to consummation of the Offer remain on the Talley Board as Independent Directors. See ("SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS -- The Sub Designees" and "-- The Independent Directors").

OPTIONS; EMPLOYEE BENEFITS; SEVERANCE AND OTHER AGREEMENTS.

         On December 9, 1997, the Board of Directors of Talley adopted resolutions to adjust the terms of all outstanding stock options to provide that, at the Effective Time, each stock option, whether vested or not, outstanding immediately prior to the Effective Time be canceled in exchange for a cash payment by Talley of an amount equal to (i) the excess, if any, of (x) the price per Share to be paid pursuant to the Offer over (y) the exercise price per Share subject to such stock option, multiplied by (ii) the number of Shares for which such stock option shall not theretofore have been exercised. The stock plans shall terminate as of the Effective Time, and the provisions in any other benefit plan providing for the potential issuance, transfer or grant of any capital stock of Talley or any Subsidiary or any interest in respect of any capital stock of Talley or any Subsidiary shall be deleted as of the Effective Time, and Talley shall ensure that following the Effective Time no holder of a stock option or any participant in the stock plans or other benefit plan shall have any right thereunder to acquire any capital stock of Talley or any Subsidiary or the Surviving Corporation.

         Carpenter has agreed to honor or cause Sub to honor, in accordance with their respective terms, all existing employment, severance, consulting or other compensation agreements, plans or contracts between Talley or any Subsidiary of Talley and any officer, director or employee of Talley or any Subsidiary of Talley. For the one-year period immediately following the Effective Time, Carpenter shall cause Talley to provide such benefit plans, programs and arrangements that are no less favorable in the aggregate than the existing benefit plans.

         Talley entered into an employment contract dated as of August 11, 1997, with Admiral Paul L. Foster whereby Admiral Foster agreed to serve as Chief Executive Officer and Chairman of the Board of Directors of Talley for a one year term which commenced on June 9, 1997. The contract permits the Company to terminate his services at any time upon one months' notice. Such termination entitles Admiral Foster to a lump sum payment equal to the balance of his base salary and certain health benefits and life and long-term disability insurance coverage through June 9, 1998. The base salary payable to Admiral Foster under his employment contract is $400,000. In addition, Talley will provide to, unless earlier terminated, Admiral Foster certain health benefits and life and long-term disability insurance coverage through August 31, 1998. On December 9, 1997, Admiral Foster resigned as Chief Executive Officer and Chairman of the Board of Talley. However, Admiral Foster continues to serve as a consultant to Talley under the same employment contract.

                    CERTAIN TAX CONSEQUENCES TO STOCKHOLDERS

The following is a summary of certain United States federal income tax consequences of the Merger to beneficial owners of Shares whose Shares are converted to cash in the Merger. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to beneficial owners of Shares. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change. The discussion applies only to beneficial owners of Shares in whose hands Shares are capital assets within the meaning of Section 1221 of the Code, and may not apply to Shares received pursuant to the exercise of employee stock options or otherwise as compensation, or to certain types of beneficial owners of Shares (such as insurance companies, tax-exempt organizations and broker-dealers) who may be subject to special rules. This discussion does not discuss the federal income tax consequences to a beneficial owner of Shares who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state or local tax laws.

         BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH BENEFICIAL OWNER OF SHARES SHOULD CONSULT SUCH BENEFICIAL OWNER'S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH

BENEFICIAL OWNER AND THE PARTICULAR TAX EFFECTS TO SUCH BENEFICIAL OWNER OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

         The receipt of cash for Shares pursuant to the Merger will be a taxable transaction for federal income tax purposes, and may also be a taxable transaction under applicable state, local, foreign income or other tax laws. In general, for federal income tax purposes, a beneficial owner of Shares will recognize capital gain or loss equal to the difference between the beneficial owner's adjusted tax basis in the Shares converted to cash in the Merger and the amount of cash received therefor. Gain or loss must be determined separately for each block of Shares (i.e., Shares acquired at the same cost in a single transaction) converted to cash in the Merger.

         Under recently enacted changes to the Code, net capital gain recognized by individuals, estates and trusts from the sale of property held more than 18 months will generally be taxed at a maximum rate of 20% for federal income tax purposes (or 10% if the capital gain would be taxed at only a 15% rate if it were treated as ordinary income). Net capital gain from the sale of property held for more than one year but not more than 18 months is taxed at a maximum rate of 28%. There are limitations on the deductibility of capital losses.

         Payments in connection with the Merger may be subject to "backup withholding" at a rate of 31%, unless a beneficial owner of Shares (i) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact or (ii) provides a correct TIN to the payor, and otherwise complies with applicable requirements of the backup withholding rules. A beneficial owner who does not provide a correct TIN may be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the beneficial owner's federal income tax liability. Each beneficial owner of Shares should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption. Those who convert their Shares into cash in the Merger may prevent backup withholding by completing a Substitute Form W-9 and submitting it to the disbursing agent for the Merger.

         Carpenter will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of Shares such amounts as Carpenter is required to deduct and withhold with respect to the making of such payment. To the extent that amounts are so withheld by Carpenter, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Carpenter.

                    SELECTED FINANCIAL INFORMATION OF TALLEY

         Set forth below is certain selected consolidated financial data with respect to Talley for the five fiscal years ended December 31, 1996, excerpted or derived from the audited financial statements of Talley contained in Talley's Annual Reports on Form 10-K for the fiscal years then ended, as filed with the Securities and Exchange Commission (the "Commission"). The selected consolidated financial data of Talley for the nine months ended September 30, 1997 and 1996 have been taken or derived from the unaudited consolidated financial statements of Talley contained in Talley's Quarterly Reports on Form 10-Q for such fiscal periods as filed with the Commission. More comprehensive financial information is included in such reports and other documents filed by Talley with the Commission, and the following summary is qualified in its entirety by reference to such reports and such other documents and all the financial information (including any related notes) contained therein. Such reports and other documents should be available for inspection and copies thereof should be obtainable in the manner set forth under "Additional Information."

                             TALLEY INDUSTRIES, INC.
                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
               (in thousands of dollars, except per share amounts)


                                                         For the Year Ended December 31


                                               1996        1995        1994         1993         1992
                                             ---------    --------   ---------    ---------    ---------
INCOME STATEMENT DATA:
Total Revenues ...........................   $ 502,698    $385,286   $ 327,760    $ 324,200    $ 320,718
Cost and expenses ........................     460,958     346,018     297,492      298,704      305,533
Earnings (loss) before income taxes and
extraordinary gains (loss) ...............      32,629       6,973        (799)      (3,226)     (19,151)
Income tax provision (benefit) ...........       1,836       3,418      (4,305)       2,768       (1,947)
Earnings (loss) before extraordinary gains      30,793       3,555       3,506       (5,994)     (17,204)
(loss)
Extraordinary gains (loss), net of income
taxes ....................................     (12,052)     14,409          --         (504)       2,637
Net earnings (loss) ......................      18,741      17,964       3,506       (6,498)     (14,567)
Net earnings (loss) per common share .....         .40        1.28         .13         (.90)       (1.82)
Weighted average number of common
shares outstanding .......................      13,913      14,001      10,412        9,676        9,189

BALANCE SHEET DATA:
Working capital ..........................   $ 106,465    $ 95,402   $  54,229    $  63,778    $  59,888
Total assets .............................     280,385     372,599     369,903      382,438      363,822
Total liabilities ........................     205,899     314,265     329,737      345,896      323,041
Long-term debt (including long-term
realty debt) .............................     123,185     235,716     226,011      243,115      229,756
Stockholders' equity .....................      74,486      58,334      40,166       36,542       40,781
Book value per common share ..............        4.05        1.44       (0.17)       (0.31)         .34

                             TALLEY INDUSTRIES, INC.
                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
               (in thousands of dollars, except per share amounts)
                                   (UNAUDITED)


                                               Nine       Nine
                                              Months     Months
                                              Ended      Ended
                                             09/30/97   09/30/96
                                             --------   --------
INCOME STATEMENT DATA:
Total Revenues ...........................   264,176    391,869
Cost and expenses ........................   246,193    354,418
Earnings before income taxes and
extraordinary loss .......................     7,393     30,972
Income tax provision .....................       469      1,575
Earnings before extraordinary gains (loss)     6,924     29,397
Extraordinary loss, net of income
 taxes ...................................        --     (1,642)
Net earnings .............................     6,924     27,755
Net earnings per common share ............       .45       1.03
Weighted average number of common
shares outstanding .......................    15,246     15,202

BALANCE SHEET DATA:
Working Capital ..........................   105,657    117,172
Total assets .............................   278,642    402,076
Total liabilities ........................   201,559    312,337
Long-term debt (including long-term
realty debt) .............................   122,946    129,931
Stockholders' equity .....................    77,083     89,739
Book value per common share ..............      4.38       4.73


                                   LITIGATION

         On September 26, 1997, Talley and certain of its directors were named as defendants in a purported class action filed on behalf of the stockholders of Talley in the Chancery Court of Delaware (the "Original Stockholders Actions"). The complaints in the Original Stockholder Actions alleged breach of fiduciary duty on the part of the Board of Directors arising out of execution of the Merger Agreement and sought declaratory and injunctive relief barring defendants and their counsel, agents, employees and all persons acting under, in concert with, or for them, from proceeding with, consummating, or closing the Offer and the Merger, as well as damages in an unspecified amount. A copy of the complaint was filed as Exhibit g(1) to Carpenter's Tender Offer Statement on Schedule 14D-1, dated October 2, 1997, (the "Schedule 14D-1"), and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference thereto.

         On October 8, 1997, the complaints in the Original Stockholder Actions were amended to add Brickell Partners as a newly named plaintiff and Sub and Carpenter as additional defendants (the "Amended Complaint"). This Amended Complaint alleged breach of fiduciary duty on the part of the Board of Directors arising out of execution of the Merger Agreement and failure to disclose material information in the Schedule 14D-1 and Schedule 14D-9, dated October 2, 1997, as filed with the Commission by Talley (the "Schedule 14D-9"), and sought declaratory and injunctive relief barring defendants and their counsel, agents, employees and all persons acting under, in concert with, or for them, from proceeding with, consummating, or closing the Offer and the Merger, as well as damages in an unspecified amount.

         Subsequent to the filing of the Original Stockholder Action, four other purported class action complaints (collectively, the "Subsequent Actions") were filed against Talley and certain of its directors on behalf of the stockholders of Talley in the Chancery Court of Delaware.

         On October 16, 1997, with respect to all the filed actions (including the Amended Complaint and the Subsequent Actions), counsel for the plaintiffs entered into a Memorandum of Understanding, dated October 16, 1997 (the "MOU"), with counsel for the defendants providing for a proposed settlement of all such actions. The MOU provides, among other things: (i) that Talley supplement the disclosure contained in the Schedule 14D-9 which supplement was completed on October 17, 1997 as Amendment No. 3 to the Schedule 14D-9; (ii) that Sub proceed with the Offer, the Merger and all other transactions contemplated by the Merger Agreement without further application for injunctive relief by plaintiffs; (iii) that plaintiffs withdraw their motion for a preliminary injunction promptly upon the execution of the MOU; (iv) that Talley bear the cost of notice to stockholders in connection with the settlement of the stockholder actions and the settlement hearing; (v) that the parties attempt in good faith to agree upon and execute an appropriate stipulation of settlement and any other documentation required for court approval of the settlement of the actions upon the terms set forth in the MOU; (vi) that the stipulation expressly provide that (a) the defendants have denied, and continue to deny, that any of them have committed or aided or abetted in the commission of any violation of law, and that they are entering into a stipulation of settlement solely because the proposed settlement would eliminate the burden and expense of further litigation and (b) the plaintiffs thereby release the defendants and any of their affiliates or other representatives, whether under state or federal law, and whether directly, representatively or in any other capacity, excluding statutory appraisal rights, in connection with, or that arise out of the subject matter of the stockholder actions, the Offer, the Merger, the negotiation and consideration of the Merger, and the fiduciary or disclosure obligations of any of the defendants (or persons to be released) with respect to the foregoing; (vii) that consummation of the settlement is contingent upon an appropriate stipulation of settlement, final court approval and dismissal of the action with prejudice, with each party bearing its own costs; (viii) that plaintiffs petition (and defendants consent solely in connection with the settlement) the court for certification as a class, consisting of all the stockholders of Talley from September 26, 1997 to the Record Date; (ix) that the settlement is conditioned upon the satisfactory completion of confirmatory discovery and upon consummation of the Merger; and
(x) that the settlement contemplated by the MOU not be binding upon any party until an appropriate stipulation of settlement has been signed and final court approval of the settlement and the dismissal of the action with prejudice, with each party bearing its own costs (except as provided in the MOU). In addition, the parties have agreed in the MOU that plaintiffs' counsel in the Original Stockholder Actions and the Subsequent Actions will apply to the Delaware court for an award of attorneys' fees and disbursements in an amount not to exceed $330,000. Defendants have agreed not to oppose such application and Talley will pay plaintiffs' counsel the amounts awarded by the court. The MOU has been filed as (g)(3) to the Schedule 14D-1 and is incorporated herein by reference, and the foregoing summary of the MOU is qualified in its entirety by reference thereto.

                      PRICE RANGE OF THE SHARES; DIVIDENDS.

         The Common Shares and Series B Preferred Shares are listed and traded on the NYSE under the symbols "TAL" and "TALB", respectively. The Series A Preferred Shares are traded occasionally in the over-the-counter market. The following tables set forth, for the quarters indicated, the high and low sales prices for the Common Shares and Series B Preferred Shares on the NYSE as reported by Talley's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Annual Report") with respect to periods occurring in 1995 and 1996 and as reported by the Dow Jones News Service thereafter, and the amount of cash dividends paid or declared per share for each quarter based on publicly available sources.

COMMON SHARES (TAL)                     High             Low       Cash Dividends
-------------------                     ----             ---       --------------
YEAR ENDED DECEMBER 31, 1995:
First Quarter ..................       $10.25           $7.38          $0.00
Second Quarter .................        11.00            7.50           0.00
Third Quarter ..................         9.75            7.63           0.00
Fourth Quarter .................         9.25            7.63           0.00

YEAR ENDED DECEMBER 31, 1996:
First Quarter ..................         8.63            6.75           0.00
Second Quarter .................         9.13            6.50           0.00
Third Quarter ..................         9.38            7.25           0.00
Fourth Quarter .................         8.00            6.63           0.00

YEAR ENDED DECEMBER 31, 1997:
First Quarter ..................         9.75            7.38           0.00
Second Quarter .................         9.38            7.13           0.00
Third Quarter ..................        13.00            7.81           0.00
Fourth Quarter .................        13.00           10.875          0.00


SERIES B PREFERRED SHARES (TALB)
--------------------------------
                                        High            Low        Cash Dividends
                                        ----            ---        --------------
YEAR ENDED DECEMBER 31, 1995:
First Quarter ..................       $15.50          $12.50          $0.00
Second Quarter .................        17.13           13.50           0.00
Third Quarter ..................        16.50           14.50           0.00
Fourth Quarter .................        16.50           12.88           0.00

YEAR ENDED DECEMBER 31, 1996:
First Quarter ..................        17.75           15.75           0.00
Second Quarter .................        21.00           16.25           0.00
Third Quarter ..................        20.75           18.25           0.00
Fourth Quarter .................        20.00           13.25           5.50(1)

YEAR ENDED DECEMBER 31, 1997:
First Quarter ..................        16.63           13.88           0.25
Second Quarter .................        16.38           14.00           0.25
Third Quarter ..................        18.00           15.69           0.25
Fourth Quarter .................        16.875          15.438          0.25

         In December 1996 Talley paid a dividend arrearage on its Series A Preferred Shares of $6.05 per share. Talley paid further cash dividends on its Series A Preferred Shares of $0.275 per share in March 1997, June 1997, September 1997 and December 1997.

         On August 6, 1997, the last full trading day prior to the date that Carpenter sent a letter to Talley expressing interest in acquiring Talley, the closing sale price reported on the NYSE was $8.56 per Common Share and $15.94 per Series B Preferred Share. On September 25, 1997, the last full trading day prior to announcement

--------
(1) In December 1996 Talley paid a dividend arrearage on its Series B Preferred Shares of $5.50 per share.

of the Offer, the closing sale price reported on the NYSE was $11.44 per Common Share and $17.63 per Series B Preferred Share. On October 1, 1997, the last full trading day before commencement of the Offer, the closing sale price reported on the NYSE was $12.25 per Common Share and $16.50 per Series B Preferred Share. On January 14, 1998, the record date, the closing sale price reported on the NYSE was $11.875 per Common Share and on January 7, 1998, the last date with trading activity, the closing sale price reported on the NYSE was $15.625 per Series B Preferred Share. STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SHARES.

         Pursuant to the Merger Agreement, the Company has agreed not to declare, set aside, make or pay any dividend or other distribution, other than regular quarterly dividends consistent with past practice, in an amount not to exceed $.275 per share with respect to the Series A Preferred Shares and $.25 per share with respect to the Series B Preferred Shares.

          SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth information as of January 14, 1998, the record date, regarding the only persons known to Talley to own beneficially more than five percent of the total number of the outstanding shares of any class (or series of the Preferred Shares) of Talley's voting securities:

                                                                                      Amount and Nature
     Title of                                                                           of Beneficial          Percent of
   Class/Series      Name and Address of Beneficial Owner                                 Ownership(1)        Class/Series
   ------------      ------------------------------------                                 ------------        ------------
     Series A        Carpenter Technology Corporation..........................               12,509              90.7%
                     101 West Bern Street
                     Reading, Pennsylvania 19612-4662

     Series B        Carpenter Technology Corporation..........................              499,038              66.6%

      Common         Carpenter Technology Corporation .........................           10,750,721              75.7%
      Shares

                     Saad A. Alissa............................................            1,227,800(2)           8.70%
                       P.O. Box 192
                       Alkhobar 81962
                       Saudi Arabia

--------
(1) In presenting the information set forth in this table and the notes thereto, Talley has relied in part upon statements of the persons or entities named therein filed with the SEC pursuant to Section 13(d) or 13(g) of then Exchange Act. For purposes of this table, Preferred Shares have not been deemed converted to Common Shares in calculating the beneficial ownership of Common Shares. Unless otherwise noted below, each beneficial owner has sole investment and voting power with respect to the shares listed, subject to community property laws where applicable.

(2) Mr. Alissa is the beneficial owner of 1,227,800 shares of Common Stock. This amount includes 450,000 Common Shares owned by General Investors Limited ("GIL"), which is wholly owned by Mr. Alissa and 743,800 Common Shares owned by Financial Investors Limited ("FIL"), which is wholly owned by Abdullatif Ali Alissa, Est. (the "Establishment"). Mr. Alissa is President of the Establishment. The Establishment, Mr. Alissa and FIL share the investment and voting power of the 743,800 Common Shares owned by FIL. Mr. Alissa and GIL share the investment and voting power of the 450,000 Common Shares owned by GIL. The foregoing information is based solely upon the filings made by Mr. Alissa and his various affiliated entities with the SEC under Section 13 of the Exchange Act.

         The following table sets forth information regarding the beneficial ownership of Talley's voting securities by the directors of Talley, by each of the Sub Designees (as defined below), by certain executive officers and by all directors and executive officers of Talley as a group.

                                                             NUMBER             PERCENT
NAME OF BENEFICIAL OWNER                                  OF SHARES OF       OF SHARES OF
------------------------                                  ------------       ------------
                                                          COMMON STOCK       COMMON STOCK
                                                          ------------       ------------
Current Directors:
Edward B. Bruno ...................................             --                *
Robert W. Cardy ...................................             --                *
G. Walton Cottrell ................................             --                *
Dennis M. Draeger .................................             --                *
Paul L. Foster ....................................          2,000                *
Robert W. Lodge ...................................             --                *
Joseph A. Orlando .................................          2,000                *
John W. Stodder ...................................          2,000                *
David Victor ......................................          2,000                *
John R. Welty .....................................             --                *


Named Executive Officers Who Are Not Also
Directors or Sub Designees:

Jack C. Crim ......................................             --                --
Mark S. Dickerson .................................             --                --
Kenneth May .......................................             --                --
Daniel R. Mullen ..................................             --                --


All Directors and Executive Officers as a group(14)             --                *

-----------------------------------
*Less than 1%.

THE SUB DESIGNEES.

         On December 9, 1997, Robert T. Craig, Jack C. Crim, Alex Stamatakis, Donald J. Ulrich and Fred Israel resigned from the Board of Directors. Pursuant to the Merger Agreement on December 9, 1997, the persons set forth below, who were designated as Sub's designees (the "Sub Designees"), were elected to the Board of Directors to fill the vacancies created thereby.

         Set forth below are the name, present principal occupation and the material positions and occupations within the past five years for each of the persons who were elected to the Board of Directors as the Sub Designees. The Board of Directors is currently fixed at ten members. Unless otherwise indicated, the business address for each individual listed below is 101 West Bern Street, Reading, Pennsylvania 19612. Each of the individuals listed below is a citizen of the United States.

                                      PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT,               DIRECTOR
         NAME                      MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS             SINCE
         ----                      --------------------------------------------------             -----
Edward B. Bruno     Controller of Carpenter, 1975 to present.                                     1997

Robert W. Cardy     Chairman of the Board and Chief Executive Officer of Talley, December         1997
                    1997 to present; Chairman of the Board of Carpenter, 1992 to present;
                    President and Chief Executive Officer of Carpenter, 1992 to present;
                    President and Chief Operating Officer of Carpenter, 1990 to 1992;
                    Director of Carpenter, 1990 to present.

G. Walton Cottrell  Senior Vice President-Finance and Chief Financial Officer of Carpenter,       1997
                    1993 to present; Vice President-Finance and Chief Financial Officer of
                    Carpenter, 1989 to 1993.

Dennis M. Draeger   Senior Vice President-Steel Operations of Carpenter, 1996 to present;         1997
                    President of Worldwide Floor Products Operations, Armstrong World
                    Industries, Inc. from 1994 to 1996; Group Vice President, Floor Products
                    Operations, Armstrong World Industries, Inc. from 1988 to 1993; Director of Carpenter from 1992 to 1996.


Robert W. Lodge     Vice President-Human Resources of Carpenter, 1991 to present.                 1997

John R. Welty       Vice President, General Counsel and Secretary of Carpenter, 1993 to           1997
                    present; General Counsel and Secretary of Carpenter, 1992 to 1993;
                    General Counsel and Assistant Secretary of Carpenter, 1991 to 1992.

THE INDEPENDENT DIRECTORS.

         The Merger Agreement provides that in the event that Sub's Designees are elected to the Board of Directors of Talley, until the Effective Time the Board shall have at least three directors who are directors on the date of the Merger Agreement and who are not officers or affiliates of Talley; and provides further, that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of the Merger Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who shall not be officers or affiliates of Talley, or officers or affiliates of Carpenter or any of their respective subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of the Merger Agreement.

         The names of the Independent Directors are set forth below as well as each member's principal occupation, business experience and the period during which each has served as a director of Talley.

                                     PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT,                 DIRECTOR
         NAME                     MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS               SINCE
         ----                     --------------------------------------------------               -----
Paul L. Foster     Chairman of the Board and Chief Executive Officer of Talley from June           1992
                   1997 to December 1997; Professor of Finance and former Dean, College of Business Administration, Saint Joseph's University, Philadelphia,
                   Pennsylvania; a director of Wheeling Jesuit College, Wheeling, West
                   Virginia; a member of the General Accounting Office Research,
                   Education and Advisory Committee; and retired Rear Admiral, United
                   States Navy.

Joseph A. Orlando  Independent financial consultant and former President of Whitehead              1992
                   Associates (venture capital, real estate, and securities investments).

John W. Stodder    Corporate finance and merger/acquisition consultant; manager of private         1970
                   investments; Vice Chairman, Emeritus of Josten's, Inc. (manufacturer of educational and motivational products); a director of Trans Leasing
                   International, Inc. (medical and office products leasing); and a director of Stevens International, Inc. (manufacturer of web-fed printing and packaging equipment and currency printing systems).

David Victor       Of Counsel, Osborn Maledon, P.A. (attorneys).  Prior to joining this law        1985
                   firm in May 1996, Mr. Victor had been a member of Meyer, Hendricks,
                   Victor, Ruffner & Bivens, P.L.C. since May 1995 (attorneys).  Prior to
                   May 1995, Mr. Victor was a member of Meyer, Hendricks, Victor,
                   Osborn & Maledon, P.A. (attorneys).

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Representatives of Price Waterhouse LLP are not expected to attend the Special Meeting.

                                  OTHER MATTERS

         Management of Talley knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting. However, if any other matters are properly brought before such Special Meeting, the persons named in the enclosed proxy or their substitutes will vote the proxies in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the proxy.

                             ADDITIONAL INFORMATION

         Attached to this Proxy Statement is a copy of Talley's 1996 10-K (without exhibits) and Talley's 10-Q (without exhibits) for the quarter ended September 30, 1997. Talley is subject to the informational filing requirements of the Exchange Act and in accordance therewith is obligated to file periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Information as of particular dates concerning Talley's directors and officers, their remuneration, options granted to them, the principal holders of the Company's securities and any material interest of such persons in transactions with Talley is required to be disclosed in such proxy statements and distributed to Talley's stockholders and filed with the Commission. Such reports, proxy statements and other information should be available for inspection at the public reference facilities of the Commission located in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at prescribed rates at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Such reports, proxy statements and other information may also be obtained at the Web site that the Commission maintains at http://www.sec.gov. Copies of this material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at 450

Fifth Street, N.W., Washington, D.C. 20549. In addition, such material should also be available for inspection at offices of the NYSE, 20 Broad Street, New York, New York 10005.

         All information contained in this Proxy Statement concerning Carpenter and its subsidiaries, including Sub, has been supplied by Carpenter and has not been independently verified by Talley. Except as otherwise indicated, all other information contained in this Proxy Statement has been supplied by Talley.

                                 OTHER MEETINGS

         To be brought before an annual meeting of Talley, Stockholder proposals must be timely received at the executive offices of Talley, and must meet the other requirements of the rules of the Commission relating to Stockholders proposals and of the Talley Bylaws. In the event the Merger is not consummated and Talley holds a 1998 Annual Meeting, Talley will so notify its Stockholders of such meeting, including the date by which Stockholder proposals must be received at Talley's executive offices in order to be considered for inclusion in the proxy materials related to such meeting.

Dated:  January 16, 1998

                                                                       EXHIBIT A

                                                         [EXECUTION COUNTERPART]




                          AGREEMENT AND PLAN OF MERGER

                                      among

                        CARPENTER TECHNOLOGY CORPORATION,

                             SCORE ACQUISITION CORP.

                                       and

                             TALLEY INDUSTRIES, INC.


                            Dated September 25, 1997

                                TABLE OF CONTENTS

                                                                                   Page

         ARTICLE 1         THE OFFER................................................  1
                  SECTION 1.1  The Offer............................................  1
                  SECTION 1.2  Company Actions......................................  3

         ARTICLE 2         THE MERGER...............................................  6
                  SECTION 2.1  The Merger...........................................  6
                  SECTION 2.2  Effective Time.......................................  7
                  SECTION 2.3  Effects of the Merger................................  7
                  SECTION 2.4  Certificate of Incorporation and Bylaws..............  7
                  SECTION 2.5  Directors and Officers...............................  7
                  SECTION 2.6  Conversion of Shares.................................  8
                  SECTION 2.7  Dissenting Shares....................................  8
                  SECTION 2.8  Payments for Shares..................................  9

         ARTICLE 3         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND ACQUISITION SUB............................ 10
                  SECTION 3.1  Organization and Qualification....................... 10
                  SECTION 3.2  Authority Relating to this Agreement................. 11
                  SECTION 3.3  Information Supplied................................. 11
                  SECTION 3.4  Consents and Approvals; No Violation................. 12
                  SECTION 3.5  Financing............................................ 12

         ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF THE COMPANY............ 13
                  SECTION 4.1  Organization and Qualification....................... 13
                  SECTION 4.2  Capitalization....................................... 14
                  SECTION 4.3  Authority Relative to this Agreement................. 15
                  SECTION 4.4  Absence of Certain Changes........................... 16
                  SECTION 4.5  Reports.............................................. 17
                  SECTION 4.6  Proxy Statement...................................... 17
                  SECTION 4.7  Consents and Approvals; No Violation................. 18
                  SECTION 4.8  Fees and Commissions................................. 18
                  SECTION 4.9  Information Supplied................................. 19
                  SECTION 4.10  Litigation.......................................... 19
                  SECTION 4.11  Patents and Other Proprietary Rights................ 19
                  SECTION 4.12  Benefit Plans; ERISA Compliance..................... 20
                  SECTION 4.13  Taxes............................................... 23
                  SECTION 4.14  Compliance with Applicable Laws..................... 25
                  SECTION 4.15  State Takeover Statutes............................. 28
                  SECTION 4.16  Labor Matters....................................... 28
                  SECTION 4.17  Undisclosed Liabilities............................. 28
                  SECTION 4.18  Certain Agreements.................................. 28
                  SECTION 4.19  Amendment of Rights Agreement....................... 28

         ARTICLE 5         COVENANTS................................................ 29
                  SECTION 5.1  Conduct of Business of the Company................... 29
                  SECTION 5.2  No Solicitation...................................... 31
                  SECTION 5.3  Access to Information................................ 33
                  SECTION 5.4  Reasonable Best Efforts.............................. 33
                  SECTION 5.5  Indemnification, Exculpation and Insurance..........  34
                  SECTION 5.6  Stock Options; Employee Plans and Benefits
                               and Employment Contracts............................. 35
                  SECTION 5.7  Meeting of the Company's Stockholders................ 37
                  SECTION 5.8  Public Announcements................................. 38
                  SECTION 5.9  Stockholder Litigation............................... 38
                  SECTION 5.10  Rights Agreement.................................... 38

         ARTICLE 6         CONDITIONS TO CONSUMMATION OF MERGER..................... 38
                  SECTION 6.1  Conditions to Each Party's Obligation to
                               Effect the Merger.................................... 38
                  SECTION 7.1  Termination.......................................... 39
                  SECTION 7.2  Effect of Termination................................ 40
                  SECTION 7.3  Termination Fee...................................... 40
                  SECTION 7.4  Amendment............................................ 40
                  SECTION 7.5  Extension; Waiver.................................... 41
                  SECTION 7.6  Procedure for Termination, Amendment,
                               Extension or Waiver.................................. 41
                  SECTION 7.7  Concurrence of Independent Directors................. 41

         ARTICLE 8         MISCELLANEOUS............................................ 41
                  SECTION 8.1  Non-Survival of Representations and Warranties....... 41
                  SECTION 8.2  Entire Agreement; Assignment......................... 42
                  SECTION 8.3  Validity............................................. 42
                  SECTION 8.4  Notices.............................................. 42
                  SECTION 8.5  Governing Law........................................ 44
                  SECTION 8.6  Jurisdiction......................................... 44
                  Section 8.7  Descriptive Headings................................. 44
                  SECTION 8.8  Parties in Interest.................................. 44
                  SECTION 8.9  Counterparts......................................... 44
                  SECTION 8.10  Fees and Expenses................................... 44
                  SECTION 8.11  Certain Definitions................................. 45
                  SECTION 8.12  Performance by Acquisition Sub...................... 46

DISCLOSURE SCHEDULES

         4.1(b)            Subsidiaries
         4.2               Capitalization
         4.4               Absence of Certain Changes
         4.7               Consents and Approvals; No Violation
         4.10              Litigation
         4.11              Intellectual Property Rights
         4.12              Benefits
         4.13              Taxes
         4.16              Labor Matters
         4.18              Covenants Not to Compete
         5.6(d)            Agreements with Current and Former Officers and
                           Directors

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated September 25, 1997, among CARPENTER TECHNOLOGY CORPORATION, a Delaware corporation ("Parent"), SCORE ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub"), and TALLEY INDUSTRIES, INC., a Delaware corporation (the "Company").

                  The respective Boards of Directors of Parent, Acquisition Sub and the Company have each determined that it is advisable, on the terms and subject to the conditions of this Agreement, (i) for a wholly-owned subsidiary of Parent to commence a cash tender offer to purchase all outstanding shares of Series A Convertible Preferred Stock ("Series A Preferred Shares"), Series B $1 Cumulative Convertible Preferred Stock ("Series B Preferred Shares and together with the Series A Preferred Shares, "Preferred Shares") and Common Stock, par value $1 per share, of the Company ("Common Shares" and together with the Preferred Shares, "Shares") and (ii) following the cash tender offer, to merge Acquisition Sub with and into the Company.

                  In consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, Parent, Acquisition Sub and the Company hereby agree as follows:

                                    ARTICLE 1

                                    THE OFFER

                  SECTION 1.1  The Offer.

                           (a)      As promptly as practicable but in no event
later than the fifth business day after the public announcement of the execution of this Agreement, Parent shall cause Acquisition Sub to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), and Acquisition Sub shall commence, an offer (as amended or supplemented in accordance with this Agreement, the "Offer") to purchase for cash all issued and outstanding Shares at a price of $11.70 per Series A Preferred Share, $16.00 per Series B Preferred Share and $12.00 per Common Share net to the seller in cash (such prices, or such higher prices per Share as may be paid in the Offer, being referred to as the "Offer Prices"). The obligation of Acquisition Sub, and of Parent to cause Acquisition Sub, to consummate the Offer, to accept for payment and to pay for any Shares tendered shall be subject to only those conditions set forth in Annex A hereto (any of which may be waived by Acquisition Sub in its sole discretion; provided that, without the consent of the Company, Acquisition Sub shall not waive the Minimum Tender Condition (as defined in Annex A)).

(b) As soon as practicable on the date of commencement of the Offer, Parent and Acquisition Sub shall file with the Securities and Exchange Commission (the "SEC") with respect to the Offer a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1"), which will comply in all material respects with the provisions of applicable federal securities laws and will contain the offer to purchase relating to the Offer (the "Offer to Purchase") and forms of related letters of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). Parent will deliver copies of the proposed forms of the
Schedule 14D-1 and the Offer Documents (as well as any change thereto) to the Company within a reasonable time prior to the commencement of the Offer for prompt review and comment by the Company and its counsel. Parent will provide the Company and its counsel in writing any comments that Acquisition Sub, Parent or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof. Parent and Acquisition Sub represent that the Schedule 14D-1 and the Offer Documents (including any amendments or supplements thereto) (i) shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and (ii) shall not, in the case of the Schedule 14D-1 at the time filed with the SEC and at the time the Offer is consummated and in the case of the Offer Documents when first published, sent or given to the stockholders of the Company and at the time the Offer is consummated, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that Parent and Acquisition Sub make no covenant, representation or warranty as to any of the information relating to and supplied by the Company in writing specifically for inclusion in the Schedule 14D-1 or the Offer Documents (including any amendments or supplements thereto). Parent and Acquisition Sub shall promptly correct any information in the Schedule 14D-1 or the Offer Documents that shall have become false or misleading in any material respect and take all steps necessary to cause such Schedule 14D-1 or Offer Documents as so corrected to be filed with the SEC and disseminated to the stockholders of the Company, as and to the extent required by applicable law. Parent and Acquisition Sub will provide copies of any amendments or supplements to the Offer

Documents or the Schedule 14D-1 prior to any filing of such amendments or supplements with the SEC in order to provide the Company and its counsel with a reasonable opportunity to review and comment.

                           (c)      Each of Parent and Acquisition Sub expressly
reserves the right to modify the terms of the Offer, except that neither Parent nor Acquisition Sub shall, without the prior written consent of the Company, decrease the consideration payable in the Offer, change the form of consideration payable in the Offer, decrease the number of Shares sought pursuant to the Offer, change or modify the conditions to the Offer in a manner adverse to the Company or holders of Shares, impose additional conditions to the Offer, waive the Minimum Tender Condition, or amend any term of the Offer in any manner adverse to the Company or holders of Shares. Notwithstanding the foregoing, Acquisition Sub, without the consent of the Company, (i) shall extend the Offer, if at the then scheduled expiration date of the Offer any of the conditions to Acquisition Sub's obligation to accept for payment and pay for Shares shall not have been satisfied, until such time as such condition is satisfied or waived, if such condition may in the reasonable judgment of Acquisition Sub be satisfied in a time period reasonable for such satisfaction,
(ii) may, if any such condition is not waived, extend the Offer until such condition is waived, (iii) may extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (iv) may extend the Offer on one or more occasions for an aggregate period of not more than five business days if the Minimum Tender Condition has been satisfied and there has theretofore been validly tendered and not withdrawn Shares representing at least 70% but less than 90% of each class of the outstanding Shares (on a fully diluted basis).

                           (d)      Parent will provide or cause to be provided
to Acquisition Sub on a timely basis the funds necessary to accept for payment, and pay for, Shares that Acquisition Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.


                  SECTION 1.2  Company Actions.

                           (a)      The Company hereby consents to the Offer and
represents that (i) its Board of Directors, at a meeting duly called and held, has duly and by the affirmative vote of at least 4/5ths of the duly elected, qualified and acting members of the

Board at the time of such meeting, adopted resolutions approving the Offer, the Merger (as defined in Section 2.1) and this Agreement, determining that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and recommending acceptance of the Offer and approval of the Merger and this Agreement by the stockholders of the Company and (ii) J. P. Morgan Securities Inc. ("JPMorgan") has delivered to the Company's Board of Directors its opinion that as of the date of this Agreement the cash consideration to be received by holders of the Common Shares for such Shares is fair to such holders from a financial point of view. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company's Board of Directors described in this Section.

                           (b)      The Company will file with the SEC on the
date of the commencement of the Offer a Solicitation/Recommendation Statement on
Schedule 14D-9 (the "Schedule 14D-9") containing such recommendations of the Board in favor of the Offer and the Merger, and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 promulgated under the Exchange Act. The Company will deliver the proposed forms of the Schedule 14D-9 and the exhibits thereto to Parent within a reasonable time prior to the commencement of the Offer for prompt review and comment by Parent and its counsel. Parent and its counsel shall be given a reasonable opportunity to review any amendments and supplements to the Schedule 14D-9 prior to their filing with the SEC or dissemination to stockholders of the Company. The Company will provide Parent and its counsel in writing any comments that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt thereof. The Company represents that the Schedule 14D-9, on the date filed with the SEC and on the date first published, sent or given to the stockholders of the Company, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall promptly correct any information in the
Schedule 14D-9 that shall have become false or misleading in any material respect and take all steps necessary to cause such Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the stockholders of the Company, as and to the extent required by applicable federal securities laws.

                           (c)      In connection with the Offer, the Company
shall furnish to, or cause to be furnished to, Parent mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date and shall furnish Parent with such information and assistance as Parent or its agents may reasonably request in communicating the Offer to the stockholders of the Company. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Acquisition Sub shall, and shall cause each of their affiliates to, hold the information contained in any of such labels and lists in confidence, use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, deliver to the Company all copies of such information or extracts therefrom then in their possession or under their control.

                           (d)      Promptly upon the acceptance for payment of
and payment for any Shares by Acquisition Sub, Acquisition Sub shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as will give Acquisition Sub, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors of the Company equal to the product of (i) the number of directors on the Board of Directors of the Company and (ii) the percentage that such number of votes represented by Shares so purchased bears to the number of votes represented by Shares outstanding, and the Company shall at such time, subject to applicable law, including applicable fiduciary duties, cause Acquisition Sub's designees to be so elected by its existing Board of Directors; provided, however, that in the event that Acquisition Sub's designees are elected to the Board of Directors of the Company, until the Effective Time such Board of Directors shall have at least three directors who are directors on the date of this Agreement and who are not officers or affiliates of the Company (the "Independent Directors"); and provided further, that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who shall not be officers or affiliates of the Company, or officers or affiliates of Parent or any of their respective subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable law, including applicable fiduciary duties, the

Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the information statement (the "Information Statement") containing the information required by Section 14(f) of the Exchange Act and Rule 14(f)-1 promulgated thereunder, and the Company shall make such mailing with the mailing of the Schedule 14D-9 (provided that Parent and Acquisition Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Acquisition Sub's designees). In connection with the foregoing, the Company will, subject to applicable law, including applicable fiduciary duties, promptly, at the option of Parent, either increase the size of the Company's Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable Acquisition Sub's designees to be elected or appointed to the Company's Board of Directors as provided above.


                                    ARTICLE 2

                                   THE MERGER

                  SECTION 2.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Delaware General Corporation Law (the "DGCL"), Acquisition Sub shall be merged with and into the Company (the "Merger") as soon as practicable following the satisfaction or waiver of the conditions set forth in Article 7. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name "Score" and shall continue its existence under the laws of the State of Delaware, and the separate corporate existence of Acquisition Sub shall cease. At the election of Parent, and subject to the execution of an appropriate amendment to this Agreement, any direct or indirect wholly owned subsidiary of Parent may be substituted for Acquisition Sub as a constituent corporation in the Merger. Notwithstanding this Section 2.1, Parent may elect at any time prior to the fifth business day immediately preceding the date on which the notice of the meeting of stockholders of the Company to consider approval of the Merger and this Agreement (the "Meeting") is first given to the Company's stockholders that instead of merging Acquisition Sub into the Company as hereinabove provided, to merge the Company into Acquisition Sub or another direct or indirect wholly-owned subsidiary of Parent; provided, however, that the Company shall not be deemed to have breached any of its representations, warranties or covenants herein solely by reason of such election. In such event the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing and to provide that Acquisition Sub or such other subsidiary of Parent shall be the Surviving Corporation and shall continue under the name "Score".

                  SECTION 2.2 Effective Time. Upon the terms and subject to the conditions hereof, as soon as possible after consummation of the Offer and to the extent required by the DGCL after the vote of the stockholders of the Company in favor of the approval of the Merger and this Agreement has been obtained, the Merger shall be consummated by filing with the Secretary of State of the State of Delaware, as provided in the DGCL, a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") and the parties hereto shall make all other filings or recordings required under the DGCL (the later of the time of such filing or the time specified in the Certificate of Merger being the "Effective Time").

                  SECTION 2.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. As of the Effective Time, the Company, as the Surviving Corporation, shall be a wholly owned subsidiary of Parent.

                  SECTION 2.4  Certificate of Incorporation and Bylaws.

                           (a)      The Certificate of Incorporation of the
Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law.

                           (b)      The Bylaws of Acquisition Sub in effect at
the Effective Time shall be the Bylaws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law.

                  SECTION 2.5 Directors and Officers. The directors of Acquisition Sub and the officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their respective successors are duly elected and qualified, except that the President and Chief Executive Officer of Acquisition Sub will become the Chairman and Chief Executive Officer of the Surviving Corporation.

                  SECTION 2.6 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition Sub, the Company or the holders of any of the following securities:

                  (a) each Share held by the Company as treasury stock and each issued and outstanding Share owned by Parent, Acquisition Sub or any other subsidiary of Parent shall be cancelled and retired and no payment made with respect thereto;

                  (b) each issued and outstanding Share, other than those Shares referred to in Section 2.6(a) or Dissenting Shares (as defined in Section 2.7), shall be converted into the right to receive from the Surviving Corporation an amount of cash, without interest, equal to the respective Offer Price applicable to such Share (the "Merger Consideration"); and

                  (c) each common share, par value $1 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully-paid and nonassessable share of common stock, par value $1 per share, of the Surviving Corporation.

                  SECTION 2.7 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a "Dissenting Stockholder") who objects to the Merger and complies with all the provisions of Delaware law concerning the right of holders of Shares to require appraisal of their Shares ("Dissenting Shares") shall not be converted as described in Section 2.6(b) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Delaware. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any demands for appraisal of Shares received by the Company and
(ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

                  SECTION 2.8  Payments for Shares.

                  (a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as disbursing agent for the Merger (the "Disbursing Agent"). Parent will enter into a disbursing agent agreement with the Disbursing Agent, in form and substance reasonably acceptable to the Company, and shall deposit or cause to be deposited with the Disbursing Agent in trust for the benefit of the Company's stockholders cash at such times as shall be necessary to make the payments pursuant to
Section 2.6 to holders of Shares (such amounts being hereinafter referred to as the "Exchange Fund"). The Disbursing Agent shall, pursuant to irrevocable instructions, make the payments provided for in the preceding sentence out of the Exchange Fund. The Disbursing Agent shall invest portions of the Exchange Fund as Parent directs.

                  (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Disbursing Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates") a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Disbursing Agent) and instructions for use in effecting the surrender of the Certificate or payment therefor. Upon surrender to the Disbursing Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be paid in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate multiplied by the Merger Consideration, and such Certificate shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.8, each Certificate (other than Certificates representing Shares owned by Parent, Acquisition Sub or any other subsidiary of Parent or Dissenting Shares) shall represent for all purposes only the right to receive the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon.

                  (c) At and after the Effective Time, there shall be no transfers of Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash as provided in this Section 2.8.

                  (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company for six months after the Effective Time shall be repaid to the Surviving Corporation. Any stockholders of the Company who have not theretofore complied with Section 2.8 shall thereafter look only to Parent and the Surviving Corporation for payment of their claim for the Merger Consideration per Share, without any interest thereon.

                  (e) To the fullest extent permitted by applicable law, none of Parent, Acquisition Sub, the Company or the Disbursing Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND ACQUISITION SUB

                  Parent and Acquisition Sub represent and warrant to the Company as follows:

                  SECTION 3.1 Organization and Qualification. Each of Parent and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to carry on its business as it is now being conducted. Each of Parent and Acquisition Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not result in a material adverse effect on Parent or its ability to consummate the transactions contemplated by this Agreement.

                  SECTION 3.2 Authority Relating to this Agreement. Each of Parent and Acquisition Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Acquisition Sub of this Agreement and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Parent and Acquisition Sub, and the stockholder of Acquisition Sub, and no other corporate proceedings on the part of Parent or Acquisition Sub are necessary to authorize this Agreement, or commence the Offer or to consummate the transactions so contemplated by this Agreement (including the Offer). This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Acquisition Sub, enforceable against each of Parent and Acquisition Sub in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally.

                  SECTION 3.3 Information Supplied. None of the information supplied by Parent, Acquisition Sub and their respective affiliates specifically for inclusion in the Schedule 14D-9 or the Proxy Statement (as hereinafter defined), if required, shall, with respect to the Schedule 14D-9, at the time such Schedule is filed with the SEC or first published, sent or given to holders of Shares or the Offer is consummated or, with respect to the Proxy Statement, at the time the Proxy Statement is mailed or at the time of the Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The letter to stockholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, to be distributed to stockholders in connection with the Merger, or any schedule required to be filed with the SEC in connection therewith, are collectively referred to herein as the "Proxy Statement." If, at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors is discovered by Parent that should be set forth in a supplement to the Proxy Statement, Parent will promptly inform the Company.

                  SECTION 3.4 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent and Acquisition Sub nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or Bylaws of Parent or Acquisition Sub, (ii) require any consent, approval, order, authorization or permit of, or registration, declaration or filing with or notification to, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity") by Parent or Acquisition Sub, except (A) the filing of a premerger notification and report form by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), (B) pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, (C) the filing of the Certificate of Merger pursuant to the DGCL, (D) such consents, approvals, orders, authorizations, registrations and declarations as may be required under the law of any foreign country in which the Parent or any of its subsidiaries conducts any business or owns any assets, (F) such filings and approvals as may be required under the "blue sky", takeover or securities laws of various states, or (G) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not prevent or delay consummation of the Offer or the Merger or would not otherwise prevent Parent from performing its obligations under this Agreement; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not result in a material adverse effect on Parent; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their respective assets, except for violations which in the aggregate would not result in a material adverse effect on Parent.

                  SECTION 3.5 Financing. At each of (i) the time of acceptance for purchase by Acquisition Sub of Shares pursuant to the Offer and (ii) the Effective Time, Parent will have, and will make available to Acquisition Sub, the funds necessary to consummate the Offer and the Merger and the transactions contemplated thereby, and to pay related fees and expenses.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Acquisition Sub as follows:

                  SECTION 4.1  Organization and Qualification.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect.

                  (b) The only subsidiaries of the Company (collectively, "Subsidiaries") are those identified in Schedule 4.1(b). Each Subsidiary is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite corporate or other power to carry on its business as it is now being conducted, and each Subsidiary is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect. Except as disclosed on Schedule 4.1(b), all of the outstanding shares of capital stock of each Subsidiary have been validly issued and are fully paid and non-assessable and are owned by the Company, by another wholly-owned Subsidiary of the Company or by the Company and another such wholly-owned Subsidiary, free and clear of all pledges, claims, equities, options, liens, charges, rights of first refusal, "tag" or "drag" along rights, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock or other equity interests of the Subsidiaries or as otherwise specifically indicated in the SEC Documents (as defined in Section 4.5) or in

Schedule 4.1(b), the Company does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership, joint venture or other entity. The Company has made available to Parent complete and correct copies of its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") and Bylaws and the comparable charters and bylaws or other organizational documents of the Subsidiaries, in each case as amended to the date of this Agreement.

                  SECTION 4.2  Capitalization.

                  (a) The authorized capital stock of the Company consists of 20,000,000 Common Shares and 5,000,000 shares of Preferred Stock, par value $1 per share. All of the issued and outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights. As of September 19, 1997, 13,793 Series A Preferred Shares, 749,486 Series B Preferred Shares and 14,113,623 Common Shares were issued and outstanding and an aggregate of 1,622,050 Common Shares were reserved for issuance pursuant to the 1996 Comprehensive Stock Plan of Score Industries, Inc., the Company's 1978 and 1990 Stock Option Plans and the 1996 Non-Employee Director Stock Plan (collectively, the "Stock Plans"). Except as disclosed in
Schedule 4.2, such Common Shares reserved for issuance under the Stock Plans have not been issued and will not prior to the Effective Time be issued, and, except as disclosed in Schedule 4.2, no commitment has been or will be made for their issuance other than under stock options outstanding under the Stock Plans ("Stock Options") as of the date of this Agreement. Schedule 4.2 sets forth the exercise prices and number of Shares in respect of outstanding Stock Options under the Stock Plans. In addition, each outstanding Common Share has a Preferred Stock purchase right attached, allowing the holder upon the occurrence of certain events described in the Rights Agreement between the Company and ChaseMellon Shareholder Services L.L.C., as Rights Agent, relating to such rights (the "Rights"), as amended and restated on February 2, 1996 (the "Rights Agreement"), to purchase one one-hundredth of a share of Series C Junior Participating Preferred Stock at an exercise price of $32. No shares of such Series C Preferred Stock have been issued as of the date of this Agreement.

                  (b) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above or otherwise on Schedule 4.2, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of the Subsidiaries is a party or by which any of them is bound, obligating the Company or any of the Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of the Subsidiaries or obligating the Company or any of the Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as disclosed in Schedule 4.2, there are no outstanding contractual obligations of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire, or providing preemptive or registration rights with respect to, any shares of capital stock of the Company or any of the Subsidiaries. The Company and the Subsidiaries do not have outstanding any loans to any person in respect of the purchase of securities issued by the Company or any Subsidiary.

                  SECTION 4.3 Authority Relative to this Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (subject with respect to the Merger to approval of the Merger and this Agreement by the holders of a majority of the votes represented by the Shares). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized and approved by the affirmative vote of no fewer than 4/5ths of the duly elected, qualified and acting members of the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than (with respect to the Merger) the approval of this Agreement by the holders of a majority of the votes represented by the Shares, voting together as one class, and no separate vote of the Preferred Shares will be required for such approval. This Agreement has been duly and validly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of each of Parent and Acquisition Sub, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally.

                  SECTION 4.4 Absence of Certain Changes. Except as disclosed in the SEC Documents or in Schedule 4.4 or as contemplated by this Agreement, since June 30, 1997 until the commencement of the Offer, no event has occurred or will occur and no circumstances exist or will exist, and as of the date hereof the Company is not aware of any event or circumstances which may reasonably be likely to occur or exist, that would be reasonably likely to result in a Material Adverse Effect, except for general economic changes, changes that affect the industry of the Company or any Subsidiary generally, and changes in the Company's business after the date hereof attributable solely to actions taken by Parent or Acquisition Sub. Except as disclosed in the SEC Documents or in Schedule 4.4, since June 30, 1997, there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any Shares; (b) any entry into any agreement, commitment or transaction by the Company or any Subsidiary which is material to the Company and the Subsidiaries taken as a whole, except agreements, commitments or transactions in the ordinary course of business, (c) any split, combination or reclassification of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (d)(i) any granting by the Company or any of the Subsidiaries to any officer or key employee of the Company or any of the Subsidiaries of any increase in compensation, except in the ordinary course of business or as was required under employment agreements in effect as of the date of the most recent financial statements included in the SEC Documents or (ii) any entry by the Company or any Subsidiary into any employment, severance or termination agreement with any such officer or key employee or granting by the Company or any Subsidiary to any such officer or key employee of any increase in severance or termination pay, except (A) as was required under employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the SEC Documents or (B) as disclosed on Schedule 5.6(d) of the Disclosure Schedule, or (e) any damage, destruction or loss, whether or not covered by insurance, that has or would be reasonably likely to have a Material Adverse Effect or (f) any change in accounting methods, principles or practices by the Company or any Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

                  SECTION 4.5 Reports. Since January 1, 1995, the Company has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder (collectively, the "SEC Documents"), all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules promulgated thereunder. None of such forms, reports or documents required by the Exchange Act at the time filed, nor any of such forms, reports or documents required by the Securities Act as of the date of their effectiveness contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document filed and publicly available prior to the date hereof. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  SECTION 4.6 Proxy Statement. If a Proxy Statement is required for the consummation of the Merger under applicable law, the Proxy Statement will comply in all material respects with the Exchange Act, except that no representation is made by the Company with respect to information supplied by Parent or any affiliate of Parent specifically for inclusion in the Proxy Statement. None of the information supplied by the Company specifically for inclusion in the Proxy Statement shall, at the time the Proxy Statement is mailed or at the time of the Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 4.7 Consents and Approvals; No Violation. Except as set forth on Schedule 4.7, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or require any consent or approval by a party under or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets or the Company or any Subsidiary under (i) the Certificate of Incorporation or Bylaws of the Company or the comparable charter or organizational documents of any Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any Subsidiary or its respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a Material Adverse Effect. Except as set forth on
Schedule 4.7, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by the Company or any Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Company under the H-S-R Act, (ii) requirements under the Securities Act and the Exchange Act, (iii) the filing of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (iv) requirements under state environmental statutes or regulations and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect.

                  SECTION 4.8 Fees and Commissions. Except for those fees and expenses payable to JPMorgan pursuant to the letter agreement, dated July 23, 1997, no person is entitled to receive from the Company or any Subsidiary any investment banking, brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby. A copy of the aforementioned agreement has previously been delivered to Parent.

                  SECTION 4.9 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9 or (iii) the information to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement"), will, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9 and the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Acquisition Sub specifically for inclusion or incorporation by reference therein.

                  SECTION 4.10 Litigation. Except as disclosed in the SEC Documents or in Schedule 4.10 of the Disclosure Statement, as of the date hereof there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before any court or arbitrator or before or by any governmental body, agency or official that would be reasonably likely to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary having, or which is reasonably likely to have, a Material Adverse Effect.

                  SECTION 4.11 Patents and Other Proprietary Rights. To the Company's knowledge, except as disclosed in Schedule 4.11, the Company and Subsidiaries have rights to use, whether through ownership, licensing or otherwise, all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of which the Company is aware that are necessary for its business as now conducted (collectively, "Intellectual Property Rights"). Except as disclosed in Schedule 4.11, the Company and Subsidiaries have not assigned, hypothecated or otherwise encumbered any of the Intellectual Property Rights and none of the licenses included in the Intellectual Property Rights purport to grant sole or exclusive licenses to another entity or person, including, without limitation, sole or exclusive licenses limited to specific fields of use. To the Company's knowledge, except as disclosed in
Schedule 4.11, the patents owned by the Company and Subsidiaries are valid and enforceable and any patent issuing from patent applications of the Company and Subsidiaries will be valid and enforceable, except as such invalidity or unenforceability would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Affect. Except as disclosed in writing to Parent prior to the date hereof: (i) the Company has no knowledge of any infringement by any other party of any of the Intellectual Property Rights, and
(ii) the Company and Subsidiaries have not entered into any agreement to indemnify any other party against any charge of infringement of any of its Intellectual Property Rights except for such matters as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Affect. To the Company's knowledge, the Company and Subsidiaries have not and do not violate or infringe any intellectual property right of any other person or entity, and the Company and Subsidiaries have not received any communication alleging that any of them violates or infringes the intellectual property right of any other person or entity, except as disclosed in writing to Parent prior to the date hereof and except for any such violations or infringements as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company and Subsidiaries are not subject to any pending suit for infringing any intellectual property right of another entity or person.

                  SECTION 4.12  Benefit Plans; ERISA Compliance.

                  (a) Schedule 4.12(a) sets forth a complete list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other material employee benefit plans, programs or arrangements, including, but not limited to, those providing medical, dental, vision, disability, life insurance and vacation benefits (other than those required to be maintained by law), qualified or unqualified, funded or unfunded, foreign or domestic currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (each a "Commonly Controlled Entity") for the benefit of any current or former employees, officers, directors or independent contractors of the Company or any Subsidiary and with respect to which the Company or any Subsidiary has any liability (collectively, the "Benefit Plans"). Except with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA), the Company has delivered or made available to Parent true, complete and correct copies of each Benefit Plan and related trust agreement and annuity contract and (to the extent applicable) a copy of each Benefit Plan's current summary plan description. In addition, to the extent applicable, the Company has provided or made available to Parent a copy of the most recent IRS determination letter issued, and copies of the two most recently filed IRS Forms 5500 together with all schedules, actuarial reports and accountants' statements for each Benefit Plan, including Form 5500, Schedule B for each Benefit Plan that is a "defined benefit plan" (as defined in Section 3(35) of ERISA), other than a multiemployer plan.

                  (b) To the Company's knowledge, each Benefit Plan has been administered in accordance with its terms and in compliance with the applicable provisions of ERISA and the Code where the failure to so administer or comply would have a Material Adverse Effect.

                  (c) All Benefit Plans (other than a multiemployer plan) intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Benefit Plans are qualified and exempt from Federal income taxes under
Section 401(a) and 501(a), respectively, of the Code as amended at least through the statutory changes implemented under the Tax Reform Act of 1986, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification.

                  (d) No Benefit Plan which is a "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) and which is subject to Title IV of ERISA is, as of its most recent valuation date, unfunded by an amount which would have Material Adverse Effect based on actuarial assumptions indicated in the most recent actuarial valuation report. To the knowledge of the Company, neither the Company nor any of the Subsidiaries is aware of any facts or circumstances that would materially and adversely change the funded status of any such Benefit Plans. None of the Benefit Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), and there has been no application for a waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Benefit Plan.

                  (e) To the Company's knowledge, no person or entity has incurred any liability under Title IV of ERISA or Section 412 of the Code during the time such person or entity was required to be treated as a single employer with the Company under Section 414 of the Code that would have a Material Adverse Effect.

                  (f) During the last five years, to the Company's knowledge, there has been no "reportable event" (as that term is defined in Section 4043 of ERISA) which is reasonably likely to have a Material Adverse Effect with respect to any Benefit Plan that is a single employer plan subject to Title IV of ERISA.

                  (g) With respect to any Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA), (i) to the best of the Company's knowledge, no such Benefit Plan provides benefits, including without limitation, death or medical benefits, except as set forth on Schedule 4.12(g), beyond termination of employment or retirement other than (A) coverage mandated by law or (B) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code, and (ii) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without liability that would have a Material Adverse Effect to the Company or any of its subsidiaries on or at any time after the consummation of the Offer.

                  (h) Except as set forth on Schedule 4.12(h), no employee of the Company or any Commonly Controlled Entity will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit solely as a result of the transactions contemplated hereby. Without limiting the generality of the foregoing, no amount required to be paid or payable to or with respect to any employee of the Company or any Commonly Controlled Entity in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (i) Except as indicated on Schedule 4.12(i), at no time since December 31, 1990, have the Company or any Commonly Controlled Entity, been required to contribute to, or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA to any multiemployer pension plan, within the meaning of Section 3(37) of ERISA. All required contributions, withdrawal liability payments or other payments of any type that the Company or any Commonly Controlled Entity have been obligated to make to any multiemployer plan have been duly and timely made. Any withdrawal liability incurred with respect to any multiemployer plan has been fully paid as of the date hereof. Neither the Company nor any Commonly Controlled Entity has undertaken any course of action that could reasonably be expected to lead to a complete or partial withdrawal from any multiemployer plan that would reasonably be expected to result in a withdrawal liability that would have a Material Adverse Effect. Set forth next to each multiemployer plan listed on Schedule 4.12(i) is the amount of the withdrawal liability that would be incurred by the Company or any Commonly Controlled Entity with respect to such plan, under
Section 4201 of ERISA, if the Company or any Commonly Controlled Entity were to completely withdraw from such multiemployer plan on the date hereof.

                  (j) Except as listed on Schedule 4.12(j), neither the Company nor any Commonly Controlled Entity has any secondary liability resulting from a transaction described in ERISA Section 4204 that would, if the Company or Commonly Controlled Entity were to become primarily liable, reasonably be likely to have a Material Adverse Effect.

                  (k) Except as disclosed in the SEC Documents or in Schedule 5.6(d), there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between either of the Company or any Subsidiary and any current or former officer or director of either of the Company or any Subsidiary or for which either of the Company or any Subsidiary is liable.

                  SECTION 4.13  Taxes.

                  (a) Each of the Company and each Subsidiary has filed all Federal income tax returns and all other material tax returns and reports (including information returns and reports) required to be filed by it on or before the date hereof and on or before the date Shares are accepted for payment pursuant to the Offer (or requests for extensions to file such tax returns have been timely filed, granted and have not expired). All such returns are complete and correct in all material respects, have been prepared in accordance with all applicable laws and requirements and accurately reflect in all material respects the taxable income (or other measure of tax) of the party filing the same. Except as disclosed on Schedule 4.13, each of the Company and each Subsidiary has paid (or the Company has paid on their behalf) all taxes shown to be due on such return, all material taxes for which no return was required to be filed and all other taxes for which a notice of assessment or demand for payment has been received. The most recent financial statements contained in the SEC Documents reflect an adequate reserve for all taxes payable by the Company and the Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                  (b) True and complete copies of federal and state income returns of the Company and each Subsidiary for each of the taxable years ended December 31, 1992 through December 31, 1996 have been made available to Parent.

                  (c) Except as disclosed on Schedule 4.13, no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any Subsidiary that have not yet been paid or settled, and no requests for waivers of the time to assess any such taxes are pending and neither the Company nor any Subsidiary is currently the subject of an audit or examination with respect to tax matters and neither the Company nor any Subsidiary has received notice from a taxing authority of its intention to conduct such an audit or examination. No taxing authority for a jurisdiction in which the Company or any Subsidiary does not file tax returns has asserted that the Company or any such Subsidiary is or may be subject to tax by such jurisdiction. The Federal income tax returns of the Company and each of the Subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service for all years through December 31, 1992.

                  (d) Except as disclosed on Schedule 4.13, neither the Company nor any Subsidiary (i) currently has in effect any consent under Section 341(f) of the Code; (ii) currently has in effect a waiver or consent extending any statute of limitation for the assessment or collection of tax, which waiver or consent remains outstanding; (iii) has ever joined in or been required to join in the filing of a consolidated Federal income tax return or a combined or consolidated state income tax return other than one for which the Company is the common parent; (iv) has ever applied for a ruling with respect to a tax matter or entered into a closing agreement with respect to a tax matter that has a continuing effect; (v) has ever filed or been the subject of an election under
Section 338(g) or Section 338(h)(10) of the Code or caused or been the subject of a deemed election under Section 338(e) of the Code; or (vi) has ever agreed to make or been required to make an adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise that has continuing effect. Except as disclosed on Schedule 4.13, neither the Company nor any Subsidiary (i) owns an interest in any entity or is a party to an arrangement that is treated as a partnership for federal income tax purposes or (ii) is a party to a tax sharing or tax allocation agreement pursuant to which it could be liable for taxes of another person.

                  (e) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

                  (f) The Company is not a "real property holding corporation" as defined in the Code.

                  SECTION 4.14  Compliance with Applicable Laws.

                  (a) Except for matters disclosed in the SEC Documents and during the Phase I site assessments performed by Dames & Moore, to the knowledge of the Company, each of the Company and each Subsidiary has obtained and maintained all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary as of the Effective Time for it to own, lease or operate its properties and assets as now owned, leased or operated and to carry on its business as now conducted, except for any failure to obtain or maintain such Permits which is not reasonably likely to have a Material Adverse Effect. Except for matters disclosed in the SEC Documents and during the Phase I site visits performed by Dames & Moore, to the knowledge of the Company, each of the Company and each Subsidiary has complied with and is in compliance with all statutes, laws, Environmental Laws, ordinances, rules, orders and regulations of any Governmental Entity, Permits and Environmental Permits applicable prior to or as of the Effective Time, except for noncompliance which is not reasonably likely to have a Material Adverse Effect. "Environmental Permit" means Permit under any federal, state, local or foreign Environmental Law (as hereinafter defined) applicable prior to or as of the Effective Time. The term "Environmental Laws" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, judgment, order, writ, decree, injunction, common law, Permit, or settlement or consent agreement applicable prior to or as of the

Effective Time relating to the protection of the environment or human health or to Hazardous Materials (as defined below).

                  (b) Except for matters disclosed in the SEC Documents and during the Phase I site assessments performed by Dames & Moore, to the knowledge of the Company, there have been no releases of Hazardous Materials by the Company or any Subsidiary or by any predecessor in interest in, on or under any properties now owned, operated or leased by the Company or any Subsidiary which could be the basis for liability under Environmental Laws and, to the knowledge of the Company, there have been no releases of Hazardous Material by the Company or any Subsidiary or any predecessor in interest in, on or under any properties formerly owned, operated or leased by the Company or any Subsidiary which could be the basis for liability under Environmental Laws, except for those which are not reasonably likely to have a Material Adverse Effect. The term "Hazardous Materials" means hazardous or toxic materials, substances or wastes that are regulated by or that could be the basis for liability under Environmental Laws.

                  (c) Except for matters disclosed in the SEC Documents and during the Phase I site assessments performed by Dames & Moore, to the knowledge of the Company, neither the Company nor any Subsidiary has received any written notice of violation, citation, summons or order, been served with a complaint or assessed a penalty and no investigation is pending or has been threatened by any governmental entity within the five year period immediately preceding the date hereof or, if prior to that time period, which remains unresolved, and which reasonably could be expected to require the Company or any Subsidiary to expend money or abide by conditions contained in settlement agreements or consent decrees, which is reasonably likely to have a Material Adverse Effect: (i) with respect to any alleged violation by the Company or any Subsidiary or any of its or their predecessors in interest of any Environmental Law; or (ii) with respect to any alleged failure by the Company or any Subsidiary to have complied with any Environmental Permit; or (iii) with respect to any use, possession, generation, treatment, storage, recycling, transportation or disposal (collectively, "Management" or when used as a verb, "Managed"), or release of any Hazardous Materials by or on behalf of the Company or any Subsidiary or any of their predecessors in interest.

                  (d) Except for matters disclosed in the SEC Documents and during the Phase I site assessments performed by Dames & Moore, to the knowledge of the Company, neither the Company nor any Subsidiary has received any written request for information, notice of claim, demand or notification that it or any predecessor in interest is or may be potentially responsible or/and liable under Environmental Laws, with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Material within the five-year period immediately preceding the date hereof or, if prior to that time period, which remains unresolved, and which reasonably could be expected to require the Company or any Subsidiary to expend money to an extent which is reasonably likely to have a Material Adverse Effect.

                  (e) Except for matters disclosed in the SEC Documents and during the Phase I site assessments performed by Dames & Moore, to the knowledge of the Company, no Hazardous Materials Managed by or on behalf of the Company or any of the Subsidiaries or any predecessor in interest has come to be located at any site which is listed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") or on any similar published state list, or which is the subject of federal, state or local enforcement actions or investigations which may reasonably lead to claims against the Company or any Subsidiary under Environmental Laws for cleanup costs, remedial work, damages to natural resources or for personal injury claims, which are reasonably likely to have a Material Adverse Effect.

                  (f) Except for matters disclosed in the SEC Documents, in the materials made available for review by Parent and during the Phase I site assessments performed by Dames & Moore, to the knowledge of the Company, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses, other than those required to be done routinely pursuant to Environmental Permits or Environmental Laws, conducted in relation to any property or business now or previously owned, operated or leased by the Company or any Subsidiary which have been performed by or on behalf of the Company or any Subsidiary or, to the knowledge of the Company, by any other person regarding any environmental condition, matter or activity which could be the basis of liability under Environmental Laws which is reasonably likely to have a Material Adverse Effect.

                  (g) For the purposes of this Section 4.14 only, the "knowledge of the Company" shall mean the actual knowledge of the executive officers of the Company.

                  SECTION 4.15 State Takeover Statutes. The Board of Directors of the Company has approved the Offer, the Merger and the other transactions contemplated by this Agreement in accordance with the provisions of Section 203 of the DGCL.

                  SECTION 4.16 Labor Matters. Except as disclosed in Schedule 4.16, to the knowledge of the Company, as of the date hereof (a) no employee of the Company or any Subsidiary is represented by any union or other labor organization; (b) the Company and all of the Subsidiaries are in material compliance with applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (c) there is no unfair labor practice complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board; (d) there is no labor strike, dispute, slowdown, representation campaign or work stoppage pending or threatened against or affecting the Company or any of the Subsidiaries; (e) no material grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company or the Subsidiaries; and (f) neither the Company nor any of the Subsidiaries has experienced any material work stoppage since January 1, 1996.

                  SECTION 4.17 Undisclosed Liabilities. Except as and to the extent disclosed in the SEC Documents, except for liabilities incurred in the ordinary course of business and otherwise not in contravention of this Agreement and except for liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby, the Company does not have any liabilities or obligations of any nature (whether absolute, contingent or otherwise) that would be reasonably likely to have a Material Adverse Effect.

                  SECTION 4.18 Certain Agreements. Except as disclosed in
Schedule 4.18, neither the Company nor any of the Subsidiaries is a party to, or bound by, any contract or agreement that materially limits the ability of the Company directly or through any of its subsidiaries to compete in any line of business or with any person in any geographic area during any period of time.

                   SECTION 4.19 Amendment of Rights Agreement. The Board of Directors of the Company has taken all action necessary to (i) render the Rights Agreement inapplicable to the Offer, the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (A) neither Parent nor any of its wholly-owned subsidiaries will become an "Acquiring Person" (as defined in the Rights Agreement) by reason of consummation of the transactions contemplated by this Agreement and (B) a "Shares Acquisition Date", "Distribution Date" or "Triggering Event" (each as defined in the Rights Agreement) does not occur by reason of the approval, execution or delivery of this Agreement, the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement.

                                    ARTICLE 5

                                    COVENANTS

                  SECTION 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or as approved in writing by Parent, during the period from the date of this Agreement to the acceptance of Shares for payment, the Company and the Subsidiaries will each conduct its operations according to its ordinary and usual course of business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, neither the Company nor any Subsidiary, without the prior written consent of Parent, will

                        (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) additional shares of capital stock of any class (including the Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or grant or accelerate any right to convert or exchange any securities of the Company for shares, other than (1) Shares issuable pursuant to the terms of outstanding Stock Options and commitments disclosed in Section 4.2, or (2) issuance of shares of capital stock to the Company by a wholly-owned Subsidiary, or (B) any other securities in respect of, in lieu of or in substitution for Shares outstanding on the date thereof or split, combine or reclassify any of the Company's capital stock;

                        (ii) purchase, redeem or otherwise acquire, or propose to purchase or otherwise acquire, any of its outstanding securities (including the Shares);

                        (iii) declare, set aside or pay any dividend or other distribution on any shares of capital stock of the Company other than the regular quarterly dividends of $.275 per share with respect to the Series A Preferred Shares and $.25 per share with respect to the Series B Preferred Shares, except that a direct or indirect wholly-owned Subsidiary may pay a dividend or distribution to its parent;

                        (iv) except as disclosed to Parent prior to the date hereof, make any acquisition of a material amount of assets or securities, any disposition (including by way of mortgage, license, encumberance or any Lien) of a material amount of assets or securities, or enter into a material contract or release or relinquish any material contract rights, or make any amendments, or modifications thereto, except in all instances for actions in the ordinary course of business;

                        (v) (A) except in the ordinary course of business, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances of capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned Subsidiary;

                        (vi) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms;

                        (vii) propose or adopt any amendments (initiated by the Board of Directors) to the Certificate of Incorporation or Bylaws of the Company (or any such similar organizational documents of the Subsidiaries);

                        (viii) except as disclosed in Schedule 5.6(d) of the Disclosure Statement, enter into any new employment, severance or termination agreements with, or grant any increase in severance or termination pay to, any officers, directors or key employees or grant any material increases in the compensation or benefits to officers, directors and key employees;

                        (ix) change any accounting methods, principles or practices materially affecting their assets, liabilities or business, except insofar as may be required by a change in generally accepted accounting principles;

                        (x) make any material tax election or settle or compromise any material income tax liability;

                        (xi) except as disclosed to Parent prior to the date hereof, make or agree to make any new capital expenditure or expenditures not previously committed to which individually is in excess of $500,000 or which in the aggregate are in excess of $1 million; or

                        (xii) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect at any time prior to acceptance of Shares for payment in the Offer.

                  SECTION 5.2  No Solicitation.

                  (a) The Company shall not, nor shall it permit any Subsidiary to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to a Takeover Proposal; provided, however, that prior to the acceptance for payment of Shares pursuant to the Offer, to the extent consistent with the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by the Board of Directors after consultation with outside counsel, the Company may upon receipt by the Company of an unsolicited written, bona fide Takeover Proposal, furnish information with respect to the Company pursuant to a customary confidentiality agreement containing "standstill" provisions no less onerous than in the Confidentiality Agreement (as defined in Section 5.3) and participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any Subsidiary or any investment banker, attorney or other advisor or representative of the Company or any Subsidiary, shall be deemed to be a breach of this Section 5.2(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any proposal or offer for, or any expression of interest (by public announcement or otherwise) by any person other than Parent or its affiliates in, a merger or other business combination involving the Company or any proposal or offer to acquire in any manner (including through a joint venture with the Company), directly or indirectly, an equity interest in not less than 20% of the outstanding voting securities of, or assets representing not less than 20% of the annual revenues or net earnings of the Company and the Subsidiaries taken as a whole.

                  (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (ii) cause the Company or any of its Subsidiaries to enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event the Board of Directors of the Company receives an unsolicited Takeover Proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Board of Directors and after consultation with outside counsel), it determines to be a Superior Proposal, the Board of Directors may (subject to the following sentences) withdraw or modify its approval or recommendation of the Offer, this Agreement and the Merger taken together, or approve or recommend any such Superior Proposal, in order to enter into an agreement with respect to such a Superior Proposal, in each case at any time after the third business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors has received a Superior Proposal and specifying the material terms and conditions of such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide Takeover Proposal on terms which the Board of Directors of the Company determines in its good faith judgment, after consultation with JPMorgan or another financial advisor of nationally recognized reputation, to be more favorable to the Company's stockholders than the Offer and the Merger and for which financing is available. Nothing contained herein shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act.

                  (c) In addition to the obligations of the Company set forth in paragraph (b) above, the Company shall promptly advise Parent of any request for non-public information or any Takeover Proposal, or any inquiry with respect to or which could reasonably be expected to lead to any Takeover Proposal and the material terms and conditions of such request, Takeover Proposal or inquiry.

                  (d) Neither the Board of Directors of the Company nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Acquisition Sub, the approval or recommendation by such Board of Directors or any such committee of the Offer, this Agreement or the Merger, unless failure to do so could be a breach of its fiduciary obligations as they would exist without the foregoing prohibition (as determined in good faith by the Board of Directors and after consultation with outside counsel).

                  SECTION 5.3  Access to Information.

                  (a) Between the date of this Agreement and the Effective Time, the Company will upon reasonable notice (i) give Parent and its authorized representatives reasonable access during regular business hours to the Company's and each Subsidiary's plants, offices, warehouses and other facilities and to its books and records, (ii) permit Parent to make such inspections as it may require, and (iii) cause its officers and those of the Subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and the Subsidiaries as Parent may from time to time reasonably request.

                  (b) Information obtained by Parent pursuant to this Section
5.3 shall be subject to the provisions of the confidentiality agreement between the Company and Parent, dated August 7, 1997 (the "Confidentiality Agreement"), which remains in full force and effect, but shall terminate upon the acceptance for payment of the Shares pursuant to the Offer.

                  SECTION 5.4  Reasonable Best Efforts.

                  (a) Subject to Section 5.2, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Such reasonable best efforts shall include, without limitation, (i) obtaining all necessary consents, approvals or waivers from third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement and (ii) opposing vigorously any litigation or administrative proceeding relating to this Agreement or the transactions contemplated hereby, including, without limitation, promptly appealing any adverse court or agency order. Notwithstanding the foregoing or any other provisions contained in this Agreement to the contrary, neither Parent nor any of its affiliates shall be under any obligation of any kind to agree with any Governmental Entity, including but not limited to any governmental or regulatory authority with jurisdiction over the enforcement of any applicable federal, state, local and foreign antitrust, competition or other similar laws, or any other party to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise) particular assets or categories of assets or businesses of any of the Company, Parent or any of Parent's affiliates.

                  (b) The Company shall give and make all required notices, filings and reports to the appropriate persons with respect to the Permits and Environmental Permits and comply with all applicable requirements under Environmental Laws that may be necessary for the sale and purchase of the business and the ownership, operation and use of the assets of Surviving Corporation by Parent after the Effective Time.

                  (c) The Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger, this Agreement or any of the other transactions contemplated by the foregoing and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Offer, the Merger, this Agreement or any other transactions contemplated by the foregoing, take all action necessary to ensure that the Offer, the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other transactions contemplated by this Agreement.

                  SECTION 5.5  Indemnification, Exculpation and Insurance.

                  (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and the Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of the Company, the existence of which does not constitute a breach of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect (to the extent consistent with applicable law) in accordance with their terms.

                  (b) For six years after the Effective Time, Parent shall cause the Surviving Corporation to honor its commitments and obligations pursuant to this Section 5.5. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 5.5(b).

                  (c) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time, including but not limited to the transactions contemplated by this Agreement, covering each person currently covered by the Company's officers' and directors' liability insurance policy, or who becomes covered by such policy prior to the Effective Time, on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that in satisfying its obligation under this Section 5.5 the Surviving Corporation shall not be obligated to pay annual premiums in excess of 175% of the amount per annum the Company paid in its last full fiscal year.

                  (d) The provisions of this Section 5.5 are (i) intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution or, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  SECTION 5.6 Stock Options; Employee Plans and Benefits and Employment Contracts.

                  (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Plans) shall adopt such resolutions or take such other actions as are required in accordance with the Stock Plans to adjust the terms of all outstanding Stock Options to provide that, at the Effective Time, each Stock Option, whether vested or not, outstanding immediately prior to the Effective Time be cancelled in exchange for a cash payment by the Company of an amount equal to (i) the excess, if any, of
(x) the price per Share to be paid pursuant to the Offer over (y) the exercise price per Share subject to such Stock Option, multiplied by (ii) the number of Shares for which such Stock Option shall not theretofore have been exercised.

                  (b) All amounts payable pursuant to Section 5.6(a) shall be subject to any required withholding of taxes and shall be paid without interest. The Company shall use its best efforts to obtain all consents of the holders of the Stock Options as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of any Stock Option until all necessary consents of the holder are obtained with respect to such Stock Option.

                  (c) The Stock Plans shall terminate as of the Effective Time, and the provisions in any other Benefit Plan providing for the potential issuance, transfer or grant of any capital stock of the Company or any Subsidiary or any interest in respect of any capital stock of the Company or any Subsidiary shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Stock Option or any participant in the Stock Plans or other Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or any Subsidiary or the Surviving Corporation.

                  (d) From and after the Effective Time, Parent shall cause the Surviving Corporation to honor in accordance with their terms all existing employment, severance, consulting or other compensation agreements, plans or contracts between the Company or any Subsidiary and any officer, director or employee of the Company or any Subsidiary which are specifically disclosed on
Schedule 5.6(d).

                  (e) For the one-year period immediately following the Effective Time, Parent shall cause the Company to provide such benefit plans, programs and arrangements that are no less favorable in the aggregate than the Benefit Plans.

                  SECTION 5.7  Meeting of the Company's Stockholders.

                  (a) After consummation of the Offer, to the extent required by applicable law, the Company shall promptly take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene the Meeting to consider and vote on the Merger and this Agreement. At the Meeting, all of the Shares then owned by Parent, Acquisition Sub or any other subsidiary of Parent shall be voted to approve the Merger and this Agreement. Subject to its fiduciary duties and Section 5.2, the Board of Directors of the Company shall recommend that the Company's stockholders vote to approve the Merger and this Agreement if such vote is sought, shall use its best efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other reasonable action in its judgment necessary and appropriate to secure the vote of stockholders required by the DGCL to effect the Merger.

                  (b) If required under applicable law, the Company and Parent shall prepare the Proxy Statement, file it with the SEC under the Exchange Act as promptly as practicable after Acquisition Sub purchases Shares pursuant to the Offer, and use all reasonable efforts to have it cleared by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the stockholders of the Company as of the record date for the Meeting.

                  (c) Parent and Acquisition Sub shall not, and they shall cause their subsidiaries not to, sell, transfer, assign, encumber or otherwise dispose of the Shares acquired pursuant to the Offer or otherwise prior to the Meeting; provided, however, that this Section 5.7(c) shall not apply to the sale, transfer, assignment, encumbrance or other disposition of any or all such Shares in transactions involving solely Parent, Acquisition Sub and/or one or more of their wholly owned subsidiaries.

                  (d) Notwithstanding the foregoing, in the event that Acquisition Sub shall acquire Preferred Shares representing at least 90% of the votes represented by all outstanding Preferred Shares and Common Shares representing at least 90% of the votes represented by all outstanding Common Shares, the parties hereto agree, at the request of Acquisition Sub, to take all necessary and appropriate action to cause the Merger to become effective, in accordance with Section 253 of the DGCL, as soon as reasonably practicable after such acquisition, without a meeting of the stockholders of the Company.

                  SECTION 5.8 Public Announcements. Parent and the Company shall consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statement with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange.

                  SECTION 5.9 Stockholder Litigation. The Company shall keep Parent reasonably informed, and shall consult with Parent on a regular basis, concerning the defense or settlement of any stockholder litigation against the Company and its directors relating to any of the transactions contemplated by this Agreement.

                  SECTION 5.10 Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that previously taken referred to in Section 4.19) reasonably requested in writing by Parent (including redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement) in order to render the Rights inapplicable to the Offer, the Merger and the other transactions contemplated by this Agreement.

                                    ARTICLE 6

                      CONDITIONS TO CONSUMMATION OF MERGER

                  SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

                  (a) Stockholder Approval. If required by applicable law, this Agreement shall have been approved by the affirmative vote of the stockholders of the Company by the requisite vote in accordance with applicable law;

                  (b) Purchase of Shares. Acquisition Sub shall have accepted for payment and purchased Shares tendered pursuant to the Offer.

                  (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Government Entity or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect; provided, however, that the party seeking to assert this condition shall have used reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                                    ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

                  SECTION 7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the
Company:

                  (a)      by mutual written consent of the Company and Parent;

                  (b)      by either the Company or Parent, if

                                    (i)     the Offer terminates or expires in
accordance with its terms without Acquisition Sub's having purchased any Shares pursuant to the Offer because of a failure of any of the conditions set forth in Annex A hereto to have been satisfied at the time of such termination or expiration; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure to have satisfied any such condition;

                                    (ii)    Shares have not been accepted for
payment pursuant to the Offer on or prior to December 31, 1997; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of the Offer to be consummated by such time;

                                    (iii)   any Governmental Entity shall have
issued a Restraint or taken any other action permanently enjoining, restraining or otherwise prohibiting consummation of the Merger or any of the other transactions contemplated by this Agreement and such Restraint or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall have used all reasonable efforts to prevent the entry of and to remove such Restraint or other action; or

                                    (iv)    the Board of Directors of the
Company (or, if applicable, any committee thereof) shall have (A) withdrawn or modified in a manner adverse to Parent and Acquisition Sub its approval or recommendation of the Offer or the Merger or (B) approved or recommended any Takeover Proposal in respect of the Company or (C) resolved to take any of the foregoing actions, in each case in compliance with the provisions contained in
Section 5.2(b) or (d).

                  SECTION 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than the provisions of Section 5.3(b), this Section 7.2, Section 7.3 and
Section 8.9, which provisions will survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

                  SECTION 7.3 Termination Fee. In the event that this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(iv), the Company shall promptly, but in no event later than two business days after such event, pay Parent a fee of $6 million (the "Termination Fee") in cash in immediately available funds by wire transfer to an account designated by Parent.

                  SECTION 7.4 Amendment. To the extent permitted by applicable law, this Agreement may be amended by the parties at any time before or after approval of this Agreement by the stockholders of the Company; provided, however, that after any such stockholder approval, no amendment shall be made which by law requires further approval of the Company's stockholders without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 7.5 Extension; Waiver. At any time prior to the Effective Time, a party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto by any other party or (c) subject to Section 7.4, waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  SECTION 7.6 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.4 or an extension or waiver pursuant to
Section 7.5 in order to be effective shall require, in the case of Parent or the Company, action by its Board of Directors or, with respect to any amendment of this Agreement, a duly authorized committee of its Board of Directors.

                  SECTION 7.7 Concurrence of Independent Directors. Notwithstanding any other provision of this Agreement, from and after the consummation of the Offer, the concurrence of a majority of the Independent Directors shall be required for any amendment or determination of this Agreement by the Company, any waiver of any of the Company's rights hereunder or otherwise pursuant to Sections 7.1, 7.4 or 7.5, any extension of the time for performance of Parent's or Acquisition Sub's obligations or other acts hereunder, or any other action taken by the Company's Board of Directors in connection with this Agreement (including actions to enforce this Agreement).

                                    ARTICLE 8

                                  MISCELLANEOUS

                  SECTION 8.1 Non-Survival of Representations and Warranties. None of the representations and warranties made in this Agreement or in any instrument delivered pursuant to this

Agreement shall survive after the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

                  SECTION 8.2 Entire Agreement; Assignment. This Agreement (including the Schedules hereto) and, to the extent contemplated in Section 5.3(b), the Confidentiality Agreement, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that Parent or Acquisition Sub may assign any of their rights and obligations to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or Acquisition Sub of its obligations hereunder. Either Parent, Acquisition Sub or any direct or indirect wholly owned subsidiary of Parent may purchase Shares under the Offer.

                  SECTION 8.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  SECTION 8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission with confirmation of receipt, by overnight courier (with delivery confirmed), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  (a)      if to Parent or Acquisition Sub:

                                    Carpenter Technology Corporation
                                    101 West Bern Street
                                    Reading, PA 19601

                                    Attention:  John R. Welty, Esq.,
                                                Vice President, General
                                                Counsel & Secretary

                                    Fax No. 610-208-3068
                           with a copy to:

                                    Dechert Price & Rhoads
                                    4000 Bell Atlantic Tower
                                    1717 Arch Street
                                    Philadelphia, PA  19103

                                    Attention: Herbert F. Goodrich, Jr., Esq.

                                    Fax No. 215-994-2222

                  (b)  if to the Company:

                                    Talley Industries, Inc.
                                    2702 North 44th Street - Suite 100-A
                                    Phoenix, AZ  85008

                                    Attention:  Mark S. Dickerson, Esq.
                                                Vice President, General Counsel
                                                & Secretary

                                    Fax No.  602-852-6972


                           with copies to:

                                    Osborn Maledon
                                    2929 North Central Avenue
                                    Phoenix, AZ  85012

                                    Attention:  David Victor, Esq.

                                    Fax No.  602-640-9355


                           and to:

                                    Davis Polk & Wardwell
                                    450 Lexington Avenue
                                    New York, NY  10017

                                    Attention:  William L. Rosoff, Esq.

                                    Fax No. 212-450-4800

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

                  SECTION 8.5  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Delaware.

                  SECTION 8.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 8.4, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

                  SECTION 8.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and shall not constitute a part of or affect the meaning or interpretation of this Agreement.

                  SECTION 8.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Section 5.5 (which is intended to be for the benefit of the persons entitled to therein, and may be enforced by such persons).

                  SECTION 8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  SECTION 8.10  Fees and Expenses.  Except as set forth in
Section 7.3, all fees, costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such fees and expenses, whether or not the Offer or the Merger is consummated.

                  SECTION 8.11 Certain Definitions. For purposes of this Agreement (including Annex A hereto), the following terms shall have the meanings ascribed to them below:

                  (a) "affiliate" of a person shall mean (i) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person and
(ii) an "associate", as that term is defined in Rule 12b-2 promulgated under the Exchange Act as in effect on the date of this Agreement.

                  (b) "beneficial owner" (including the term "beneficially own" or correlative terms) with respect to any securities means a person who shall be deemed to be the beneficial owner of such securities which (i) such person or any of its affiliates beneficially owns, directly or indirectly, (ii) such person or any of its affiliates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) are beneficially owned, directly or indirectly, by any other person with which such person or any of its affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any of such securities.

                  (c) "control" (including the terms "controlling", "controlled by" and "under common control with" or correlative terms) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise.

                  (d) "fully diluted" in reference to the Shares means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into such voting securities.

                  (e) "knowledge" shall mean the actual knowledge of the executive officers of the Company after reasonable investigation, including consultation with the principal executive officers of each of the operating Subsidiaries.

                  (f) "Material Adverse Effect" shall mean a material adverse effect (i) on the financial condition, assets, liabilities, business, or results of operations of the Company and the Subsidiaries, taken as a whole, except for changes in the general economic conditions and changes that affect the industry of the Company or any of the Subsidiaries generally, or (ii) on the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

                  (g) "person" shall mean a natural person, company, corporation, partnership, association, trust or any unincorporated organization.

                  (h) "subsidiary" shall mean, when used with reference to a person means a corporation (or other entity) the majority of the outstanding voting securities (or equity interests) of which are owned directly or indirectly by such person.

                  SECTION 8.12 Performance by Acquisition Sub. Parent hereby agrees to cause Acquisition Sub to comply with its obligations hereunder and under the Offer and to cause Acquisition Sub to consummate the Merger as contemplated herein.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, on the day and year first above written.


                                         CARPENTER TECHNOLOGY CORPORATION


                                         By: /s/ Robert W. Cardy
                                             -------------------------------
                                              Robert W. Cardy,
                                              Chairman, President &
                                              Chief Executive Officer


                                         SCORE ACQUISITION CORP.


                                         By: /s/ Robert W. Cardy
                                             -------------------------------
                                              Robert W. Cardy,
                                              President &
                                              Chief Executive Officer


                                         TALLEY INDUSTRIES, INC.


                                         By: /s/ Paul L. Foster
                                             -------------------------------
                                              Paul L. Foster
                                              Chairman of the Board &
                                              Chief Executive Officer

                                     ANNEX A
                                       TO
                          AGREEMENT AND PLAN OF MERGER


                             CONDITIONS TO THE OFFER

                  Notwithstanding any other provision of the Offer or this Agreement, Acquisition Sub shall not be required to accept for payment or pay for, subject to Rule 14e-1(c) of the Exchange Act, any Shares not theretofore accepted for payment, and may terminate or amend the Offer if (i) that number of Shares which would represent at least a majority of the voting power represented by the Shares and other securities entitled generally to vote in the election of directors of the Company outstanding on a fully diluted basis after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into or exchangeable for Shares or such voting securities shall not have been validly tendered and not withdrawn immediately prior to the expiration of the Offer (the "Minimum Tender Condition"), (ii) any applicable waiting period under the H-S-R Act shall not have expired or been terminated prior to the expiration of the Offer or (iii) at any time on or after the date of commencement of the Offer and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exist or shall occur:

                           (a) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or in the over-the-counter market, (ii) any declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation, whether or not mandatory, by any Governmental Entity on, or other event that materially affects, the extension of credit by banks or other lending institutions, (iv) any commencement of a war, armed hostilities or other national or international calamity involving the armed forces of the United States, (v) any decline, measured from the date of this Agreement, in either the Dow Jones Industrial Average or the Standard & Poor's Index of 400 Industrial Companies by an amount in excess of 20%,
         (vi) in the case of any of the foregoing occurrences existing on or at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

                           (b) there shall be pending by any Governmental Entity, or threatened by the staff of any Governmental Entity, any suit, action or proceeding, (i) challenging the acquisition by Parent or Acquisition Sub of any Shares, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of a material portion of the business or assets of the Company or the Subsidiaries, or Parent or its subsidiaries, or to compel the Company or Parent to dispose of or hold separate any material portion of the business or assets of the Company or the Subsidiaries, or Parent or its subsidiaries, as a result of the Offer or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent or Acquisition Sub to acquire or hold, or exercise full rights of ownership of, any Shares accepted for payment pursuant to the Offer including, without limitation, the right to vote the Shares accepted for payment by it on all matters properly presented to the stockholders of the Company, or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or the Subsidiaries;

                           (c) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity or court, other than the application to the Offer or the Merger of applicable waiting periods under the H-S-R Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) though (iv) of paragraph (b) above;

                           (d) the Company shall have entered into an agreement concerning any Superior Proposal, or the Board of Directors of the Company or any committee thereof shall have resolved to enter into such an agreement;

                           (e) any person or group (as defined in Section 13(d)(3) of the Exchange Act) (other than Parent, Acquisition Sub or any affiliate thereof) shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of Shares representing a majority of the total votes represented by all outstanding Shares;

                           (f) the Merger Agreement shall have been terminated in accordance with its terms; or

                           (g) any of the representations and warranties of the Company set forth in the Merger Agreement were inaccurate in any material respect when made or become inaccurate in any material respect at any time thereafter, or the Company shall have failed in any material respect to perform any obligation or covenant required by the Merger Agreement to be performed or complied with by it;

which, in the reasonable judgment of Acquisition Sub and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment, purchase of, or payment for Shares.

                  The foregoing conditions are for the sole benefit of Acquisition Sub and Parent and may be asserted by Acquisition Sub or Parent regardless of the circumstances giving rise to any such condition and may be waived by Acquisition Sub or Parent, in whole or in part, at any time and from time to time, in the sole discretion of Acquisition Sub or Parent. The failure by Acquisition Sub or Parent at any time to exercise any of the foregoing rights will not be deemed a waiver of any right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                       Exhibit B

                                   SECTION 262
                        DELAWARE GENERAL CORPORATION LAW
                                APPRAISAL RIGHTS

         Section  262.   APPRAISAL RIGHTS.

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to subsection (g) of Section 251 of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                                    a.      Shares of stock of the corporation
                  surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                                    b.      Shares of stock of any other
                  corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                                    c.      Cash in lieu of fractional shares or
                  fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                                    d.      Any combination of the shares of
                  stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to
         Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided, that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                       EXHIBIT C

                             [JPMORGAN LETTERHEAD]

September 25, 1997

The Board of Directors
Talley Industries, Inc.
2702 North 44th Street
Suite 100A
Phoenix, AZ 85008

Attention:  Admiral Paul L. Foster
            Chairman and Chief Executive Officer

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Talley Industries, Inc. (the "Company") of the consideration proposed to be paid to them in connection with the proposed Tender Offer (as hereinafter defined) and subsequent merger (the "Merger") of the Company with a wholly-owned subsidiary of Carpenter Technology Corporation (the "Buyer"). We understand that pursuant to an Agreement and Plan of Merger (the "Agreement"), to be entered into among the Company, the Buyer and Score Acquisition Corp. (the "Acquisition Sub"), (i) Acquisition Sub will commence a cash tender offer (the "Tender Offer") to purchase all outstanding shares of the Company's (a) Common Stock, par value $1 per share (the "Common Shares") for $12.00 per share; (b) Series A Convertible Preferred Stock, par value $1 per share ("Series A Preferred Shares") for $11.70 per share; and (c) Series B $1 Cumulative Convertible Preferred Stock, par value $1 per share ("Series B Preferred Shares" and together with the Series A Preferred Shares, the "Preferred Shares" and together with the Common Shares, collectively the "Shares"), for $16.00 and (ii) following the Tender Offer the Acquisition Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of the Buyer and upon consummation of the Merger each Common Share and each Preferred Share will receive the same consideration paid in the Tender Offer (other than Shares beneficially owned by the Buyer or Shares for which dissenters' rights have been perfected).

In arriving at our opinion, we have reviewed (i) a draft of the Agreement; (ii) certain publicly available information concerning the business of the Company and of certain other companies engaged in businesses comparable to those of the Company, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies in businesses comparable to those of the Company and the consideration received for such companies; (iv) current and historical market prices of the Shares; (v) the audited financial statements of the Company for the fiscal year ended December 31, 1996, and the unaudited financial statements of the Company for the period ended June 30, 1997; (vi) the terms of the Preferred Shares; (vii) certain agreements with respect to outstanding indebtedness or obligations of the Company; (viii) certain internal financial analyses and forecasts prepared by the Company and its management; and (ix) the terms of other business combinations that we deemed relevant.

In addition, we have held discussions with certain members of the senior management of the Company with respect to certain aspects of the Tender Offer and the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believe necessary or appropriate to our inquiry. We have visited certain representative facilities of the Company, and reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We have also assumed that the Tender Offer and the Merger will have the tax consequences described in discussions with, and in materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. In considering the allocation of consideration to be paid by the Buyer to the holders of the Preferred Shares and the Common Shares, we have assumed that the conversion ratios for converting Preferred Shares into Common Shares reflect the relative differences in value between the Preferred Shares and the Common Shares. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel to the Company.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and in the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.

We have acted as financial advisor to the Company with respect to the proposed Tender Offer and Merger and will receive a fee from the Company for our services. We will also receive an additional fee from the Company if the Tender Offer is consummated. With respect to the Buyer, our affiliate, Morgan Guaranty Trust Company of New York, currently serves as agent bank for the Buyer's existing bank financing. In the ordinary course of their businesses, our affiliates may actively trade the debt and equity securities of the Company or the Buyer for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid pursuant to the Agreement to the holders of the Shares in the Tender Offer and Merger is fair, from a financial point of view, to such holders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to whether to tender Preferred or Common Shares pursuant to the Tender Offer or how such shareholder should vote with respect to the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy, information or solicitation/recommendation statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

Very truly yours,

J.P. MORGAN SECURITIES INC.

By: /s/ NICHOLAS B. PAUMGARTEN
    ----------------------------------
    Name: Nicholas B. Paumgarten
    Title:  Managing Director

                                                                       Exhibit E



                                    FORM 10-Q
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




             [ X ] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                For the quarterly period ended September 30, 1997

                                       OR

              [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        For the transition period from _______________ to _______________

                           COMMISSION FILE NO. 1-4778


                             TALLEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                     86-0180396
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                     Identification No.)

          2702 NORTH 44TH STREET - SUITE 100-A, PHOENIX, ARIZONA 85008
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code:(602) 957-7711

(Former name, former address and former fiscal year, if changed since last report)

   Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirement for the past 90 days.

                YES[ X ]                                  NO[   ]

   Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

                                                               Outstanding at
CLASS OF COMMON STOCK                                        SEPTEMBER 30, 1997
---------------------                                     ---------------------

   $1.00 PAR VALUE                                              14,113,623

                    TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



                                      INDEX

                                                                        PAGE NO.
                                                                        --------
PART I  FINANCIAL INFORMATION

       Consolidated Balance Sheet -
         September 30, 1997 and December 31, 1996                           1

       Consolidated Statement of Earnings -
         Three Months and Nine Months Ended September 30, 1997
         and 1996                                                           2

       Consolidated Statement of Cash Flows -
        Nine Months Ended September 30, 1997 and 1996                       3

       Consolidated Statement of Changes in Stockholders'
         Equity -Nine Months Ended September 30, 1997 and 1996              4

       Notes to Consolidated Financial Statements                          5-8

       Management's Discussion and Analysis                                9-17



PART II  OTHER INFORMATION


       Legal Proceedings                                                   18

       Exhibits and Reports on Form 8-K                                    18

       Signatures                                                          19

                         PART I - FINANCIAL INFORMATION

                    TALLEY INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                   (THOUSANDS)

                                                    SEPTEMBER 30,        DECEMBER 31,
ASSETS                                                  1997                1996
--------------------------------------------          ---------           ---------
  Cash and cash equivalents                           $  40,957           $  48,758
  Accounts receivable, net of allowance for
    doubtful accounts of $1,228 at September
    30, 1997 and $925 at December 31, 1996               50,609              53,090
  Inventories, net                                       67,207              64,684
  Deferred income taxes                                   3,800               3,660
  Prepaid expenses                                        7,361               6,100
                                                      ---------           ---------
    Current assets                                      169,934             176,292

  Property, plant and equipment, net                     53,298              49,324
  Intangibles                                            38,296              41,965
  Deferred charges and other assets                      17,114              12,804
                                                      ---------           ---------
     Total assets                                     $ 278,642           $ 280,385
                                                      =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current maturities of long-term debt                $   3,010           $   5,522
  Accounts payable                                       24,016              20,116
  Accrued expenses                                       37,251              44,189
                                                      ---------           ---------
     Current liabilities                                 64,277              69,827

  Long-term debt                                        122,946             123,185
  Deferred income taxes                                   3,650               2,179
  Other liabilities                                      10,686              10,708

  Stockholders' equity:
    Preferred stock, $1 par value,
      authorized 5,000,000 shares:
        Series A                                             14                  14
        Series B                                            749                 750
    Common stock, $1 par value,
      authorized 20,000,000 shares                       14,114              14,618
  Capital in excess of par value                         75,534              79,884
  Foreign currency translation adjustment                   (34)               (562)
  Accumulated deficit                                   (13,294)            (20,218)
                                                      ---------           ---------
      Total stockholders' equity                         77,083              74,486
                                                      ---------           ---------
        Total liabilities and
          stockholders' equity                        $ 278,642           $ 280,385
                                                      =========           =========

The accompanying notes are an integral part of the financial statements.

                    TALLEY INDUSTRIES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                      (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        THREE MONTHS                     NINE MONTHS
                                                           ENDED                            ENDED
                                                        SEPTEMBER 30,                    SEPTEMBER 30,
                                                   ------------------------         ------------------------
                                                     1997            1996             1997            1996
                                                   --------        --------         --------        --------
Sales                                              $ 67,184        $ 76,667         $200,389        $219,256
Services                                             20,627          17,082           62,896          49,904
Royalties                                               179         109,023              891         122,709
                                                   --------        --------         --------        --------
                                                     87,990         202,772          264,176         391,869
                                                   --------        --------         --------        --------

Cost of sales                                        48,364          70,115          146,267         177,808
Cost of services                                     18,481          15,168           56,316          44,036
Selling, general,
  and administrative expenses                        14,547          12,761           49,910          47,574
Provision (reversal) of
  reserves on realty assets                               -          85,000           (6,300)         85,000
                                                   --------        --------         --------        --------
                                                     81,392         183,044          246,193         354,418
                                                   --------        --------         --------        --------
Earnings from operations                              6,598          19,728           17,983          37,451

Other income (expense), net                            (435)         16,780              320          14,587
                                                   --------        --------         --------        --------
                                                      6,163          36,508           18,303          52,038

Interest expense                                      3,589           6,694           10,910          21,066
                                                   --------        --------         --------        --------

Earnings before income taxes
  and extraordinary loss                              2,574          29,814            7,393          30,972
Income tax provision                                    219             502              469           1,575
                                                   --------        --------         --------        --------
Earnings before
  extraordinary loss                                  2,355          29,312            6,924          29,397
Extraordinary loss                                        -               -                -          (1,642)
                                                   --------        --------         --------        --------
  Net earnings                                     $  2,355        $ 29,312         $  6,924        $ 27,755
                                                   ========        ========         ========        ========

Earnings applicable
  to common shares                                 $  2,164        $ 29,121         $  6,351        $ 14,813
                                                   ========        ========         ========        ========

Earnings (loss) per
share of common stock and
common stock equivalents:
Earnings before
  extraordinary loss                               $    .15        $   1.85         $    .45        $   1.93
Extraordinary loss                                        -               -                -            (.11)
                                                   --------        --------         --------        --------

Net earnings before
  consideration for
  induced conversion of
  preferred stock                                       .15            1.85              .45            1.82
Assumed value of conversion
  inducement                                              -               -                -            (.79)
                                                   --------        --------         --------        --------
  Earnings applicable
    to common shares                               $    .15        $   1.85         $    .45        $   1.03
                                                   ========        ========         ========        ========

Weighted average shares
  outstanding                                        14,156          15,855           15,246          15,202
                                                   ========        ========         ========        ========

The accompanying notes are an integral part of the financial statements.

                    TALLEY INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (THOUSANDS)

                                                                                        NINE MONTHS ENDED
                                                                                          SEPTEMBER 30,
                                                                                       1997            1996
                                                                                     --------        --------
Cash and cash equivalents at beginning of year                                       $ 48,758        $ 10,475
                                                                                     --------        --------
Cash flows from operating activities:
  Net earnings                                                                          6,924          27,755
  Adjustments to reconcile net income
    to cash flows from operating activities:
     Change in deferred income taxes                                                    1,331          (3,099)
     Depreciation and amortization                                                      6,684           6,628
     Original discount amortization                                                         -           7,929
     Loss on sale of subsidiary and product line                                        1,325               -
     Provision (reversal) of reserve on
       realty assets                                                                   (6,300)         85,000
     Other                                                                              1,318          15,425
  Changes in assets and liabilities, net of
    effects from acquired businesses:
     (Increase)decrease in accounts receivable                                           (533)         17,028
     Increase in inventories                                                           (6,910)           (329)
     (Increase) decrease in prepaid expenses                                           (6,431)            476
     Decrease in realty assets                                                              -           3,967
     Increase in accounts payable                                                       3,900           3,289
     Increase in accrued expenses                                                       1,053           8,172
     Increase (decrease) in other liabilities                                             493            (588)
     Other, net                                                                          (186)          2,863
                                                                                     --------        --------
      Cash flows from operating activities                                              2,668         174,516

Cash flows from investing activities:
  Proceeds from sale of subsidiary and product line                                     6,162               -
  Investment in joint-venture                                                          (3,510)              -
  Purchase of assets of acquired business                                                   -          (4,327)
  Purchases of property and equipment                                                  (9,921)         (4,675)
  Reduction of income tax receivables                                                   4,400               -
  Reduction in other assets                                                                97             370
  Proceeds from sale of property and equipment                                             78             150
                                                                                     --------        --------
   Cash flows from investing activities                                                (2,694)         (8,482)

Cash flows from financing activities:
  Preferred stock conversion cost                                                           -           3,637
  Payment of dividends                                                                   (573)              -
  Purchase of common stock                                                             (4,339)              -
  Common stock issued                                                                      57               -
  Repayment of long-term debt                                                          (2,920)        (18,694)
  Proceeds from borrowings under line of credit                                             -         375,213
  Reduction in borrowings under line of credit                                              -        (385,792)
                                                                                     --------        --------
   Cash flows from financing activities                                                (7,775)        (25,636)

Net decrease in cash and cash equivalents                                              (7,801)        140,398
                                                                                     --------        --------
Total cash and cash equivalents at September 30,                                     $ 40,957        $150,873
                                                                                     ========        ========

The accompanying notes are an integral part of the financial statements.

                    TALLEY INDUSTRIES, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                   (THOUSANDS)


                                                 PREFERRED STOCK                             CAPITAL IN      RETAINED
                                   --------------------------------------        COMMON      EXCESS OF       EARNINGS
                                   SERIES A       SERIES B       SERIES D        STOCK       PAR VALUE       (DEFICIT)
                                   --------       --------       --------       --------      --------       --------

BALANCE AT DECEMBER 31, 1995       $     67       $  1,548       $    120       $ 10,053      $ 86,035       $(38,959)

Net earnings                                                                                                   27,755
Conversion to common stock              (53)          (798)          (120)         4,007        (3,438)
Common stock issued                                                                  792         3,247
                                   --------       --------       --------       --------      --------       --------
BALANCE AT SEPTEMBER 30, 1996      $     14       $    750       $     --       $ 14,852      $ 85,844       $(11,204)
                                   ========       ========       ========       ========      ========       ========


BALANCE AT DECEMBER 31, 1996       $     14       $    750       $     --       $ 14,618      $ 79,884       $(20,218)

Net earnings                                                                                                     6,924
Dividends - preferred stock                                                                       (573)
Stock grant                                                                           6             51
Conversion to common stock                              (1)                           1
Common stock retirements                                                           (511)        (3,828)
                                   --------       --------       --------       --------      --------       --------
BALANCE AT SEPTEMBER 30, 1997      $     14       $    749       $     --       $ 14,114      $ 75,534       $(13,294)
                                   ========       ========       ========       ========      ========       ========

The accompanying notes are an integral part of the financial statements.

                    TALLEY INDUSTRIES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



NOTE 1 - GENERAL

         In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of September 30, 1997 and December 31, 1996 and the results of operations for the three-month and nine-month periods ended September 30, 1997 and 1996, and cash flows and changes in stockholders' equity for the nine-month periods ended September 30, 1997 and 1996. Such results, however, may not be indicative of the results for the full year.
         For additional information regarding significant accounting policies, and accounting matters applicable to the Company, reference should be made to the Company's Annual Report to Shareholders for the year ended December 31, 1996.

NOTE 2 - INVENTORIES

        Inventories are summarized as follows (in thousands):

                                                                  SEPTEMBER 30,             DECEMBER 31,
                                                                      1997                      1996
                                                                  ------------              ------------

        Raw materials and supplies                                    $12,710                 $10,995
        Work-in-process                                                11,311                  11,564
        Finished goods                                                 26,784                  26,158
        Inventories applicable to
          government contracts                                         16,402                  15,967
                                                                      -------                 -------
                                                                      $67,207                 $64,684
                                                                      =======                 =======

NOTE 3 - EARNINGS PER SHARE

        Earnings per share of Common stock and Common stock equivalents has been computed on the basis of the average number of Common shares outstanding during each period. The average number of shares has been adjusted for assumed exercise at the beginning of the period (or date of grant, if later) for any dilutive stock options, with funds obtained thereby used to purchase shares of the Company's Common stock at the average price during the period, and assumed conversion of all dilutive convertible Preferred stock. Common stock equivalents that are anti-dilutive are excluded from the computation of earnings per share and earnings are reduced by the dividend requirements on such equivalents.

NOTE 4 - ACQUISITION AND DISPOSITIONS

        In May 1997, a subsidiary of the Company sold certain assets of the connector product line. Proceeds include a note receivable for $1.9 million and cash of $.2 million.
        In March 1997, the Company sold the assets of its Canadian steel distributor. Cash proceeds from the sale were $4.1 million. The purchaser assumed $2.3 million of liabilities.
        In January 1996, a subsidiary of the Company acquired certain assets of a manufacturer of a silicone wire product line. The purchase price was approximately $4.3 million.

NOTE 5 - PREFERRED STOCK CONVERSIONS

        On February 16, 1996, the Company issued 1,905,849 shares of Talley Common stock in connection with the conversion of all of the Company's Series D Preferred stock, 702,919 more shares than originally designated. The conversion automatically extinguished all unpaid dividends on that stock, totaling approximately $2.6 million as of December 31, 1995.
        On April 22, 1996, pursuant to a conversion offer with respect to the Company's Series B and Series A Preferred stock, approximately 798,000 shares or approximately 52% of the outstanding shares of Series B and approximately 53,000 shares or approximately 79% of the Series A were converted to Common stock. Series B holders who converted received 2.5 shares of Common stock for each outstanding Series B share. Series A holders who converted received 2.0 shares of Common stock for each outstanding Series A share. Common stock issued of approximately 1,995,000 shares in connection with the conversion of Series B Preferred stock and approximately 106,000 in connection with the conversion of Series A Preferred stock was approximately 948,000 and 56,000 more shares than issuable under the stated conversion terms of the respective series of preferred stock. Prior to the conversion there were approximately 1,548,000 shares of Series B outstanding and 67,000 shares of Series A outstanding. The conversion automatically extinguished all unpaid dividends on the Series B and Series A shares that were converted totaling approximately $4.0 million ($5 per share) on the Series B Preferred stock and totaling approximately $0.3 million ($5.50 per share) on the Series A Preferred stock at March 31, 1996.

        The transactions did not impact the net earnings of the Company in 1996, but "earnings applicable to common shares (after deduction of preferred stock dividends)," as supplementally disclosed by the Company, and the "earnings per share of common stock and common stock equivalent share" were reduced. The excess of the fair value of the common shares transferred in the transactions by the Company, over the fair value of the common shares issuable pursuant to the stated conversion terms of the preferred stock, were subtracted from net earnings in the calculations of net earnings available to common shareholders and earnings per share.

NOTE 6 - BONDS REPURCHASED AND COVENANT DEFEASANCE

        During 1996, the Company repurchased $124.0 million aggregate principal amount of the Senior Discount Debentures with an accreted value of $97.4 million at the repurchase dates. The purchase price of the debentures was $106.0 million, including accrued interest and prepayment premiums. The Company recognized $12.1 million in extraordinary losses in connection with the repurchases of the Senior Discount Debentures. This amount represents the prepayment premium and deferred debt cost on the extinguished debt. During the nine months ended September 30, 1997, the Company repurchased an additional $.3 million aggregate principal amount of the Senior Discount Debentures.
        An investment was made in U.S. Treasury obligations and placed in trust in June 1997 to effect a covenant defeasance of the remaining $1.9 million principal amount of outstanding debentures. For financial reporting purposes, the assets held in trust are included in the assets of the Company and the outstanding debentures continue to be reflected as outstanding debt. The debentures will be redeemed on October 15, 1998, which is the earliest optional redemption date.

NOTE 7 - REPURCHASE OF COMMON STOCK

        In late 1996 and early 1997, the Board of Directors approved the repurchase of up to 950,000 shares of the Company's Common stock, on the open market or in negotiated transactions, from time to time, at prices deemed appropriate by the Company's officers, with such shares to be retired as authorized but unissued shares. At December 31, 1996, the total number of shares of common stock repurchased was 277,300 shares for a total cost of approximately $2.1 million. During the first half of 1997, another 510,367 shares were repurchased for a total cost of approximately $4.3 million.

NOTE 8 - AGREEMENT AND PLAN OF MERGER

        On September 26, 1997, the Company announced that it had entered into a definitive Agreement and Plan of Merger (Agreement) with Carpenter Technology Corporation (Carpenter) to be acquired for cash.
        Under the terms of the Agreement, Carpenter commenced an all-cash tender offer on October 2, 1997 for all outstanding shares of Talley stock at a price of $12 per share of Talley Common stock, $16 per share of Talley Series B Preferred stock, and $11.70 per share of Talley Series A Preferred stock. Assuming a majority (measured by aggregate voting power) of Talley's stock is duly tendered under the tender offer and not withdrawn before the expiration date of the offer (December 4, 1997, unless extended), Carpenter is obligated under the terms of the Agreement to purchase all shares of Talley stock tendered and not withdrawn, and is further obligated to complete as soon as possible an all-cash merger whereby all Talley shares remaining outstanding will be acquired for cash at the same per-share prices as under the tender offer. The tender offer is also subject to other customary conditions, including expiration of the Hart-Scott-Rodino (HSR) waiting period. The U.S. Department of Justice, Antitrust Division (DOJ) has requested that the Company and Carpenter provide DOJ certain additional information, which has the effect of automatically extending the HSR waiting period. The Company and Carpenter have advised DOJ that they intend to provide the requested information as soon as possible.
        In connection with the tender offer and proposed merger, Carpenter, the Company and certain of its present and former directors were named as defendants in various purported class action complaints filed on behalf of the stockholders of the Company. The complaints alleged, among other things, breach of fiduciary duty on the part of the Board of Directors arising out of the Merger Agreement and failure to disclose material information. On October 16, 1997 a Memorandum of Understanding was entered into by counsels for the plaintiffs and defendants requiring the Company to amend and supplement the disclosure contained in its filings with the Securities and Exchange Commission-Schedule 14D-9. In exchange, the plaintiffs agreed to dismiss the actions. The settlement is subject to various conditions, including Court approval.
        The foregoing summary of certain provisions of the Agreement is general in nature and is qualified in its entirety by reference to the definitive Agreement, which is an Exhibit to this Report. No assurance can be given that the conditions to the consummation of the tender offer and the merger under the Agreement will be fulfilled or as to the timing for consummation of the tender offer or the merger.

                    TALLEY INDUSTRIES, INC. AND SUBSIDIARIES

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


        The following is management's discussion and analysis of certain significant factors which have affected the Company. A summary of period-to-period changes in the consolidated statement of earnings is shown below (in thousands):

                                                      THREE MONTHS                       NINE MONTHS
                                                         ENDED                              ENDED
                                                      SEPTEMBER 30,                      SEPTEMBER 30,
                                               -------------------------          -------------------------
                                                 1997             1996              1997             1996
                                               --------         --------          --------         --------
REVENUES:
 Government Products
   and Services                                $ 37,648         $ 36,906          $117,775         $105,877
 Airbag Royalties                                     -          108,520                 -          121,913
 Stainless Steel Products                        29,337           34,418            88,711          105,954
 Industrial Products                             18,608           20,077            55,293           53,777
 Realty                                           2,397            2,851             2,397            4,348
                                               --------         --------          --------         --------
                                               $ 87,990         $202,772          $264,176         $391,869
                                               ========         ========          ========         ========

OPERATING INCOME:
 Government Products
   and Services                                $  2,420         $ (1,421)         $ 11,476         $  3,372
 Airbag Royalties                                     -          135,367                 -          148,760
 Stainless Steel Products                         1,740             (509)            6,770            9,351
 Industrial Products                              1,654           (7,082)            4,428           (5,996)
 Realty                                           2,346          (86,005)            8,656          (88,506)
                                               --------         ---------         --------         --------
   Total operating income                         8,160           40,350            31,330           66,981
 Corporate expense                               (2,575)          (4,889)          (14,715)         (16,202)
 Non-segment interest
   income                                           578            1,047             1,688            1,259
 Interest expense                                (3,589)          (6,694)          (10,910)         (21,066)
                                               --------         --------          --------         --------
   Earnings before
   income taxes and
   extraordinary loss                          $  2,574         $ 29,814          $  7,393         $ 30,972
                                               ========         ========          ========         ========

         Revenues for the nine-month period ended September 30, 1997 decreased $127.7 million when compared with the corresponding period in the prior year. Earnings before income taxes and extraordinary loss for the nine months ended September 30, 1997 was $7.4 million compared with $31.0 million in the first nine months of the previous year. Included in the results for periods ended September 30, 1996 were payments received from TRW Inc. of $156.4 million to settle the airbag royalties litigation. This amount, which represents a settlement for airbag royalties and certain other matters, reimbursement of litigation costs and interest from the date of award until paid, was partially offset by a provision for reserve on realty assets of $85.0 million. Royalties from automotive airbags ceased with the payments from TRW. Revenue increases for the first nine months of 1997 from the Company's Government Products and Services segment (primarily from the naval architectural and engineering unit) were offset by decreases in stainless steel revenues resulting from the March 1997 sale of the Canadian steel distributor and from lower sales, as competitive pressures from United States and foreign suppliers affected the sales volume and sales prices.
         During the nine months ended September 30, 1997 operating income from the Government Products and Services segment and the Realty segment increased when compared with the first nine months of 1996. The prior year's operating income for the Realty segment included an $85.0 million provision for reserves on realty assets; while the current year's operating income included $6.3 million realty asset reserve reversals, with the disposition of the remaining property. Prior year operating income included writedowns of goodwill and inventories in the Stainless Steel Products and the Industrial Products segments, as well as a non-recurring charge in the Government Products and Services segment regarding defense contract costs and claims.
         The gross profit percentage, excluding airbag royalties and realty, was 23.3% for the nine months ended September 30, 1997, up from the gross profit percentage of 17.8% for the comparable period in 1996. The gross profit percentage in 1996 was below historical levels due to non-recurring inventory and goodwill writedowns. The 1997 gross profit percentage is comparable to the 23.4% experienced by the Company during the first nine months of 1995.
         Net earnings for the nine months ended September 30, 1997 were $6.9 million compared to net earnings of $27.8 million for the same period in the prior year. Prior year's results included a $1.6 million extraordinary loss relating to the repurchase of the Senior Discount Debentures.

         GOVERNMENT PRODUCTS AND SERVICES. Revenue and operating income for the nine months ended September 30, 1997 increased by $11.9 million and $8.1 million, respectively, when compared with the same period in the prior year, primarily the result of an increase in service revenues from the Company's naval architectural and engineering unit and favorable results upon conclusion, or the timing of completion, of certain other contracts. Earnings were also favorably impacted in 1997 when compared with 1996, as a result of reimbursement of past research and development cost by a joint venture partner working with the Company in the development of automotive airbag inflators. Increases in research and development costs reduced earnings in 1997 and 1996 and a non-recurring charge in the third quarter of 1996 regarding defense contract costs and claims further reduced prior year earnings.

         AIRBAG ROYALTIES. As described in the Notes to the Consolidated Financial Statements for the year ended December 31, 1996, the quarterly royalty payments ceased with the payments received from TRW in the third quarter of 1996. Airbag royalties in the first nine months of 1996 were $121.9 million. This amount included a portion of the payments received from TRW to settle the airbag royalties litigation.

         STAINLESS STEEL PRODUCTS. During the first nine months of 1997, sales for the Stainless Steel Products segment decreased $17.2 million, and operating income decreased $2.6 million, when compared with the same period in 1996. Revenue and earnings were affected by the sale of the Canadian steel distributor in March 1997, and by lower sales, as competitive pressures from United States and foreign suppliers affected the sales volume and sales prices.

         INDUSTRIAL PRODUCTS. In the nine-month period ended September 30, 1997, Industrial Products sales increased $1.5 million while operating income increased $10.4 million, when compared with the same period in 1996. The prior year's earnings were affected by inventory and goodwill writedowns in the third quarter of 1996. Increases in sales and operating income also resulted from increased orders for insecticides and air fresheners.

         REALTY. In 1992, the Company initiated a plan for the orderly disposition of all its remaining real estate assets. With the receipt of $156.4 million from TRW to settle the airbag royalty dispute in the third quarter of 1996, and also in view of the slower than expected improvement in the market conditions for real estate assets, the Company re-evaluated and changed its strategy for exiting the real estate business. The Company adjusted its strategy of selling properties to end users in an orderly process over time, to a strategy of liquidation sales through pricing adjustments and/or joint development arrangements. This change in strategy resulted in a third quarter 1996 $85.0 million reserve for real estate assets. In December of 1996 all real estate properties, except for one, were sold for cash and assumption of certain liabilities. The property not included in the December 1996 sale was sold on July 30, 1997. In anticipation of the sale of this single remaining property, the Company reversed $6.3 million of excess reserves in June 1997. Segment operating income of $8.7 million reflects this reversal and compares to a $88.5 million loss for the first nine months of 1996, which included the $85.0 million reserves.

         OTHER. Interest expense for the nine months ended September 30, 1997 decreased to $10.9 million, from $21.1 million in the comparable period in 1996. The decrease is primarily due to the repurchase of a substantial portion of the Company's Senior

Discount Debentures and the paydown of the Company's revolving credit facility in the second half of 1996. The $1.6 million extraordinary loss in the second quarter of 1996, which consists of premiums paid and deferred debt costs associated with the repurchase of discount debentures, was reclassified from interest expense during the fourth quarter of 1996 and is so classified in the prior year's Statement of Earnings included in this quarterly report. The overhead expenses in the first nine months of 1997 of $14.7 million and $16.2 million in 1996 are above historical levels. The 1997 corporate expenses include $5.8 million incurred in connection with the severance payments made to the former Chief Executive Officer of the Company. Higher than normal corporate expenses were also attributed to above average proxy solicitation costs incurred in connection with the 1997 Annual Meeting of Stockholders, due to the contested nature of the meeting. The 1996 corporate expenses included an increase in employee benefit costs. The income tax provision for the first nine months of 1997 was $.5 million compared to $1.6 million in the comparable period in 1996. Due to unrecognized federal tax carryforward benefits, primarily the result of losses in the Company's real estate segment, the Company has no Federal tax provision in the 1996 or 1997 period; the tax provision is primarily for state jurisdictions.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

         At September 30, 1997, the Company had $41.0 million in cash and cash equivalents and net working capital of $105.7 million. Cash generated from operating activities for the nine months ended September 30, 1997 of $2.7 million includes earnings, and an increase in accounts payable and accrued expenses, offset by cash used to increase inventories, and an increase in prepaid expenses and other assets. Cash generated from operations during the first nine months of 1996 was $174.5 million, due primarily to receipt of the airbag royalties litigation payment settlement from TRW. Cash used in investing activities during the nine months ended September 30, 1997 was $2.7 million, consisting primarily of capital expenditures and investment in a joint venture producing airbag components offset by proceeds from the sale of assets of a subsidiary and a product line and the collection of an income tax refund receivable. Cash used in financing activities of $7.8 million reflects the repurchases of the Company's common stock, the payment of preferred stock dividends, and a decrease in the Company's long-term debt. There were no borrowings under the Company's line of credit during this period.
         In October 1993, the Company completed a major refinancing program. This refinancing program included an offering of $185 million of debt securities, consisting of $70 million gross proceeds of Senior Discount Debentures due 2005, issued by the Company to yield 12.25%, and $115 million of Senior Notes due 2003, with an interest rate of 10.75% issued by a wholly owned subsidiary of the Company, Talley Manufacturing and Technology, Inc. ("Talley Manufacturing"). In connection with this refinancing, Talley Manufacturing obtained a secured credit facility with institutional lenders.


         Borrowings under the secured credit facility may not exceed the collateral base as defined in the governing credit agreement. The facility consists of a five-year revolving credit facility of up to $40.0 million and a five-year $20.0 million term loan facility. At September 30, 1997 availability under the total facility was approximately $49.0 million, of which approximately $9.0 million (the principal balance of the term loan) was borrowed. A substantial portion of the proceeds received in 1996 from the sale of the assets of the real estate operations and from the resolution of the automotive airbag royalties litigation have been used to reduce the Company's total indebtedness.

         The Company has recently entered into a joint venture agreement with Delphi Automotive Systems to manufacture automotive airbag inflators, which will require significant capital contributions through 1998 to fund the capital requirements of the venture, as it develops its manufacturing capability. In addition, the Company is expected to have capital requirements to develop its manufacturing capability for other airbag related products. The Company is also committed to significantly higher-than-normal research and development expenditures for automotive airbag inflators and other airbag related products. These commitments will require financial resources in the next two to three years. The Company believes with present cash balances and cash available under the Company's credit facility, there will be sufficient financial resources to meet these needs and to support the long-term growth of the Company's core businesses.

         As a holding company with no significant operating or income-producing assets beyond its stock interests in Talley Manufacturing, the Company is dependent primarily upon distributions from Talley Manufacturing to meet its funding requirements. Furthermore, because certain debt covenants limit the Company's ability to incur additional indebtedness, the Company will be dependent upon the payment of dividends from Talley Manufacturing (which payments are limited by debt covenants of Talley Manufacturing) and to any future sales of equity securities as its primary sources of discretionary liquidity. Nevertheless, and particularly in light of the current September 30, 1997 cash balances of $26.6 million held at the parent holding company level, the Company believes that funds will be available to permit the Company to meet its requirements.

OTHER MATTERS

  AGREEMENT AND PLAN OF MERGER

         On September 26, 1997, the Company announced that it had entered into a definitive Agreement and Plan of Merger (Agreement) with Carpenter Technology Corporation (Carpenter) to be acquired for cash.

         Under the terms of the Agreement, Carpenter commenced an all-cash tender offer on October 2, 1997 for all outstanding shares of Talley stock at a price of $12 per share of Talley Common stock, $16 per share of Talley Series B Preferred stock, and $11.70 per share of Talley Series A Preferred stock. Assuming a majority (measured by aggregate voting power) of Talley's stock is duly tendered under the tender offer and not withdrawn before the expiration date of the offer (December 4, 1997, unless extended), Carpenter is obligated under the terms of the Agreement to purchase all shares of Talley stock tendered and not withdrawn, and is further obligated to complete as soon as possible an all-cash merger whereby all Talley shares remaining outstanding will be acquired for cash at the same per-share prices as under the tender offer. The tender offer is also subject to other customary conditions, including expiration of the Hart-Scott-Rodino (HSR) waiting period. The U.S. Department of Justice, Antitrust Division (DOJ) has requested that the Company and Carpenter provide DOJ certain additional information, which has the effect of automatically extending the HSR waiting period. The Company and Carpenter have advised DOJ that they intend to provide the requested information as soon as possible.

         In connection with the tender offer and proposed merger, Carpenter, the Company and certain of its present and former directors were named as defendants in various purported class action complaints filed on behalf of the stockholders of the Company. The complaints alleged, among other things, breach of fiduciary duty on the part of the Board of Directors arising out of the Merger Agreement and failure to disclose material information. On October 16, 1997 a Memorandum of Understanding was entered into by counsels for the plaintiffs and defendants requiring the Company to amend and supplement the disclosure contained in its filings with the Securities and Exchange Commission-Schedule 14D-9. In exchange, the plaintiffs agreed to dismiss the actions. The settlement is subject to various conditions, including Court approval.

         The foregoing summary of certain provisions of the Agreement is general in nature and is qualified in its entirety by reference to the definitive Agreement, which is an Exhibit to this Report. No assurance can be given that the conditions to the consummation of the tender offer and the merger under the Agreement will be fulfilled or as to the timing for consummation of the tender offer or the merger.

  LITIGATION - TRW INC.

         A judgment in the Company's favor in the amount of $138.0 million was entered against TRW Inc. (TRW) by the United States District Court for the District of Arizona in June 1995 following a jury verdict that TRW had repudiated and breached the April 1989 Airbag Royalty Agreement with the Company. The $138.0 million damages amount represented the jury's calculation of the present value of the remaining stream of Airbag Royalties which would have been payable by TRW through the April 2001 scheduled expiration date of the Airbag Royalty Agreement had TRW not breached the Agreement. TRW appealed the judgment, and, during the pendency of the appeal, was ordered by the District Court to continue making quarterly payments to the Company in the same amounts as if the Airbag Royalty Agreement had not been terminated and repudiated by TRW. On June 19, 1996, the United States Court of Appeal for the Ninth Circuit rejected TRW's appeal and affirmed the $138.0 million judgment. A petition for rehearing filed by TRW with the Court of Appeals was denied on July 30, 1996.

         In August 1996 TRW made payments aggregating approximately $133.1 million to the Company on account of TRW's obligations under the judgment. The payments represented the $138.0 million face amount of the judgment award, plus interest at the default rate specified by the Airbag Royalty Agreement (prime plus 5%), less the quarterly payments made by TRW pursuant to the District Court's order during the pendency of the appeal. A further payment was made by TRW at the same time in the amount of approximately $6.7 million as that portion of a court-ordered reimbursement of litigation fees and costs (and interest on the reimbursement amount at the same default rate).

         During September 1996, claims between the Company and TRW (which had been scheduled for trial) and all other matters in dispute with TRW were settled by the parties pursuant to a global settlement agreement. Under that settlement, TRW made a further cash payment to the Company on September 3, 1996 in the aggregate amount of $16.6 million. Accordingly, all claims between the parties have now been resolved, and cash payments have been made by TRW aggregating $156.4 million.

         The litigation in which this judgment was entered arose out of the Asset Purchase Agreement dated February 4, 1989 and the License Agreement dated April 21, 1989, between TRW and the Company pursuant to which TRW acquired the Company's airbag business. The court dismissed TRW's claims that the Company had breached a non-compete provision contained in the Asset Purchase Agreement, thereby entitling TRW to terminate airbag royalty payments to the Company under the License Agreement (which it purported to do in February 1994) and obtain a paid-up license to use the Company's airbag technology. The jury found in fact that TRW had improperly terminated and repudiated the License Agreement.

  RECENTLY ISSUED ACCOUNTING STANDARDS

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings per Share" which is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. Under the provisions of this new pronouncement, the Company is required to present Basic Earnings per share and Diluted Earnings per share. Basic Earnings per share is computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders is computed by deducting both dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations and also from net income. Diluted Earnings per share is computed similar to Basic Earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. Under this new pronouncement, the Company is required to disclose a reconciliation of the numerators and the denominators of the basic and diluted per-share computations for income from continuing operations, the effect that has been given to preferred dividends in arriving at income available to common stockholders in computing basic earnings per share, and securities that could potentially dilute basic earnings per share in the future that were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive for the period(s) presented.

         Had this Statement been effective for the nine months ending September 30, 1997, the Basic Earnings per share and the Diluted Earnings per share would have been $.42 and $.42, respectively.

         In June 1997, the Financial Accounting Standard Board issued SFAS No. 130 "Reporting Comprehensive Income", and SFAS No. 131 "Disclosure about Segments of an Enterprise and Related Information". Both pronouncements are effective for fiscal years beginning after December 15, 1997. The new requirements for reporting comprehensive income will have minimal impact on the Company's financial statement disclosures since items addressed by the pronouncement, not presently included in its income statements, are minor in amounts. The Company anticipates that its reportable operating segments may change and may increase in number based on the requirements of the new standard on disclosures about segments.

FORWARD-LOOKING STATEMENTS

         This Management's Discussion and Analysis of Financial Condition and Results of Operations and other sections of this Quarterly Report contain forward-looking statements that are based on current expectations, estimates and projections about the industries in which the Company operates. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

         Factors affecting the future include, but are not limited to, increasing prices and product/service competition by foreign and domestic competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely and cost effective basis; the mix of products/services; the achievement of lower costs and expenses; domestic and foreign governmental and public policy changes including environmental regulations; protection and validity of patent and other intellectual property rights; reliance on large customers; the cyclical nature of certain of the Company's businesses; the outcome of pending and future litigation and governmental proceedings and continued availability of financing, and financial resources in the amounts, at the times and on the terms required to support future business. In addition, such statements could be affected by general industry and market conditions and growth rates, general domestic and international economic conditions including interest rate and currency exchange rate fluctuations and other factors.

                           PART II - OTHER INFORMATION


ITEM 1.  LEGAL PROCEEDINGS

  LITIGATION - TRW INC.

         For a description of legal proceedings involving the Company, see "Other Matters" within Management's Discussion and
         Analysis.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

(a)      Exhibits:

          10.1 *         Severance and Settlement Agreement between  William
                         H. Mallender and Talley Industries, Inc. dated June 21, 1997.

          10.2 * Employment Agreement dated August 11, 1997 between the Company and Paul L. Foster.

            11 *         Computation of Earnings per Common and Common
                         Equivalent Share.

            27 * Financial Data Schedule for Talley Industries, Inc., September 30, 1997.

          99.1 * Ninth Amendment to the Loan and Security Agreement dated July 31, 1997 by and among Talley Manufacturing and Technology, Inc. and Transamerica Business Credit Corporation.

          99.2 * Form of Fourth Amendment to Subsidiary Loan and Security Agreements dated July 31, 1997 between Talley Manufacturing and Technology, Inc. and each of certain subsidiaries.

          99.3 Agreement and Plan of Merger among Carpenter Technology Corporation, Score Acquisition Corp. and Talley Industries, Inc. dated September 29, 1997 included as Exhibit B to Schedule 14D-9 filed October 2, 1997, incorporated herein by reference.

* Documents marked with an asterisk are filed with this report.


(b)      Reports on Form 8-K:

               There were no reports filed on Form 8-K for the three months ended September 30, 1997.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             TALLEY INDUSTRIES, INC.
                                             -----------------------------------
                                             (Registrant)



Date: November 5, 1997                       By /s/ Kenneth May
     --------------------                       --------------------------------
                                                Kenneth May
                                                Vice President, Controller
                                                Principal Accounting Officer






Date: November 5, 1997                       By /s/ Mark S. Dickerson
     --------------------                       --------------------------------
                                                Mark S. Dickerson
                                                Vice President
                                                and Secretary

                                                                       Exhibit D


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 10-K


[ X ] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
      ACT OF 1934 (FEE REQUIRED)

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996
                                       OR
[   ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

            FOR THE TRANSITION PERIOD FROM ___________ TO __________
                           COMMISSION FILE NO. 1-4778

                             TALLEY INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                           86-0180396
  (STATE OR OTHER JURISDICTION                             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                 2702 NORTH 44TH STREET, PHOENIX, ARIZONA 85008
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:(602) 957-7711

           SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                      NAME OF EACH EXCHANGE
     TITLE OF EACH CLASS                               ON WHICH REGISTERED
     -------------------                               -------------------
 COMMON STOCK, $1 PAR VALUE                            NEW YORK STOCK EXCHANGE
 SERIES B $1 CUMULATIVE CONVERTIBLE
   PREFERRED STOCK, $1 PAR VALUE                       NEW YORK STOCK EXCHANGE

        SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: NONE

         INDICATE BY CHECK MARK WHETHER THE REGISTRANT (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 DURING THE PRECEDING 12 MONTHS, AND (2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENT FOR THE PAST 90 DAYS. YES[ X ] NO[ ]

         INDICATE BY CHECK MARK IF DISCLOSURE OF DELINQUENT FILERS PURSUANT TO
ITEM 405 OF REGULATION S-K IS NOT CONTAINED HEREIN, AND WILL NOT BE CONTAINED, TO THE BEST OF REGISTRANT'S KNOWLEDGE, IN DEFINITIVE PROXY OR INFORMATION STATEMENTS INCORPORATED BY REFERENCE IN PART III OF THIS FORM 10-K OR ANY AMENDMENT TO THIS FORM 10-K. [ X ]

         THE AGGREGATE MARKET VALUE OF VOTING STOCK HELD BY NON-AFFILIATES ON JANUARY 31, 1997 WAS $127,145,000.

              APPLICABLE ONLY TO REGISTRANTS INVOLVED IN BANKRUPTCY
                  PROCEEDINGS DURING THE PRECEDING FIVE YEARS:

         INDICATE BY CHECK MARK WHETHER THE REGISTRANT HAS FILED ALL DOCUMENTS AND REPORTS REQUIRED TO BE FILED BY SECTION 12, 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 SUBSEQUENT TO THE DISTRIBUTION OF SECURITIES UNDER A PLAN CONFIRMED BY COURT. YES[ ] NO[ ]

AS OF JANUARY 31, 1997 THERE WERE 14,286,153 SHARES OF TALLEY INDUSTRIES, INC. COMMON STOCK $1 PAR VALUE OUTSTANDING.

                       DOCUMENTS INCORPORATED BY REFERENCE

         PORTIONS OF THE REGISTRANT'S DEFINITIVE PROXY STATEMENT TO BE FILED PURSUANT TO REGULATION 14A NOT LATER THAN 120 DAYS AFTER THE END OF THE FISCAL YEAR (DECEMBER 31, 1996) ARE INCORPORATED BY REFERENCE IN PART III.

TABLE OF CONTENTS


PART I                                                                            PAGE
------                                                                            ----
   Item 1.        Business

                  (a)    Developments since January 1, 1996                       I-1
                  (b)    Financial Information About Industry Segments            I-4
                  (c)    Narrative Description of Business                        I-4
                  (d)    Financial Information about Foreign and Domestic
                           Operations and Export Sales                            I-23
                  (e)    Executive Officers of the Registrant                     I-23

   Item 2.        Properties                                                      I-23

   Item 3.        Legal Proceedings                                               I-25

   Item 4.        Submission of Matters to a Vote of Security Holders             I-25

PART II

   Item 5.        Market for Registrant's Common Equity and Related
                  Stockholder Matters                                             II-1

   Item 6.        Selected Financial Data                                         II-1

   Item 7.        Management's Discussion and Analysis of Financial
                  Condition and Results of Operations                             II-1

   Item 8.        Financial Statements and Supplementary Data                     II-1

   Item 9.        Changes in and Disagreements with Accountants
                  on Accounting and Financial Disclosure                          II-2

PART III

   Item 10.       Directors and Executive Officers of the Registrant              III-1

   Item 11.       Executive Compensation                                          III-3

   Item 12.       Security Ownership of Certain Beneficial Owners
                  and Management                                                  III-3

   Item 13.       Certain Relationships and Related Transactions                  III-3

PART IV

   Item 14.       Exhibits, Financial Statement Schedules and
                  Reports on Form 8-K                                             IV-1


                  Signatures                                                      IV-2

                                     PART I


ITEM 1.  BUSINESS.

(a)  DEVELOPMENTS SINCE JANUARY 1, 1996.

AIRBAG ROYALTY SETTLEMENT

        On June 19, 1996, the United States Court of Appeals for the Ninth Circuit rejected an appeal by TRW Inc. (TRW), and affirmed the previously reported $138,000,000 judgment for the Company in TRW Inc. vs. Talley Industries, Inc. et al. In August 1996, TRW made payments aggregating approximately $133,144,000 to the Company on account of TRW's obligations under the judgment. The payments represented the $138,000,000 face amount of the judgment award, plus interest at the default rate specified by the Airbag Royalty Agreement (prime plus 5%), less the quarterly payments made by TRW pursuant to the District Court's order during the pendency of the appeal. A further payment was made by TRW at the same time in the amount of approximately $6,704,000 as that portion of a court-ordered reimbursement of litigation fees and costs (and interest on the reimbursement amount at the same default rate) from which TRW had not taken an appeal.

        During September 1996, other claims between the Company and TRW (which had been scheduled for trial) and all other matters in dispute with TRW were settled by the parties pursuant to a global settlement agreement. Under that settlement, TRW made a further cash payment to the Company on September 3, 1996 in the aggregate amount of $16,601,000. Accordingly, all claims between the parties have now been resolved, and cash payments have been made by TRW to the Company aggregating $156,449,000. The quarterly royalty payments ceased with the settlement payments from TRW.

CONVERSION OF PREFERRED STOCK

        On February 16, 1996, the Company issued 1,905,849 shares of Talley Common stock in connection with the conversion of all of the Company's Series D Preferred stock at December 31, 1995. The conversion automatically extinguished all unpaid dividends on that stock, totaling approximately $2,600,000.

        On April 22, 1996, pursuant to a conversion offer with respect to the Company's Series B and Series A Preferred stock, approximately 798,000 shares or approximately 52% of the outstanding shares of Series B and approximately 53,000 shares or approximately 79% of the Series A were converted to Common stock. Series B holders who converted received 2.5 shares of Common stock for each outstanding Series B share. Series A holders who converted received 2.0 shares of Common stock for each outstanding Series A share. Common stock of approximately 1,995,000 shares were issued in connection with the conversion of the Series B Preferred stock and approximately 106,000 shares were issued in connection with the conversion of the Series A Preferred stock. Prior to the conversion there were approximately 1,548,000 shares of Series B outstanding and 67,000 shares of Series A outstanding. The conversion automatically extinguished all unpaid dividends on the Series B and Series A shares that were converted totaling approximately $4,000,000 ($5 per share) on the Series B Preferred stock and totaling approximately $300,000 ($5.50 per share) on the Series A Preferred stock at March 31, 1996.

REPURCHASE OF SENIOR DISCOUNT DEBENTURES

        During 1996, pursuant to the terms of the 12.25% Senior Discount Debentures, the Company was required to repurchase a total of $124,002,000 aggregate principal amount of the debentures.

This amount represents over 98% of the debentures with an accreted value of $97,451,000. The Company paid $105,968,000 including accrued interest and prepayment premiums, to repurchase the tendered debentures. In connection with this debt extinguishment, the Company recognized a $12,052,000 extraordinary loss, which consists of a prepayment premium and deferred debt cost on the extinguished debt.

SALE OF REALTY ASSETS

        In 1992, the Company initiated a plan for the orderly disposition of all its remaining real estate assets. With the resolution of the airbag royalty dispute with TRW and after receiving payments in connection therewith in the third quarter of 1996, and also in view of the slower than expected improvement in the market conditions for real estate assets, the Company re-evaluated and changed its strategy for exiting the real estate business. The Company adjusted its strategy of selling properties to end users in an orderly process over time, to a strategy of liquidation sales through pricing adjustments and/or joint development arrangements. This change in strategy resulted in an $85,000,000 writedown in real estate assets for financial reporting purposes. In December of 1996 all real estate properties, except for one, were sold for cash and assumption of certain liabilities. The Company is actively marketing the remaining property.

PAYMENT OF DIVIDENDS

        On December 2, 1996, the Company paid all dividend arrearages on its Series A and Series B Preferred stock. Dividend arrearage on the Series A Preferred stock of $6.05 per share and on the Series B Preferred stock of $5.50 per share were paid on December 2, 1996 to holders of record at the close of business on November 18, 1996. Total payment of the dividend arrearage was approximately $4,206,000. The Company also resumed quarterly dividend payments on its Series A and Series B Preferred stock.

(b)  FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS.

        The disposition of the assets of the Realty Segment, the settlement of the dispute with TRW regarding, among other matters, royalties from the Airbag Royalty Segment, and the cessation of such royalties along with the significant increase during the last several years in the volume and profitability of the Company's stainless steel operations has prompted a reclassification of the Company's segments of operations. The steel operations have been segregated into a separate Stainless Steel Products segment and removed from the Industrial Products segment. The Specialty Products segment has been combined with those operations remaining in the Industrial Products segment. All prior periods have been restated to reflect the reclassifications.

        A segment description along with tables showing sales and operating income for each of the last five years, and identifiable assets for each of the last three years attributable to each of the Company's five business segments are incorporated herein by reference to the material appearing in the Notes to Consolidated Financial Statements on pages F-49 through F-57 of the Company's financial statements for the year ended December 31, 1996, included in a separate section of this report. For an additional discussion of segment operations, see also "Management's Discussion and Analysis of Financial Condition and Results of Operations" on pages F-2 through F-17 of the Company's financial statements for the year ended December 31, 1996, included in a separate section of this report.

(c) NARRATIVE DESCRIPTION OF BUSINESS.
    GENERAL

        The Company is a diversified manufacturer of a wide range of proprietary and other specialized products for defense, industrial and commercial applications. Through its Government Products and Services segment, the Company manufactures an extensive array of propellant devices and electronic components for defense systems and commercial applications and provides naval architectural and marine engineering services. The Company has participated in the automotive airbag market through its royalty agreement with TRW, which provided the Company with a quarterly payment for any airbag manufactured and sold by TRW worldwide and for any other airbag installed in a vehicle manufactured or sold in North America. The royalties ceased with the settlement payments from TRW in the third quarter of 1996, which totaled $156,449,000, as a result of the litigation involving the airbag royalty agreement and other matters (See also Litigation in the Notes to Consolidated Financial Statements). The Company's Stainless Steel Products segment manufactures and distributes stainless steel products. The Company's Industrial Products segment manufactures and sells high-voltage ceramic insulators used in power transmission and distribution systems, specialized welding equipment and systems, aerosol insecticides, air fresheners and sanitizers for the commercial and agricultural markets, and custom designed metal buttons for military and commercial uniforms and upscale fashion apparel. The Company has sold substantially all of the assets of its real estate operations.

(1) GOVERNMENT PRODUCTS AND SERVICES SEGMENT.

         The Company's Government Products and Services segment provides a wide range of products and services for government programs. The majority of the Company's products are smaller components of larger units and systems and are generally designed to enhance safety or improve performance. Products manufactured by the Company which have significant replacement requirements include items having finite shelf lives, such as propellants for pilot ejection seats, as well as products regularly consumed in training and combat situations. Many of the Company's existing products and its new product development efforts are focused on mobile, tactical and "smart" military weapons and systems. The Company is developing new technologies that will enable it to re-enter the automobile airbag market, which it pioneered prior to the sale of that business segment to TRW in 1989. The Company's primary efforts are directed towards the components of the airbag system that initiates the inflation (the initiator) and the inflator. The Company provides a broad range of architectural and engineering design consulting services for the U.S. Navy, commercial clients and shipyards, and has most recently been expanding its design services into the environmental protection market.

SOLID PROPELLANT DEVICES AND RELATED PRODUCTS

        A majority of the products manufactured by the Company's Government Products and Services segment are based upon the Company's core technologies and expertise in the design and manufacture of propellants and related products. Propellants are solid fuels which, when ignited, produce a specified thrust or volume of gas for a designated period. The Company's propellant products are typically custom designs developed by the Company in response to customers' technical requirements and specifications.

        The following sets forth a brief summary of several of the solid propellant devices and related products manufactured by the Company:

        - PILOT EJECTION SYSTEMS. The Company manufactures ejection seats and related propellant devices for aircraft ejection systems in high performance military aircraft. The Company also manufactures escape systems for a number of foreign aircraft.

        - ROCKET MOTORS. The Company manufactures a wide range of rocket motors and rocket catapults. These products include booster rockets for decoy missiles, as well as for unmanned vehicles. The Company also manufactures rocket catapults and rocket motors for its aircraft escape systems.

        - GAS GENERATORS. The Company manufactures a broad range of solid propellant gas generators. These products provide pneumatic power for guidance and control systems, hydraulic systems, and safe and arming devices on a wide range of missile systems.

        - EXTENDED RANGE MUNITIONS COMPONENTS. The Company's extended range munitions components utilize propellant technologies to dramatically extend the range of U.S. artillery. The Company's extended range munitions utilize a solid propellant to reduce drag or rocket assist to provide thrust to extend the range of new howitzer artillery.

        - DISPERSION SYSTEMS. The Company pioneered the use of airbag technologies for modern munitions delivery systems. The Company's dispersion systems utilize airbag assemblies to eject submunitions from carrier missile systems.

        - WEAPONS SYSTEMS. These weapon systems include a light anti-armor weapon for the U.S. Navy and a light-weight disposable version of a U.S. Marine Corps shoulder-launched weapon system for the U.S. Army.

        - EJECTOR RACKS. These ejection racks enable helicopter pilots to discard munitions, missiles or extra fuel in emergency situations.

        - COUNTERMEASURE SYSTEMS. The Company manufactures several training and combat countermeasure systems for naval, aircraft and submarine applications. Countermeasure systems are designed to divert incoming weapons from their targets.

        - INSENSITIVE MUNITIONS. The Company develops and manufactures propellant products which are being qualified to meet certain rigorous safety requirements. These munitions are generally insensitive to shock, puncture, high temperatures and pressure.

        - ELECTRO EXPLOSIVE DEVICES ("EED"). Electro-explosive devices manufactured by the Company include rocket motor igniters, explosive bolts and separation nuts and booster cartridges, as well as initiators for these and other components.

        -  AUTOMOTIVE AIRBAG PRODUCTS.   New products include advanced, non-
           sodium azide inflators, ceramic initiators and an inflatable seat belt.

HIGH RELIABILITY ELECTRONIC PRODUCTS

        The Company designs and manufactures specialized electronic display and monitoring devices, electromechanical instruments and components, and high performance cable assemblies which are used by the aerospace and defense industries. The Company's products are designed to perform at a high level of reliability, conform to tight tolerance specifications and withstand harsh operating environments. The following sets forth a brief summary of the primary electronic products manufactured by the Company:

        - AIR TRAFFIC CONTROL SYSTEMS. The Company has supplied electronic displays to the Federal Aviation Administration ("FAA") for over 20 years for use in certain air traffic control applications.

        - AIRBORNE FLIGHT DATA RECORDERS. The Company is a manufacturer of flight data recorders that are used on military aircraft. These flight data recorders are used to evaluate training simulations and record flight information, and are designed to maintain data integrity in the event of a crash.

        - SAFE AND ARMING DEVICES. The Company manufactures electronic and electromechanical devices which are used to safely control, arm and fire warheads on torpedoes, mines and missiles. These products are designed to meet a high standard for safety requirements. Electronic Safe and Arming Devices have advantages over electromechanical devices in that they respond far quicker, can be programmed to vary arming time, have greater precision and are more reliable.

        - INDICATORS. The Company is a producer of elapsed time indicators, event counters and fault indicators, with a significant share of the domestic aerospace market. The Company's indicator products are capable of functioning with a high degree of accuracy and are built to withstand the harsh operating environment present in aerospace applications.

        - INTERCONNECT PRODUCTS. The Company also designs, manufactures and sells high quality interconnect products and accessories for military, aerospace and commercial marketplaces. These products include high voltage silicone wire and cable, multi-pin high and low voltage connector and cable assembly interconnection systems, and triax and coax high voltage connections and cable assemblies. The major applications for these products include medical equipment, radar and CRT displays, electronic countermeasure systems and power supplies.

NAVAL ARCHITECTURE AND MARINE ENGINEERING SERVICES

        The Company's naval architecture and marine engineering business provides a broad range of consulting services for the U.S. Navy, as well as for commercial clients and shipyards. The Company's naval design and engineering business has provided services for over 35 years and possesses domestic and international experience in all phases of the design process for military and commercial ships. These services include initial feasibility and conceptual studies, contract design, and detail design and engineering for new and retrofitted ships. The Company also provides the engineering services necessary to physically integrate combat systems and electronics into Navy ships and provides program management and logistics support services to the Navy and commercial customers. The Company has been expanding its design services into the environmental protection market, and has been successful in obtaining a prime contract in support of the U.S. Navy's Hazardous Material Afloat program. The Company maintains separate segments to meet the different technical, performance and administrative needs of its customers.

        Direct contracts with the U.S. Navy currently account for a majority of the Company's naval architecture and marine engineering revenue, with additional revenue attributable to subcontracts under Navy contracts. The remaining revenues are derived from commercial shipyards or industrial customers for ship and other marine design services. The majority of the Company's contracts with the U.S. Navy are cost plus a fixed fee. Under these contracts, the Company is reimbursed for its actual costs plus a percentage fee based on the estimated costs in the original contract.

        The demand for design services for the U.S. Navy is largely driven by the number of new ship classes being developed or older classes being retrofitted, versus the actual number of ships within a class being built or operated. The majority of engineering and detail design costs are incurred with the introduction of a new class of ship or the retrofit of one or more ships of an existing class.

MARKETING

        The Company markets its government products and services directly to the Department of Defense, other U.S. government departments, foreign government agencies, and other contractors. The Company's marketing strategy focuses on those contracts and programs which are likely to be emphasized in the current defense environment and for which the Company has a competitive advantage in technology and expertise.

        The Company's technical sales personnel are strategically located across the country for easy access to its customers. The Company also uses independent sales agents to market its products to various foreign governments and to sell its electronic component products. In addition, the Company enters into joint marketing agreements with foreign manufacturers to provide access to markets not available directly to the Company.

COMPETITION

        Competition for the Company's government products and services varies widely. The markets for several of the Company's products and services are highly competitive, and many of the Company's competitors have greater financial resources than the Company. However, the Company also competes in a variety of small niche markets. Production of the products within these markets frequently requires government/product qualification, which can be costly and time-consuming to obtain. Once a contract has been has been awarded, the relatively small size of these markets often discourages additional suppliers from pursuing qualification. Within these markets the Company is occasionally a sole supplier.

        The market for the Company's electronics components products is highly competitive. The Company believes that it shares the market for aerospace elapsed time indicators, fault indicators and events counters primarily with one competitor. The Company believes that its safe and arming devices compete with several companies.

        The Company believes that its market for naval architectural and marine engineering services is served by the Company and a small number of other major firms. These companies actively compete with each other, and to a lesser extent with smaller design firms, for U.S. Navy programs, foreign contracts and subcontracts with private shipyards.

GOVERNMENT CONTRACT MATTERS

        A high percentage of the Company's government defense contracts are fixed-price contracts. The Company's naval architecture and marine engineering contracts are generally cost reimbursable. Although the Company's fixed-price contracts generally permit the Company to retain unexpected profits if costs are less than projected, the Company bears the risk that increased or unexpected costs may reduce profit or cause the Company to sustain losses on a particular contract. From time to time the Company accepts fixed-price contracts for products that have not been previously developed. In such cases, the Company is subject to the risk of delays and cost over-runs. Under U.S. Government regulations, certain costs, including financing and interest costs and foreign marketing expenses, are not allowable. The U.S. Government also regulates the methods under which costs are allocated to Government contracts. With respect to U.S. Government contracts that are obtained pursuant to an open bid process and therefore result in a firm fixed price, the Government has no right to renegotiate any profits earned thereunder. In Government contracts where the price is negotiated at a fixed price rather than on a cost-plus basis, as long as the financial and pricing information supplied to the Government is current, accurate and complete, the Government has no right to renegotiate any profits earned thereunder. However, if the Government later conducts an audit of the contractor and determines that such data was inaccurate, or incomplete or not current, the Government may initiate an action to recover the amount of any significantly overstated costs plus applicable profit or fee and interest. If the submission of inaccurate, incomplete or not current data was knowingly made, then the Government may seek to recover an additional penalty equal to the amount of the overstated costs; and if the submission was willful or intentional the Government may seek additional penalties and damages. Certain cost reimbursement contracts are also subject to review and price adjustment by the Government.

        U.S. Government contracts are, by their terms, subject to termination by the Government either for its convenience or for default by the contractor. Fixed-price contracts provide for payment upon termination for items delivered to and accepted by the Government. If the termination is for convenience, fixed-price contracts provide for payment of the contractor's costs incurred plus the costs of settling and paying claims by terminated subcontractors, other settlement expenses and a reasonable profit on its incurred performance costs. However, if a fixed-price contract termination is for default, (i) the contractor is paid such amount as may be agreed upon for completed and partially completed products and services accepted by the Government, (ii) the Government is not liable for the contractor's costs with respect to unaccepted items and is entitled to repayment of advance payments and progress payments, if any, related to the terminated portions of the contracts and (iii) the contractor may be liable for excess costs incurred by the Government in procuring undelivered products and services from another source. Foreign defense contracts generally contain comparable provisions relating to termination at the convenience of the government.

        Companies supplying defense-related products and services to the U.S. Government are subject to certain additional business risks unique to that industry. These risks include: the ability of the Government to unilaterally suspend the Company from new contracts pending resolution of alleged violations of certain procurement laws or regulations; procurements which are dependent upon appropriated funds by the Government; changes in the Government's procurement policies (such as a greater emphasis on competitive procurements or cancellation of programs due to budgetary changes); the possibility of inadvertent Government disclosure of a contractor's proprietary information to third parties; and the possible need to bid on programs in advance of design completion. A reduction in expenditures by the Government for the Company's products and services, lower margins resulting from increasingly competitive procurement policies, a reduction in the volume of contracts or subcontracts awarded to the Company, incomplete, inaccurate or non-current data allegations, terminations or cancellations of programs, or substantial cost over-runs could have an adverse effect on the Company's results of operations.

BACKLOG

        The backlog of government funded programs and firm industrial contracts in the Government Products and Services segment amounted to approximately $112.0 million at December 31, 1996, $98.9 million at December 31, 1995 and $97.3 million at December 31, 1994. The total backlog, including unfunded programs amounted to approximately $423 million at December 31, 1996, $469 million at December 31, 1995 and $97 million at December 31, 1994. The Company estimates that approximately

$82.1 million of the government funded and firm industrial backlog and $119.5 million of the total backlog outstanding at December 31, 1996 is expected to be completed or shipped during 1997.

        The term funded used herein refers to the aggregate revenue remaining to be earned at a given time under (i) contracts held by the Company (excluding renewals or extensions thereof, which are at the discretion of the customer) to the extent of the funded (i.e., appropriated by Congress and allotted to the contract by the procuring Government agency) amounts thereunder, and (ii) task orders or delivery orders issued to the Company under contracts which provide that the customer is obligated to pay only for services rendered pursuant to specific funded task orders and is not obligated to issue additional task orders or to pay the estimated total contract price. The term unfunded used herein refers to the portion of the Company's total backlog that represents the excess of the stated value of the Company's executed contracts over the amounts funded by the customer for such contracts including unexercised options.

(2)  AIRBAG ROYALTIES SEGMENT.

        This segment of the Company's business consists of the Company's royalty entitlement under the license agreement it signed with TRW in April 1989 in connection with the sale of the Company's automotive airbag business to TRW at that time. Under the terms of that license agreement, the Company was entitled to receive a royalty each quarter from TRW measured by the level of TRW's airbag sales and the level of industry sales.

        As described in the Notes to Consolidated Financial Statements under the heading Commitments and Contingencies of the Company's financial statements for the year ended December 31, 1996, included in a separate section of this report, on June 19, 1996, the United States Court of Appeals for the Ninth Circuit rejected TRW's appeal and affirmed the

$138,000,000 judgment for the Company in TRW Inc. vs. Talley Industries, Inc. et al. In August 1996, TRW made payments aggregating approximately $133,144,000 to the Company on account of TRW's obligations under the judgment. The payments represented the $138,000,000 face amount of the judgment award, plus interest at the default rate specified by the Airbag Royalty Agreement (prime plus 5%), less the quarterly payments made by TRW pursuant to the District Court's order during the pendency of the appeal. A further payment was made by TRW at the same time in the amount of approximately $6,704,000 as that portion of a court-ordered reimbursement of litigation fees and costs (and interest on the reimbursement amount at the same default rate) from which TRW had not taken an appeal.

        In September 1996, other claims between the Company and TRW (which had been scheduled for trial) and all other matters in dispute with TRW were settled by the parties pursuant to a global settlement agreement. Under that settlement, TRW made a further cash payment to the Company on September 3, 1996 in the aggregate amount of $16,601,000. Accordingly, all claims between the parties have now been resolved, and cash payments have been made by TRW to the Company aggregating $156,449,000. The quarterly royalty payment ceased with the settlement payments from TRW.

        The Company is currently developing new airbag technologies, including an improved inflator and a ceramic initiator, with initial sales for both airbag components expected in 1998.

(3)  STAINLESS STEEL PRODUCTS SEGMENT.

        The Company operates a modern stainless steel mini-mill which converts purchased stainless steel billets into a variety of grades, sizes and shapes of hot rolled and cold finished bar and rod. The facility utilizes computer automation and quality control processes that have resulted in a high standard of product quality, service and delivery. Located in South Carolina, the mini-mill has relatively low operating costs and is situated close to major north-south and east-west interstate highways. The Company has annealing, shot blasting, pickling and cold finishing capabilities, which broaden the product range, shorten lead times, improve product quality and lower costs. The Company sells its products to a number of steel distributors, including a master distributor which is owned by the Company, and to a lesser extent to industrial end-users. The Company-owned master distributor sells stainless steel bar, angle and flats to independent distributors, and also provides cutting, grinding and boring services. The Company's master distributor, which resells approximately 17% of the mini-mill's total production currently, has five distribution depots located in South Carolina, New Jersey, Pennsylvania, Illinois and Texas. The Company also owns a Canadian distributor, which sells primarily flat stainless steel products (not produced by the mini-mill). This distributor has locations in Ontario and Quebec.

        Demand for the Company's products is directly related to the level of general economic activity and the competition, and therefore, has been impacted most recently by competitive pressures from domestic and foreign
steel suppliers.   The Company's operations are technologically advanced
and its products are highly competitive in terms of quality, brand recognition and price.

MARKETING

        The Company markets its stainless steel products to distributors, manufacturers and fabricators. These organizations vary in size, complexity and purchasing structures. The Company's sales and marketing efforts use a combination of direct sales and independent distributors.

COMPETITION

        The Company's Stainless Steel Products businesses are highly competitive, with competition typically based on price, quality, delivery time, engineering expertise and customer service. The Company's competitors include major domestic and international companies, many of which have financial, technical, marketing, manufacturing, distribution and other resources substantially greater than those of the Company, as well as smaller competitors which focus on specific market niches.

BACKLOG

        The backlog of firm orders in the Stainless Steel Products segment totaled approximately $17.4 million at December 31, 1996, $27.9 million at December 31, 1995 and $26.2 million at December 31, 1994. The Company estimates that substantially all of the orders outstanding at December 31, 1996 will be delivered by December 31, 1997.

(4) INDUSTRIAL PRODUCTS SEGMENT.

        The Company's Industrial Products segment operates in three product areas: high-voltage ceramic insulators, specialty products, and other industrial products.

HIGH-VOLTAGE CERAMIC INSULATORS

        The Company's high-voltage ceramic insulator business manufactures and sells electrical insulators and related items for use in power transmission and distribution systems, principally to electric utilities, municipalities and other government units, as well as to electrical contractors and original equipment manufacturers. High-voltage ceramic insulators are required to perform with high levels of reliability and typically require product certification from electric utilities to be used for new or replacement applications. Demand for these products is influenced by the level of economic activity, particularly housing starts, with a fairly stable minimum demand level due to normal replacement and repair cycles.

        The Company's primary customers include original equipment manufacturers as well as many of the major utilities throughout the U.S. and the world.

SPECIALTY PRODUCTS

        The Company's specialty products focus on two primary markets: insect and odor control for the industrial maintenance supply, pest control and agricultural markets; and custom designed metal buttons for the military and commercial uniform and fashion markets.

        The Company offers a complete line of insecticides, air fresheners and sanitizers for sale through distributors to the industrial maintenance supply, pest control and agricultural markets. The Company's insecticide products are sold under unique trademarks to agricultural and pest control distributors, respectively, who sell to pest control professionals. The Company's insecticide formulations focus on using natural active ingredients including pyrethrin (derived from the chrysanthemum flower), boric acid and sassafras. The Company offers a complete line of insecticides to control the most common crawling and flying insects. The insecticides are mixed and packaged at the Company's Louisiana manufacturing plant and formulated into aerosol, liquid and powder form.

        Air freshening and sanitizing products are formulated and packaged for specific air freshening and sanitizing situations, which vary based on room size, type of odor to be treated, and desired fragrance. In addition, the products are designed for one of four different delivery methods: (i) metered, automatic aerosols for areas up to 6,000 cubic feet, (ii) fan delivered solids for areas up to 1,500 cubic feet,

(iii) manual aerosols for immediate air freshening and (iv) passive solids for small enclosed areas.

        In addition to manufacturing odor and insect control formulations, the Company also manufactures and sells metered and fan driven dispensers for these products. Metered dispensers utilize a timing mechanism to deliver aerosol spray at programmable time intervals. Fan driven dispensers utilize battery operated fans to distribute the scent of selected air fresheners.

        The Company designs and manufactures a wide range of custom metal buttons for the military and commercial uniform and fashion markets. The Company also produces insignias, cuff links, money clips, tie bars and other accessories as a complement to its button products. The buttons are individually stamped from custom designed steel dies.

        The use of steel dies and a brass stamping process allow the Company to produce button designs with extremely fine detail and high resolution. The Company custom designs and produces metal buttons for the U.S. military based on detailed military specifications. The market for commercial uniform buttons includes local police, fire departments and other civil servants. The Company continues to increase its presence in the fashion apparel market by working with apparel manufacturers on custom button designs for their manufactured garments.

OTHER INDUSTRIAL PRODUCTS

        The Company designs, manufactures and sells specialized advanced-technology welding equipment and systems, power supply systems and humidistats, and also provides contract assembly and manufacturing for original equipment manufacturers. The Company's welding equipment and systems are highly-engineered and advanced technologically. The Company's product lines include patented welding systems which can be remotely controlled for use in radioactive and other contaminated environments. These products are sold to the utility, pipeline, shipbuilding, aerospace and specialty construction industries.

        The power supply systems manufactured by the Company are principally low-wattage systems and are sold to original equipment manufacturers in the telecommunications, medical, computer and other industrial markets. The power supply market is highly competitive, with numerous manufacturers in the U.S.

        The Company also manufactures and sells humidistats. Humidistats are used to regulate humidity levels and are principally sold to home appliance manufacturers.

MARKETING

        The Company markets its industrial products to domestic and foreign customers. The Company utilizes a network of direct sales staff, independent distributors, manufacturers and distributors, to market its industrial products to the various pest control and sanitary supply companies, and agricultural market.

COMPETITION

        Competitors in the Industrial Products segment include a wide range of domestic and foreign manufacturers and resale distributors, and chemical and pet care companies. Competition is based on product efficiency, quality, price, delivery time, engineering expertise and the ability to offer a broad range of products.

        The Company maintains the strongest position in the resale market of porcelain products, humidistats, and military and commercial uniform button market.

BACKLOG

        The backlog of firm orders in the Industrial Products segment totaled approximately $7.7 million at December 31, 1996, $6.6 million at

December 31, 1995 and $7.4 million at December 31, 1994. The Company estimates that substantially all of the orders outstanding at December 31, 1996 will be delivered by December 31, 1997.

(5) REALTY.

        In 1992, the Company initiated a plan for the orderly disposition of all its remaining real estate assets. With the resolution of the airbag royalty dispute with TRW and after receiving payments in connection therewith in the third quarter of 1996, and also in view of the slower than expected improvement in the market conditions for real estate assets, the Company re-evaluated and changed its strategy for exiting the real estate business. The Company adjusted its strategy of selling properties to end users in an orderly process over time, to a strategy of liquidation sales through pricing adjustments and/or joint development arrangements. This change in strategy resulted in an $85,000,000 writedown in real estate assets for financial reporting purposes. In December of 1996 all real estate properties, except for one, were sold for cash and assumption of certain liabilities. The Company plans to dispose of the single property not included in the 1996 bulk sale.

(6) OTHER GENERAL INFORMATION.

        RESEARCH AND DEVELOPMENT. During the years ended December 31, 1996, 1995 and 1994, the Company's consolidated expenditures for Company-sponsored research and development activities were approximately $8.7 million, $4.2 million and $4.3 million, respectively. For the same reporting periods, customer-sponsored research and development expenditures were $8.8 million, $10.1 million and $8.2 million, respectively. The large increase in 1996 expenditures is related to the development of automotive airbag components and a continued higher level of expenditures is anticipated in the near future.

        ENVIRONMENTAL PROTECTION. The Company does not anticipate that compliance with various laws and regulations relating to the protection of the environment will have any material effect upon its capital expenditures, earnings or competitive position.

        EMPLOYEES. As of December 31, 1996, the Company had 2,494 employees, approximately 16.7% of whom are represented by unions.

        PROPRIETARY RIGHTS. Various of the Company's businesses are dependent in part upon unpatented know-how and technologies, including the solid propellent businesses. While various patents, trademarks and tradenames are held by the Company and are used in its businesses, none of them are critical to any segment, and the Company's business is not dependent upon them to a material extent.

(d) FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS AND EXPORT
SALES.

        Information required by this item is incorporated by reference to the Notes to Consolidated Financial Statements appearing under the heading "Segment Operations" on pages F-49 through F-57 of the Company's financial statements for the year ended December 31, 1996, included in a separate section of this report.

(e) EXECUTIVE OFFICERS OF THE REGISTRANT.

        Reference is hereby made to the information contained in Item 10(b) of this Form 10-K.

ITEM 2.  PROPERTIES.

        The Company's operations are conducted at numerous manufacturing and assembly plants, warehouses, offices and sales facilities located in 20 states, as well as warehouses, offices and sales facilities in Canada and the Netherlands. The principal facilities of the Government Products and Services segment include approximately 931,000 square feet of manufacturing and assembly facilities, in addition to related warehouse, office and sales facilities. The principal manufacturing and assembly facilities for this segment are located in Mesa, Arizona; Phoenix, Arizona; Rolling Meadows, Illinois; and Toledo, Ohio. The majority of these facilities are owned by the Company. However, at the two Arizona facilities, the Company owns the plants and equipment and leases the underlying land from the State of Arizona. One of these locations is leased under long-term leases, while the second location is currently under a year-to-year lease. The Company's naval architectural and engineering services are provided out of several offices, with the major ones located in New York, New York; Arlington, Virginia; Newport News, Virginia; Washington, D.C.; Pittsburgh, Pennsylvania; and Pascagoula, Mississippi, all of which are leased.

        Facilities used by the Stainless Steel Products segment include approximately 415,000 square feet of manufacturing and assembly plants and related office, warehouse and sales space, located in Hartsville, South Carolina; and sales and warehouse facilities in New Brunswick, New Jersey; Hermitage, Pennsylvania; Chicago, Illinois; Houston, Texas; Charlotte, North Carolina; Toronto and Montreal, Canada. All of the facilities are owned by the Company with the exception of sales and warehouse facilities consisting of 171,000 square feet.

        The operations of the Industrial Products segment are conducted in several facilities consisting of approximately 604,000 square feet of manufacturing, warehouse and office space located in Carey, Ohio; Knoxville, Tennessee; Waterbury, Connecticut; Randolph, Vermont; Independence, Louisiana; Davidson, North Carolina and the Netherlands. Most of these facilities are owned by the Company except for 24,000 square feet of warehouse facilities.

        In total, over two-thirds of all the facilities (by square footage) are owned by the Company and have been pledged as collateral to secure a credit facility. The Company's facilities, which are continually added to or modernized, are generally considered to be in good condition and adequate for the business operations currently being conducted.

ITEM 3.  LEGAL PROCEEDINGS.

        Information required by this item is incorporated by reference to the Notes to Consolidated Financial Statements appearing under the heading "Commitments and Contingencies" of the Company's financial statements for the year ended December 31, 1996, included in a separate section of this report.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

        No matters were submitted to a vote of security holders during the quarter ended December 31, 1996.

                                     PART II


ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS.

        The information required by this item is incorporated by reference to the material under the captions "Long-Term Debt" on pages F-29 through F-32, "Capital Stock" on pages F-38 through F-40 and "Stock Market Data" on pages F-63 through F-64 of the Company's financial statements for the year ended December 31, 1996, included in a separate section of this report.

ITEM 6. SELECTED FINANCIAL DATA.

        The information required by this item is incorporated by reference to the material under the captions "Five Year Summary of Operations," "Selected Financial Data" and "Stock Market Data" on pages F-58, F-62 through F-64, respectively, of the Company's financial statements for the year ended December 31, 1996, included in a separate section of this report.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

        The information required by this item is incorporated by reference to the material on pages F-2 through F-17 of the Company's financial statements for the year ended December 31, 1996, included in a separate section of this report.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

        The Consolidated Financial Statements, together with the report thereon by Price Waterhouse LLP, along with the material appearing under the caption "Quarterly Financial Results (Unaudited)" on pages F-60 through F-61 of the Company's financial statements for the year ended December 31, 1996, are included in a separate section of this report. (See "Index to Financial Statements and Schedules" on page F-1.)

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

        The Company's Independent Accountants during the two most recent fiscal years have neither resigned, declined to stand for re-election nor been dismissed.

                                    PART III



ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

(a)  DIRECTORS.

        The information required by this item is incorporated by reference to the material appearing under the caption "Election of Directors" of the Company's 1997 Proxy Statement.

(b)  EXECUTIVE OFFICERS.

        The names and ages of all executive officers of the Company, the offices and all other positions with the Company presently held by them, the dates of their first election to those offices and their other positions and business experience during the past five years are listed on the following page.

        There are no family relationships between any of the executive officers of the Company. All officers of the Company are elected each year at the meeting of the Board of Directors of the Company, held in connection with the annual meeting of stockholders, to serve at the pleasure of the Board of Directors of the Company. Mr. Mallender, however, is employed by the Company pursuant to a written employment contract for a term expiring on May 21, 2000. Information regarding Mr. Mallender's contract is incorporated by reference to the material appearing under the caption "Executive Compensation - Executive Employment Contracts" of the Company's 1997 Proxy Statement. There are no agreements or understandings between any officer of the Company and any person other than the Company pursuant to which he was selected as an officer of the Company.

        There have been no events under any bankruptcy or insolvency law, no criminal proceedings and no judgments, orders or injunctions relating to securities or commodities activities or business practices material to the evaluation of the ability or integrity of any officer of the Company during the past five years.


                                      III-1

    E X E C U T I V E   O F F I C E R S   O F   T H E   R E G I S T R A N T
   -------------------------------------------------------------------------

       NAME              AGE             OFFICES                                       BUSINESS EXPERIENCE
       ----              ---             -------                                       -------------------
WILLIAM H. MALLENDER      61      CHAIRMAN OF THE BOARD (1983)      CHAIRMAN OF THE BOARD (1983) AND CHIEF EXECUTIVE OFFICER
                                  AND CHIEF EXECUTIVE OFFICER       OF REGISTRANT (1981);  PRESIDENT OF REGISTRANT (1983-1981);
                                  (1981), CHAIRMAN OF THE           EXECUTIVE VICE PRESIDENT OF REGISTRANT (1981-1978);
                                  EXECUTIVE COMMITTEE (1981)        GENERAL COUNSEL OF REGISTRANT (1981-1971); SECRETARY OF
                                                                    REGISTRANT (1981-1973); VICE PRESIDENT OF REGISTRANT (1978-1971)


JACK C. CRIM              66      PRESIDENT (1983) AND CHIEF        PRESIDENT OF REGISTRANT (1983); CHIEF OPERATING OFFICER OF
                                  OPERATING OFFICER (1982)          REGISTRANT (1982);  EXECUTIVE VICE PRESIDENT OF REGISTRANT
                                                                    1983-1982; PRESIDENT, TOWNSEND DIVISION, TEXTRON, INC.
                                                                    (DIVERSIFIED MANUFACTURER) (1982-1980); GROUP VICE PRESIDENT,
                                                                    TEXTRON, INC. (1980-1973)


MARK S. DICKERSON         45      VICE PRESIDENT (1993), GENERAL    VICE PRESIDENT (1993); SECRETARY AND GENERAL COUNSEL OF
                                  COUNSEL AND SECRETARY (1982)      REGISTRANT (1982); ASSISTANT COUNSEL OF REGISTRANT (1982-1978)


KENNETH MAY               55      VICE PRESIDENT (1993) AND         VICE PRESIDENT (1993); CONTROLLER OF REGISTRANT (1982);
                                  CONTROLLER (1982)                 ASSISTANT CONTROLLER OF REGISTRANT (1981); DIRECTOR OF PLANNING
                                                                    AND BUSINESS ANALYSIS FOR REGISTRANT (1981-1978)


DANIEL R. MULLEN          55      VICE PRESIDENT (1993) AND         VICE PRESIDENT (1993); TREASURER OF REGISTRANT (1982);
                                  TREASURER (1982)                  VICE PRESIDENT OF FINANCE, SOUTHWEST PIPE AND SUPPLY COMPANY
                                                                    (PUMP MANUFACTURER) (1982); TREASURER AND CHIEF FINANCIAL
                                                                    OFFICER, AMERCO (EQUIPMENT RENTAL) (1982-1970)


                                     III-2

(c)     COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

         The information required by this item is incorporated by reference to the material appearing under the caption "Section 16(a) Beneficial Ownership Reporting Compliance" of the Company's 1997 Proxy Statement.

ITEM 11.  EXECUTIVE COMPENSATION.

        The information required by this item is incorporated by reference to the material appearing under the captions "Executive Compensation" and "The Board of Directors and its Committees" of the Company's 1997 Proxy Statement.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

        The information required by this item is incorporated by reference to the material appearing under the captions "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management of the Company" of the Company's 1997 Proxy Statement.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

        The information required by this item is incorporated by reference to the material appearing under the caption "Other Relationships and Certain Transactions" of the Company's 1997 Proxy Statement. Also, reference is made to Notes to Consolidated Financial Statements under the caption "Related Parties Transaction" of the Company's financial statements for the year ended December 31, 1996, included in a separate section of this report.


                                      III-3

                                     PART IV


ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.


    (a)-1  FINANCIAL STATEMENTS

        A list of the financial statements included herein is set forth in the Index to Financial Statements and Schedules submitted as a separate section of this Report.


    (a)-2  FINANCIAL STATEMENT SCHEDULES

        A list of the financial statement schedules included herein is contained in the accompanying Index to Financial Statements and Schedules submitted as a separate section of this Report.

    (a)-3  EXHIBITS

        Exhibits listed in the Exhibit Index on the pages preceding the exhibits of this report are filed as a part of this report.

    (b)    REPORTS ON FORM 8-K

        A report on Form 8-K was filed with a report date of December 3, 1996, reporting the sale of all, except for one, of the Company's real estate properties for cash and assumption of certain liabilities.

                                   SIGNATURES

           Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  TALLEY INDUSTRIES, INC.



                                  By Mark S. Dickerson
                                     ---------------------------------
March 25, 1997                       Mark S. Dickerson
Phoenix, Arizona                     Vice President and Secretary


              Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

William H. Mallender               Director, Chairman
--------------------------            of the Board
William H. Mallender               Principal Executive
                                     Officer                     March 25, 1997



Jack C. Crim                       Director, President
--------------------------         Chief Operating
Jack C. Crim                         Officer                     March 25, 1997



Kenneth May                        Vice President,
--------------------------         Controller
Kenneth May                        Principal Accounting
                                     Officer                     March 25, 1997



Daniel R. Mullen                   Vice President,
-------------------------          Treasurer
Daniel R. Mullen                   Principal Financial
                                     Officer                     March 25, 1997

Neil W. Benson                     Director                      March 25, 1997
-------------------------
Neil W. Benson




Paul L. Foster                     Director                      March 25, 1997
-------------------------
Paul L. Foster




Townsend W. Hoopes                 Director                      March 25, 1997
-------------------------
Townsend W. Hoopes




Fred Israel                        Director                      March 25, 1997
-------------------------
Fred Israel




Joseph A. Orlando                  Director                      March 25, 1997
-------------------------
Joseph A. Orlando




Alex Stamatakis                    Director                      March 25, 1997
-------------------------
Alex Stamatakis




John W. Stodder                    Director                      March 25, 1997
-------------------------
John W. Stodder




-------------------------          Director
Donald J. Ulrich




David Victor                       Director                      March 25, 1997
-------------------------
David Victor

                      This page intentionally left blank.

                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULES





The following documents are filed as part of this report:

                                                                                                            Page in
                                                                                                          This Report
                                                                                                          -----------
   (1)    Financial Statements:
          Management's Discussion and Analysis of
              Financial Condition and Results of Operations..............................................    F-2
          Consolidated Statement of Earnings  - Years ended
              December 31, 1996, 1995 and 1994...........................................................    F-18
          Consolidated Balance Sheet - December 31, 1996
              and 1995...................................................................................    F-19
          Consolidated Statement of Changes in Stockholders'
              Equity - Years ended December 31, 1996,
              1995 and 1994..............................................................................    F-21
          Consolidated Statement of Cash Flows - Years ended
              December 31, 1996, 1995 and 1994...........................................................    F-22
          Notes to Consolidated Financial Statements,
              including Summary of Segment Operations....................................................    F-23
          Five Year Summary of Operations................................................................    F-58
          Report of Independent Accountants..............................................................    F-59
          Quarterly Financial Results....................................................................    F-60
          Selected Financial Data and Supplemental Data..................................................    F-62
          Stock Market Data..............................................................................    F-63

          Financial Statement Schedules:

              I  -  Condensed Financial Information of
                    Registrant...........................................................................    F-67

             II  -  Valuation and Qualifying Accounts ...................................................    F-73

            III  -  Real Estate and Accumulated Depreciation.............................................    F-74

             IV  -  Mortgage Loans on Real Estate........................................................    F-75


     All other schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or notes thereto.

    Separate financial statements for 50% or less owned companies accounted for by the equity method have been omitted because each such company does not constitute a significant subsidiary.

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


INTRODUCTION

  For the year ended December 31, 1996 the Company had net earnings of $18.7 million compared to $18.0 million in 1995. Revenue and earnings were significantly impacted in 1996 by the receipt of $156.4 million from TRW Inc.
(TRW) in satisfaction of the court's judgment relating to the Company's airbag royalties dispute and certain other matters. Earnings in 1996 also include an $85.0 million provision for reserves on real estate as a result of the Company's change in strategy for exiting the real estate business. The results of operations in 1996 also includes a $12.1 million extraordinary loss from the early extinguishment of substantially all of the Company's 12.25% Senior Discount Debentures.

  Revenues in 1996 were $502.7 million, compared to $385.3 million in 1995. Increases in revenues from the Company's Airbag Royalties segment were partially offset by decreases in revenues from the Stainless Steel Products segment. The reduction in Stainless Steel Products segment revenue is primarily associated with lower selling prices as a result of competitive pressures from domestic and foreign suppliers.

  The gross profit percentage on sales and services (exclusive of airbag and other royalties) decreased from 23.4% in 1995 to 17.9% in 1996. The decrease is primarily due to $10.7 million in non-recurring writedowns of inventory and other cost of sales items and is also due in part to lower margins on sales in the Stainless Steel Products segment.

  Revenue for the year ended December 31, 1995 increased $57.5 million when compared with 1994. Net earnings of $18.0 million in 1995 compares with a net earnings of $3.5 million in 1994. The gross profit percentage decreased from 24.1% in 1994 to 23.4% in 1995, primarily due to completion in 1994 of certain non-recurring high margin defense contracts.

SEGMENT OPERATIONS

  The disposition of the assets of the Realty Segment, the settlement of the dispute with TRW regarding, among other matters, royalties from the Airbag Royalty segment, and the cessation of such royalties along with the significant increase during the last

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


SEGMENT OPERATIONS, CONTINUED

several years in the volume and profitability of the Company's stainless steel operations has prompted a reclassification of the Company's segments of operations. The steel operations have been segregated into a separate Stainless Steel Products segment and removed from the Industrial Products segment. The Specialty Products segment has been combined with those operations remaining in the Industrial Products segment. All prior periods have been restated to reflect the reclassification.

GOVERNMENT PRODUCTS AND SERVICES

  Revenue from the Government Products and Services segment in 1996 increased $8.1 million or 5.8% compared with 1995. Operating income decreased $3.2 million or 30.9%. The increase in revenue is primarily the result of increased service revenues from the Company's naval architectural and marine engineering services business. The decrease in operating income resulted primarily from a $3.9 million non-recurring charge in the third quarter regarding defense contract costs and claims along with increased levels of research and development. Short-term earnings in this segment are expected to be impacted by above normal levels of airbag research and development cost. Benefits from this effort are expected as soon as 1998.

   The Company has experienced a reduction in some defense contract revenue and has not been fully excluded from the effects of defense budget cuts. However, management believes that its defense businesses are relatively well-positioned within their respective markets and are focused on products consistent with the current military philosophy, which emphasizes "smart", tactical weapons and lighter, more mobile fighting forces. In addition, management is emphasizing non-military products to lessen the Company's dependency on government contracts.

  Revenue and operating income for the year ended December 31, 1995 decreased by $1.5 million and $8.0 million, respectively, when compared with 1994. The decrease in revenue and operating income

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



GOVERNMENT PRODUCTS AND SERVICES, CONTINUED

resulted primarily from the overall reduction in U.S. defense spending and the completion of certain non-recurring contracts and certain contract delays.

AIRBAG ROYALTY

    Revenue from airbag royalties increased from $24.0 million in 1995 to $121.9 million in 1996. Revenue in the current year includes a portion of the payments received from TRW Inc. to settle the airbag royalties litigation that had been in dispute for several years. Remaining portions of the $156.4 million TRW payments represent reimbursement of litigation costs and interest from the date of the award until paid, and the settlement of certain other claims between the Company and TRW.

  The third quarter payments from TRW with respect to the airbag royalties litigation represented the jury's calculation of the present value of the remaining stream of airbag royalties which would have been payable by TRW through April 2001 in accordance with the Airbag Royalty Agreement, plus interest at the default rate specified by the Airbag Royalty Agreement (prime plus 5%), less the quarterly payments made by TRW pursuant to the District Court's order during the pendency of the appeal. The settlement payment resolved all claims and disputes between the Company and TRW Inc. (See also "Litigation-TRW Inc." as a separate caption within Management's Discussion and Analysis of Financial Condition and Results of Operations).

  Royalty income from automotive airbags increased from $17.3 million in 1994 to $24.0 million in 1995.

STAINLESS STEEL PRODUCTS

  The Stainless Steel Products segment had a decrease in revenue of $9.4 million, or 6.5%, and a decrease in operating income of $8.7 million in 1996 when compared to 1995. The decrease in revenue and operating income is primarily related to the competitive pressures from domestic and foreign suppliers in the

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                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


STAINLESS STEEL PRODUCTS, CONTINUED

cyclical stainless steel business and accordingly, resulted in lower selling prices and consequently lower margins. The decrease in operating income is also due to a $1.9 million non-recurring writedown in goodwill during 1996. Revenue and operating income, while below 1995 results, are at a level above historical performance levels.

  In 1995, revenue and operating income for this segment increased $47.8 million and $13.0 million, respectively, when compared to 1994. The increases were due primarily to the increased orders and higher selling prices for stainless steel bars and rods resulting from an improved national economy, a reduction in the number of competitors and improved market share.

INDUSTRIAL PRODUCTS

  Revenue of $74.0 million for the Industrial Products segment was approximately equal to revenue in 1995, however, operating income decreased $11.8 million in 1996 when compared to 1995. The decrease in operating income is primarily a result of a $9.1 million non-recurring inventory and goodwill writedown. Also contributing to the decrease in operating income is a general slow-down in the apparel industry, which decreased button sales, and the effects of the weather which has impacted insecticide sales.

  In 1995, revenue and operating income for this segment increased $9.4 million and $2.4 million, respectively, when compared to 1994. The increases resulted from higher sales of ceramic insulators and the acquisition of a manufacturer of metal buttons in mid 1994.

REALTY

  In 1992, the Company initiated a plan for the orderly disposition of all its remaining real estate assets. With the resolution of the airbag royalty dispute and after receiving payments in connection therewith in the third quarter of 1996, and also in view of the slower than expected improvement in the market

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



REALTY, CONTINUED

conditions for real estate assets, the Company re-evaluated and changed its strategy for exiting the real estate business. The Company adjusted its strategy of selling properties to end users in an orderly process over time, to a strategy of liquidation sales through pricing adjustments and/or joint development arrangements. This change in strategy resulted in a third quarter $85.0 million reserve for real estate assets. In December of 1996 all real estate properties, except for one, were sold for cash and assumption of certain liabilities. The Company plans to dispose of the single property not included in this bulk sale. Sales in the Realty segment were $22.8 million in 1996, $2.2 million in 1995 and $7.2 million in 1994. The operating loss increased from $11.4 million in 1995 to $88.5 million in 1996 due primarily to the $85.0 million provision for reserve on realty assets.

OTHER MATTERS

  In 1996, other income, net of other expenses was a net income of $16.3 million, compared to a net expense of $3.6 million in 1995 and $3.0 million in 1994. The $19.9 million increase in income is primarily the result of interest income earned on the TRW Inc. litigation proceeds, earned from the date of the award until paid, and also earned on invested funds upon receipt. In 1995 and 1994 the other income, net of expense, included as the major component, expenses incurred in connection with holding and developing real estate properties. These expenses were $3.6 million in each of the years 1995 and 1994, and are included in the Realty segment operating results. Corporate overhead was $18.8 million in 1996, $15.5 million in 1995 and $17.2 million in 1994. The amounts in 1995 and 1994 are above normal levels due to litigation costs in 1995 of approximately $5.0 million, and in 1994 of approximately $6.0 million related to resolution of claims in connection with airbag royalties. Corporate expenses in 1996 include an increase

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



OTHER MATTERS, CONTINUED

in employee benefit costs and also include litigation cost incurred in connection with the airbag royalties litigation. Litigation costs were fully offset by reimbursement of these costs, which were received upon settlement of the litigation in the third quarter.

  Due to an unrecognized federal tax carryforward benefit, primarily the result of losses in the Company's Realty segment, the Company has had no federal tax provision in 1996, 1995 and 1994. The income tax provision for 1996 was $1.8 million compared to a provision of $3.4 million in 1995.

  The Company's backlog of funded government contracts and firm industrial orders was approximately $137.1 million as of December 31, 1996 and $133.5 million as of December 31, 1995. The government backlog, including funded and unfunded components and firm industrial contracts at December 31, 1996 and 1995 totaled $447.7 million and $503.3 million, respectively.

  The term "funded" used herein refers to the aggregate revenue remaining to be earned at a given time under (i) contracts held by the Company (excluding renewals or extensions thereof, which are at the discretion of the customer) to the extent of the funded (i.e., appropriated by Congress and allotted to the contract by the procuring Government agency) amounts thereunder, and (ii) "task orders" or "delivery orders" issued to the Company under contracts which provide that the customer is obligated to pay only for services rendered pursuant to specific funded task orders and is not obligated to issue additional task orders or to pay the estimated total contract price. The term "unfunded" used herein refers to the portion of the Company's total backlog that represents the excess of the stated value of the Company's executed contracts over the amounts funded by the customer for such contracts including unexercised options.

  Substantially all operations of the Company are located within the United States. The Company operates a steel distribution system in Canada which had sales in 1996 of $15.2 million or 3.0% of consolidated revenue and earnings before income taxes of $0.7 million.

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



OTHER MATTERS, CONTINUED

  Foreign exchange gains and losses for each of the last three years have not been material. The general lack of inflationary pressures in areas where the Company and its subsidiaries operate also limited the impact of changing prices on the Company's sales and income from operations for the three years ended December 31, 1996.

RECENTLY ISSUED ACCOUNTING STANDARDS

  In October 1994 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123 "Accounting for Stock-Based Compensation," which is effective for transactions entered into in fiscal years that begin after December 15, 1995. Under the provisions of this new pronouncement, the Company is required to account for such transactions under the "fair value" based method or the "intrinsic value" based method. Under the "fair value" based method, compensation cost is measured at the grant date, based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the "intrinsic value" based method, (present accounting), compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date, over the amount an employee must pay to acquire the stock. For stock options, fair value is determined using an option-pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option, the volatility of the underlying stock and the expected dividend on it, and the risk-free interest rate over the expected life of the option. Certain pro-forma disclosures are required when a Company uses the "intrinsic value" based method instead of the "fair value" based method. The Company presently accounts for stock based compensation in accordance with APB Opinion No. 25 "Accounting for Stock Issued to Employees", and will continue to apply APB No. 25 for purposes of determining net income, as provided for in the recent pronouncement. The Company has presented in the Notes to

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



OTHER MATTERS, CONTINUED

RECENTLY ISSUED ACCOUNTING STANDARDS, CONTINUED

the financial statements the pro forma and other disclosures required by SFAS No. 123. (Also see "Stock Option Plans" under the caption "Benefit Plans" in the Notes to Consolidated Financial
Statements).

  Other pronouncements issued by the Financial Accounting Standards Board with future effective dates are either not applicable or not material to the consolidated financial statements of the Company.

  LITIGATION - TRW INC.

  A judgment in the Company's favor in the amount of $138.0 million was entered against TRW Inc. (TRW) by the United States District Court for the District of Arizona in June 1995 following a jury verdict that TRW had repudiated and breached the April 1989 Airbag Royalty Agreement with the Company. The $138.0 million damages amount represented the jury's calculation of the present value of the remaining stream of Airbag Royalties which would have been payable by TRW through the April 2001 scheduled expiration date of the Airbag Royalty Agreement had TRW not breached the Agreement. TRW appealed the judgment, and, during the pendency of the appeal, was ordered by the District Court to continue making quarterly payments to the Company in the same amounts as if the Airbag Royalty Agreement had not been terminated and repudiated by TRW. On June 19, 1996, the United States Court of Appeal for the Ninth Circuit rejected TRW's appeal and affirmed the $138.0 million judgment. A petition for rehearing filed by TRW with the Court of Appeals was denied on July 30, 1996.

  In August 1996 TRW made payments aggregating approximately $133.1 million to the Company on account of TRW's obligations under the judgment. The payments represented the $138.0 million face amount of the judgment award, plus interest at the default rate

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



OTHER MATTERS, CONTINUED

  LITIGATION - TRW INC., CONTINUED

specified by the Airbag Royalty Agreement (prime plus 5%), less the quarterly payments made by TRW pursuant to the District Court's order during the pendency of the appeal. A further payment was made by TRW at the same time in the amount of approximately $6.7 million as that portion of a court-ordered reimbursement of litigation fees and costs (and interest on the reimbursement amount at the same default rate).

  During September 1996, claims between the Company and TRW (which had been scheduled for trial) and all other matters in dispute with TRW were settled by the parties pursuant to a global settlement agreement. Under that settlement, TRW made a further cash payment to the Company on September 3, 1996 in the aggregate amount of $16.6 million. Accordingly, all claims between the parties have now been resolved, and cash payments have been made by TRW aggregating $156.4 million.

  The litigation in which this judgment was entered arose out of the Asset Purchase Agreement dated February 4, 1989 and the License Agreement dated April 21, 1989, between TRW and the Company pursuant to which TRW acquired the Company's airbag business. The court dismissed TRW's claims that the Company had breached a non-compete provision contained in the Asset Purchase Agreement, thereby entitling TRW to terminate airbag royalty payments to the Company under the License Agreement (which it purported to do in February 1994) and obtain a paid-up license to use the Company's airbag technology. The jury found in fact that TRW had improperly terminated and repudiated the License Agreement.

  LITIGATION - ARIZONA DEPARTMENT OF REVENUE

  The Arizona Department of Revenue issued Notices of Correction of Income Tax dated March 17, 1986 to the Company for the fiscal year ending March 31, 1983. These Notices pertain to whether subsidiaries of the Company must file separate income tax returns

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



OTHER MATTERS, CONTINUED

  LITIGATION - ARIZONA DEPARTMENT OF REVENUE, CONTINUED

in Arizona rather than allowing the Company to file on a consolidated basis. The amount of additional Arizona income tax alleged to be due as a result of the Notices of Correction was approximately $0.4 million plus interest. In May 1992 the Arizona Tax Court granted judgment in favor of the Company and against the Department on all claims asserted against the Company. In October 1992 the Tax Court entered judgment in favor of the Company awarding the Company approximately $0.6 million for the Arizona income taxes the Company overpaid for its fiscal year ending March 31, 1983 together with interest and attorneys' fees.

  In September 1994, the Arizona Court of Appeals reversed the 1992 Arizona Tax Court ruling that entitled the Company to file a combined tax return in the State of Arizona for the fiscal year ended March 31, 1983, and in April 1995, the Supreme Court of the State of Arizona denied the Company's Petition for Review. Based on the appellate court decision, the Company in 1995 paid approximately $1.3 million in taxes and interest for the period ending March 31, 1983. On October 15, 1996 the Company made a payment of $4.8 million to resolve the dispute for the periods ending December 31, 1984 and 1985. Legislation adopted in 1994 in Arizona specifically allows companies to file combined tax returns in Arizona for periods from January 1, 1986.

  ENVIRONMENTAL

  A subsidiary of the Company has been named as a potentially responsible party by the Environmental Protection Agency ("EPA") under the Comprehensive Environmental Response Compensation and Liability Act in connection with the remediation of the Beacon Heights Landfill in Beacon Falls, Connecticut. Management's review indicates that the Company sent ordinary rubbish and off-specification plastic parts to this landfill and did not send any

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



OTHER MATTERS, CONTINUED

  ENVIRONMENTAL, CONTINUED

hazardous wastes to the site. A coalition of potentially responsible parties has entered into consent decrees with the EPA to remediate the site. The coalition has in turn brought an action against other potentially responsible parties, including a subsidiary of the Company, to contribute to the cleanup costs. The federal district court hearing the case dismissed claims against the subsidiary. However, in November 1996 the Second Circuit Court of Appeals reversed the district court's ruling and remanded the case for trial. Based upon management's review and the status of the proceedings, management believes that any reasonably anticipated losses from this claim will not result in a material adverse impact on the results of operations or the financial position of the Company.

  The current owner of a site in Athens, Georgia is conducting an informal investigation of alleged groundwater contamination. A subsidiary of the Company was an owner of the site until March 1988, and is cooperating with the investigation. The Georgia Environmental Protection Division made a determination in 1995 that the site should be listed on its Hazardous Site Inventory. No lawsuit or administrative enforcement proceedings have been initiated in this matter. Based on remediation estimates received, management believes that any reasonably anticipated losses from the alleged contamination will not result in a material adverse impact on the results of operations or the financial position of the Company.

LIQUIDITY AND CAPITAL RESOURCES

  In October 1993, the Company completed a major refinancing program. This refinancing program included an offering of $185 million of debt securities, consisting of $70 million gross proceeds of Senior Discount Debentures due 2005, issued by the Company to yield 12.25% and $115 million of Senior Notes due 2003,

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS



LIQUIDITY AND CAPITAL RESOURCES, CONTINUED

with an interest rate of 10.75% issued by a wholly owned subsidiary of the Company, Talley Manufacturing and Technology, Inc. ("Talley Manufacturing"). In connection with this refinancing, Talley Manufacturing obtained a secured credit facility of $60.0 million with institutional lenders.

  Borrowings under the secured credit facility may not exceed the collateral base as defined in the governing credit agreement. The facility consists of a five-year revolving credit facility of up to $40.0 million and a five-year $20.0 million term loan facility. At December 31, 1996 availability under the total facility was approximately $52.0 million, of which approximately $12.0 million was borrowed.

  The Company anticipates that the present capital structure will support the long-term growth of the Company's core businesses. A substantial portion of the proceeds received from the sale of the assets of the real estate operations and from TRW, which resulted from the recent airbag royalty litigation settlement, have been used to reduce the Company's total indebtedness.

  As a holding company with no significant operating or income-producing assets beyond its stock interests in Talley Manufacturing and the subsidiaries holding its remaining real estate operations (a single California property), the Company will be dependent primarily upon distributions from those subsidiaries in order to meet its debt service and other obligations. The Company will be entitled to receive certain distributions from Talley Manufacturing (absent certain defaults under Talley Manufacturing indebtedness) until the end of 1998, to be used to fund certain carrying and other costs associated with the disposition of the Company's real estate assets. The Company is required to use certain funds received from Talley Manufacturing and certain funds from real estate sales to make offers to redeem the Company's Senior Discount Debentures. Such funds have been used to redeem all but $2.1 million of the Debentures as of December 31, 1996.

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



LIQUIDITY AND CAPITAL RESOURCES, CONTINUED

  Because the cash available to the Company is required to be used for these specific purposes, and because certain debt covenants limit the Company's ability to incur additional indebtedness, the Company will be dependent upon the payment of dividends from Talley Manufacturing (which payments will generally be limited by debt covenants of Talley Manufacturing) and to future sales of equity securities as its primary sources of discretionary liquidity. Nevertheless, and particularly in light of the absence of requirements for the Company to make cash payments of interest on its Senior Discount Debentures until April 15, 1999, and the amount of outstanding Senior Discount Debentures, after the repurchases discussed below, and due to the unallocated portion of excess royalties that resulted from the recent airbag litigation settlement, which are now available, the Company believes that funds will be available in sufficient amounts, and at the required times, to permit the Company to meet its obligations.

  At December 31, 1996, the Company had $48.8 million in cash and cash equivalents and net working capital of $106.5 million. Cash generated from operating activities for the year ended December 31, 1996 was $172.7 million. The higher than normal cash generation primarily reflects settlement proceeds of $156.4 million from TRW Inc., $16.0 million net proceeds from sale of real estate assets, and a $16.6 million reduction in accounts receivable. Cash generated from operations during 1995 was $14.5 million. Cash used in investing activities during the year ended December 31, 1996 was $10.3 million, consisting primarily of assets purchased as a part of a product line acquisition, and capital expenditures. Cash used in financing activities of $124.1 million reflects a reduction in long-term debt due primarily to the repurchase of substantially all of the Company's Senior Discount Debentures and a reduction in the Company's revolving debt facility.

  During 1996, the Company repurchased $124.0 million aggregate principal amount of the Senior Discount Debentures with an accreted value of $97.4 million. The purchase price of the

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



LIQUIDITY AND CAPITAL RESOURCES, CONTINUED

debentures was $106.0 million, including accrued interest and prepayment premiums. The Company recognized $12.1 million in extraordinary losses in connection with the repurchases of the Senior Discount Debentures. This amount represents the prepayment premium and deferred debt cost on the extinguished debt.

  On February 16, 1996, the Company issued 1,905,849 shares of Talley Common stock in connection with the conversion of all of the Company's Series D Preferred stock, 702,919 more shares than originally designated. The conversion automatically extinguished all unpaid dividends on that stock, totaling approximately $2.6 million as of December 31, 1995.

  On April 22, 1996, pursuant to a conversion offer with respect to the Company's Series B and Series A Preferred stock, approximately 798,000 shares or approximately 52% of the outstanding shares of Series B and approximately 53,000 shares or approximately 79% of the Series A were converted to Common stock. Series B holders who converted received 2.5 shares of Common stock for each outstanding Series B share. Series A holders who converted received 2.0 shares of Common stock for each outstanding Series A share. Common stock issued of approximately 1,995,000 shares in connection with the conversion of the Series B Preferred stock and approximately 106,000 shares in connection with the conversion of Series A Preferred stock was approximately 948,000 and 56,000 more shares than issuable under the original terms of the respective series of preferred stock. Prior to the conversion there were approximately 1,548,000 shares of Series B outstanding and 67,000 shares of Series A outstanding. The conversion automatically extinguished all unpaid dividends on the Series B and Series A shares that were converted, totaling approximately $4.0 million ($5 per share) on the Series B Preferred stock and totaling approximately $0.3 million ($5.50 per share) on the Series A Preferred stock at March 31, 1996.

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



LIQUIDITY AND CAPITAL RESOURCES, CONTINUED

  On December 2, 1996, the Company paid all dividend arrearages on its Series A and Series B Preferred stock. Dividend arrearage on the Series A Preferred stock of $6.05 per share and on the Series B Preferred stock of $5.50 per share were paid on December 2, 1996 to holders of record at the close of business on November 18, 1996. Total payment of the dividend arrearage was approximately $4.2 million. The Company also resumed quarterly dividend payments on its Series A and Series B Preferred stock.

  In late 1996 and early 1997, the Board of Directors approved the repurchase of up to 950,000 shares of the Company's Common stock, in the open market or in negotiated transactions, from time to time, at prices deemed appropriate by the Company's officers, with such shares to be retired as authorized but unissued shares. At December 31, 1996, the total number of Common shares repurchased was 277,300 shares for a total cost of approximately $2.1 million.

FORWARD-LOOKING STATEMENTS

  This Management's Discussion and Analysis of Financial Condition and Results of Operations and other sections of this Annual Report contain forward-looking statements that are based on current expectations, estimates and projections about the industries in which the Company operates. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



FORWARD-LOOKING STATEMENTS, CONTINUED

  Factors affecting the future include, but are not limited to, increasing prices and product/service competition by foreign and domestic competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost effective basis; the mix of products/services; the achievement of lower costs and expenses; domestic and foreign governmental and public policy changes including environmental regulations; protection and validity of patent and other intellectual property rights; reliance on large customers; the cyclical nature of certain of the Company's businesses; the outcome of pending and future litigation and governmental proceedings and continued availability of financing, and financial resources in the amounts, at the times and on the terms required to support future business. In addition, such statements could be affected by general industry and market conditions and growth rates, general domestic and international economic conditions including interest rate and currency exchange rate fluctuations and other factors.

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENT OF EARNINGS

Years Ended December 31,                                                 1996                 1995                  1994
--------------------------------------------                         ------------         ------------          ------------
Sales                                                                $309,169,000         $301,296,000          $249,201,000
Services                                                               70,315,000           58,821,000            59,989,000
Royalties                                                             123,214,000           25,169,000            18,570,000
--------------------------------------------                         ------------         ------------          ------------
                                                                      502,698,000          385,286,000           327,760,000
--------------------------------------------                         ------------         ------------          ------------

Cost of sales                                                         249,307,000          224,236,000           182,415,000
Cost of services                                                       62,258,000           51,485,000            52,314,000
Selling, general and administrative expenses                           64,393,000           63,297,000            62,763,000
Provision for reserve on realty assets                                 85,000,000            7,000,000                     -
--------------------------------------------                         ------------         ------------          ------------
                                                                      460,958,000          346,018,000           297,492,000
--------------------------------------------                         ------------         ------------          ------------

Earnings from operations                                               41,740,000           39,268,000            30,268,000

Other income (expense), net                                            16,295,000           (3,629,000)           (2,978,000)
--------------------------------------------                         ------------         ------------          ------------
                                                                       58,035,000           35,639,000            27,290,000

Interest expense                                                       25,406,000           28,666,000            28,089,000
--------------------------------------------                         ------------         ------------          ------------

Earnings (loss) before income taxes and
  extraordinary gains (loss)                                           32,629,000            6,973,000              (799,000)

Income tax provision (benefit)                                          1,836,000            3,418,000            (4,305,000)
--------------------------------------------                         ------------         ------------          ------------

Earnings before extraordinary gains (loss)                             30,793,000            3,555,000             3,506,000
Extraordinary gains (loss), net of
 income taxes                                                         (12,052,000)          14,409,000                     -
--------------------------------------------                         ------------         ------------          ------------

Net earnings                                                         $ 18,741,000         $ 17,964,000          $  3,506,000
============================================                         ============         ============          ============

Earnings applicable to common shares
  (after deduction of preferred stock
  dividends and value of induced conversion)                         $  5,608,000         $ 15,801,000          $  1,339,000
============================================                         ============         ============          ============

Earnings per share of common stock
  and common stock equivalents:
    Before extraordinary gains (loss)                                $       2.13         $        .25          $        .13
    Extraordinary gains (loss)                                               (.87)                1.03                     -
    Value of induced conversion                                              (.86)                   -                     -
--------------------------------------------                         ------------         ------------          ------------
    Net earnings                                                     $        .40         $       1.28          $        .13
============================================                         ============         ============          ============

Weighted average shares outstanding                                    13,913,000           14,001,000            10,412,000
============================================                         ============         ============          ============


The accompanying notes are an integral part of the financial statements.

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES




CONSOLIDATED BALANCE SHEET


December 31,                                                       1996                      1995
---------------------------------                             ------------              ------------
ASSETS

Cash and cash equivalents                                     $ 48,758,000              $ 10,475,000

Accounts receivable, net of
  allowance for doubtful accounts
  of $925,000 in 1996 and
  $1,275,000 in 1995                                            53,090,000                69,453,000

Inventories                                                     64,684,000                67,191,000

Deferred income taxes                                            3,660,000                 1,200,000

Prepaid expenses                                                 6,100,000                 8,296,000
---------------------------------                             ------------              ------------

  Total current assets                                         176,292,000               156,615,000


Realty assets                                                            -               104,964,000

Long-term receivables, net                                       6,517,000                10,113,000

Property, plant and equipment,
 at cost, net of accumulated
 depreciation of $98,588,000
 in 1996 and $92,395,000 in 1995                                49,324,000                48,760,000

Intangibles, at cost, net of
  accumulated amortization of
  $18,313,000 in 1996 and
  $16,985,000 in 1995                                           41,965,000                43,969,000

Deferred charges and other assets                                6,287,000                 8,178,000
---------------------------------                             ------------              ------------

  Total assets                                                $280,385,000              $372,599,000
=================================                             ============              ============

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES


December 31,                                                                  1996                   1995
-------------------------------------------                                   -----------            -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt                                       $  5,160,000           $  3,734,000
Current maturities of realty debt                                               362,000              2,155,000
Accounts payable                                                             20,116,000             22,473,000
Accrued expenses                                                             44,189,000             32,851,000
--------------------------------------------                               ------------           ------------
  Total current liabilities                                                  69,827,000             61,213,000

Long-term debt                                                              123,185,000            227,736,000
Long-term realty debt                                                                 -              7,980,000
Deferred income taxes                                                         2,179,000              7,437,000
Other liabilities                                                            10,708,000              9,899,000
Commitments and contingencies                                                         -                      -

Stockholders' equity:
  Preferred stock, $1 par value,
    authorized 5,000,000; shares issued:

      Series A - 14,000 shares
        (67,000 in 1995) ($345,000
        involuntary liquidation preference)                                      14,000                 67,000
      Series B - 750,000 shares
        (1,548,000 in 1995)
        ($14,992,000 involuntary
        liquidation preference)                                                 750,000              1,548,000
      Series D - 0 shares (120,000 in 1995)                                           -                120,000
  Common stock, $1 par value, authorized
      20,000,000; shares issued:
      14,618,000 shares (10,053,000 in 1995)                                 14,618,000             10,053,000
  Capital in excess of par value                                             79,884,000             86,035,000
  Foreign currency translation adjustments                                     (562,000)              (530,000)
  Accumulated deficit                                                       (20,218,000)           (38,959,000)
--------------------------------------------                               ------------           ------------
  Total stockholders' equity                                                 74,486,000             58,334,000
--------------------------------------------                               ------------           ------------

  Total liabilities and stockholders' equity                               $280,385,000           $372,599,000
============================================                               ============           ============


The accompanying notes are an integral part of the financial statements.

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES





CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                            Preferred Stock                          Capital in                         Retained
                                 ----------------------------------      Common       Excess of       Treasury          Earnings
                                 Series A     Series B     Series D       Stock       Par Value         Stock           (Deficit)
                                 -------     ----------    --------    -----------   -----------     ---------        ------------
BALANCE AT DECEMBER 31, 1993     $71,000     $1,548,000    $120,000    $10,047,000   $86,026,000     $(471,000)       $(60,429,000)
  Net earnings                                                                                                           3,506,000
  Treasury stock issued                                                                                471,000


BALANCE AT DECEMBER 31, 1994      71,000      1,548,000     120,000     10,047,000    86,026,000         -0-           (56,923,000)
  Conversion to Common stock      (4,000)                                    4,000
  Exercised stock options                                                    2,000         9,000
  Net earnings                                                                                                          17,964,000


BALANCE AT DECEMBER 31, 1995      67,000      1,548,000     120,000     10,053,000    86,035,000         -0-           (38,959,000)
  Dividends - Preferred stock                                                         (4,398,000)
  Common stock retirements                                                (277,000)   (1,791,000)
  Stock options exercised                                                  612,000     2,857,000
  Conversion to Common stock     (53,000)      (798,000)   (120,000)     4,008,000    (3,438,000)
  Common stock issued                                                      222,000       619,000
  Net earnings                                                                                                          18,741,000
------------------------------   -------     ----------    --------    -----------   -----------     ---------        ------------


BALANCE AT DECEMBER 31, 1996     $14,000     $  750,000    $  -0-      $14,618,000   $79,884,000     $   -0-          $(20,218,000)
==============================   =======     ==========    ========    ===========   ===========     =========        ============


The accompanying notes are an integral part of the financial statements.

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Years Ended December 31,                                                       1996                 1995                1994
--------------------------------------------------                         ------------         ------------        ------------
Cash and cash equivalents at beginning of year                             $ 10,475,000         $ 13,002,000        $ 12,194,000
------------------------------------------------                           ------------         ------------        ------------
Cash flows from operating activities:
  Net earnings                                                               18,741,000           17,964,000           3,506,000
  Adjustments to reconcile net income to cash
    flows from operating activities:
      Extraordinary items                                                    12,052,000          (14,409,000)                  -
      Change in deferred income taxes                                        (7,718,000)             382,000          (5,565,000)
      Depreciation and amortization                                           8,878,000            8,443,000           9,557,000
      (Gain) loss on sale of property and
        equipment                                                               147,000              (62,000)           (173,000)
      Original discount amortization                                          8,639,000           10,187,000           9,024,000
      Provision reserve for realty assets                                    85,000,000            7,000,000                   -
      Other                                                                   9,154,000               (7,000)          4,801,000
  Changes in assets and liabilities, net of
    effects of acquisitions and
    divestitures:
      (Increase) decrease in accounts receivable                             16,569,000          (13,379,000)          2,935,000
      (Increase) decrease in inventories                                      2,507,000           (1,122,000)            (93,000)
      (Increase) decrease in prepaid expenses                                 1,941,000             (401,000)          1,769,000
      Decrease in realty assets                                              16,030,000            5,947,000           6,036,000
      Increase in other assets                                               (3,000,000)            (240,000)           (587,000)
      Increase (decrease) in accounts payable                                (2,357,000)   (3,501,000)                 2,353,000
      Increase (decrease) in accrued expenses                                 5,054,000             (277,000)         (1,154,000)
      Decrease in other liabilities                                          (2,124,000)          (1,714,000)           (722,000)
      Other, net                                                              3,151,000             (314,000)            471,000
------------------------------------------------                           ------------         ------------        ------------
          Cash flows from operating activities                              172,664,000           14,497,000          32,158,000
------------------------------------------------                           ------------         ------------        ------------
Cash flows from investing activities:
      Purchase of assets of acquired business                                (4,337,000)            (287,000)         (5,688,000)
      Purchases of property and equipment                                    (6,752,000)          (8,931,000)         (3,932,000)
      Reduction of long-term receivables                                      1,890,000            1,020,000             237,000
      New long-term receivables                                              (1,418,000)                   -            (551,000)
      Proceeds from sale of property and
        equipment                                                               347,000              772,000             302,000
------------------------------------------------                           ------------         ------------        ------------
          Cash flows from investing activities                              (10,270,000)          (7,426,000)         (9,632,000)
------------------------------------------------                           ------------         ------------        ------------
Cash flows from financing activities:
      Proceeds from exercise of stock options                                 3,524,000               11,000                   -
      Payment of cash dividends                                              (4,398,000)                   -                   -
      Issuance of common stock                                                  384,000                    -                   -
      Purchase of common stock                                               (2,068,000)                   -                   -
      Redemption of Discount Debentures                                     (97,451,000)                   -                   -
      Reduction in borrowings under line
       of credit                                                           (385,792,000)        (490,361,000)       (399,918,000)
      Other reductions in debt                                               (3,734,000)          (4,215,000)         (2,209,000)
      Repayment of realty debt                                               (9,790,000)          (6,593,000)         (2,145,000)
      Proceeds from borrowings under line
        of credit                                                           375,214,000          491,560,000         382,554,000
------------------------------------------------                           ------------         ------------        ------------
          Cash flows from financing activities                             (124,111,000)          (9,598,000)        (21,718,000)
------------------------------------------------                           ------------         ------------        ------------
Net increase (decrease) in cash and cash
  equivalents                                                                38,283,000           (2,527,000)            808,000
------------------------------------------------                           ------------         ------------        ------------
Total cash and cash equivalents at end of year                             $ 48,758,000         $ 10,475,000        $ 13,002,000
================================================                           ============         ============        ============


The accompanying notes are an integral part of the financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION:

  The consolidated financial statements include the accounts of the Company and its majority-owned domestic and foreign subsidiaries. Real estate joint ventures that are majority owned and under the control of the Company are also included in the consolidated accounts of the Company. All unconsolidated companies are reflected in the financial statements on the equity basis. All material intercompany transactions have been eliminated.

NATURE OF OPERATIONS:

  Talley Industries, Inc. is a diversified manufacturer of a wide range of proprietary and other specialized products for defense, industrial and commercial applications. Through its Government Products and Services segment, the Company manufactures an extensive array of propellant devices and electronic components for defense systems and commercial applications and provides naval architectural and marine engineering services. The vast majority of the Government Products and Services are for U.S. Defense and are smaller components of larger units and systems that are generally designed to enhance safety or improve performance. The Company participates in the expanding market for automotive airbags, historically through a royalty agreement and currently through developing new airbag technologies. The Company's Stainless Steel Products segment manufactures and distributes stainless steel rods and bars and other stainless steel products. The Company's Industrial Products segment manufactures and sells high-voltage ceramic insulators used in power transmission and distribution systems, and specialized welding equipment and systems, aerosol insecticides, air fresheners and sanitizers, and custom designed metal buttons. During 1996, the Company sold all but one of its real estate properties which were a part of the Realty segment. Substantially all of the Company's facilities are located in and provide sales and services to the United States and Canada.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ACCOUNTING ESTIMATES:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

CASH AND CASH EQUIVALENTS:

  The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents, which consist primarily of commercial paper and money market funds, are stated at cost plus accrued interest, which approximates market.

INVENTORIES:

  Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method for substantially all commercial inventories. Costs accumulated under government contracts are stated at actual cost, net of progress payments, not in excess of estimated realizable value.

REVENUE RECOGNITION:

  Sales are generally recorded by the Company when products are shipped or services performed. Sales under government contracts are recorded when the units are shipped and accepted by the government or as costs are incurred on the percentage-of-completion method. Applicable earnings are recorded pro rata based upon total estimated earnings at completion of the contracts. Anticipated future losses on contracts are charged to income when identified. Airbag royalties are recognized on an accrual basis, based on production of airbag units by the licensee and production and sales of automobiles for airbag units not produced by the licensee.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PROPERTY AND DEPRECIATION:

  Property, plant and equipment are recorded at cost and include expenditures which substantially extend their useful lives. Expenditures for maintenance and repairs are charged to earnings as incurred. With the exception of items being depreciated under composite lives, profit or loss on items retired or otherwise disposed of is reflected in earnings. When items being depreciated under composite lives are retired or otherwise disposed of, accumulated depreciation is charged with the asset cost and credited with any proceeds with no effect on earnings; however, abnormal dispositions of these assets are reflected in earnings.

  Depreciation of plant and equipment, other than buildings and improvements on leased land, is computed primarily by the straight-line method over the estimated useful lives of the assets.

  Depreciation of buildings on leased land and amortization of leasehold improvements and equipment are computed on the straight-line method over the shorter of the terms of the related leases or the estimated useful lives of the buildings or improvements. The principal estimated useful lives are: building and improvement 10-40 years, machinery and equipment 5-10 years.

INCOME TAXES:

  The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Deferred tax liabilities and assets are determined based on differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. United States income taxes are provided on the portion of earnings remitted or expected to be remitted from foreign subsidiaries.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

EARNINGS PER SHARE:

  Net earnings per share of Common stock and Common stock equivalents has been computed on the basis of the average number of Common shares outstanding during each year. The average number of shares has been adjusted for assumed exercise at the beginning of the year (or date of grant, if later) for any dilutive stock options, with funds obtained thereby used to purchase shares of the Company's Common stock at the average price during the year, and assumed conversion of all dilutive convertible preferred stock. Common stock equivalents that are anti-dilutive are excluded from the computation of earnings per share and earnings are reduced by the dividend requirements on such equivalents.

INTANGIBLES:

  The excess cost of investments in subsidiaries over the equity in net assets at acquisition date is being amortized using the straight-line method over periods not in excess of 40 years. The majority of the Company's intangibles consist of goodwill, which is the excess of cost over tangible and identifiable intangible assets acquired. The carrying value of intangibles is evaluated periodically in relation to the operating performance and future cash flow of the underlying businesses.

EARNINGS OR LOSS APPLICABLE TO COMMON SHARES:

  Earnings or loss applicable to Common shares is computed by reducing the net earnings or loss by dividends, including undeclared or unpaid dividends, of the Company's Preferred A, B and D stocks.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



INVENTORIES


Inventories are summarized as follows:

(balances in thousands)                                      1996                    1995
---------------------------------------                  ------------            ------------
Raw material and supplies                                     $10,995                 $11,878
Work-in-process                                                11,564                  11,222
Finished goods                                                 26,158                  28,955
Inventories substantially applicable to
  fixed-price government contracts in
  process, reduced by progress payments
  of $7,924,000 and $5,870,000 in 1996
  and 1995, respectively                                       15,967                  15,136
---------------------------------------                  ------------            ------------
                                                              $64,684                 $67,191
                                                         ============            ============

REALTY ASSETS

        In 1992, the Company initiated a plan for the orderly disposition of all its remaining real estate assets. With the resolution of the airbag royalty dispute with TRW and after receiving payments in connection therewith in the third quarter of 1996, and also in view of the slower than expected improvement in the market conditions for real estate assets, the Company reevaluated and changed its strategy for exiting the real estate business. The Company adjusted its strategy of selling properties to end users in an orderly process over time, to a strategy of liquidation sales through pricing adjustments and/or joint development arrangements. This change in strategy resulted in an $85,000,000 writedown in real estate assets for financial reporting purposes. In December of 1996 all real estate properties, except for one, were sold for cash and assumption of certain liabilities. The Company plans to dispose of the single property not included in this bulk sale.

        Realty assets are stated at the lower of historical cost or estimated net realizable value and include land held for sale together with related development and carrying costs (interest and

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS property taxes during development), and equity investments in realty joint ventures. For financial reporting purposes, realty assets must be carried at the lower of historical cost or estimated net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less estimated costs of completion (to the stage of completion assumed in determining the selling price), holding and disposal. The Company accounts for and reports the value of foreclosed realty assets at fair value less the estimated costs to sell the assets.

  In 1995, non-cash Realty asset transactions included an increase in both Realty assets and Realty debt in the amount of $4,038,000 and $3,649,000, respectively, upon the consolidation of a previously unconsolidated joint venture. Non-cash Realty items in 1995 also included reductions of $4,677,000 due to forfeitures of properties and other transactions. The value of foreclosed assets at December 31, 1995 was $29,773,000. There were no foreclosed assets at December 31, 1996.

LONG-TERM RECEIVABLES

  Long-term receivables consist of the following:


(balances in thousands)                                   1996                  1995
---------------------------------------                 --------              --------
Notes receivable, including accrued
  interest and income tax refunds                       $  6,640              $ 10,584
Amounts due within one year, included
  in accounts receivable                                    (123)                 (471)
                                                        --------              --------
                                                        $  6,517              $ 10,113
                                                        ========              ========

         Long-term receivables include income tax receivables of $5,431,000, which must be approved by the Congressional Joint Committee on Taxation before payment will be received, and accordingly are classified as non-current. The remaining notes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS range in length from one to fourteen years and bear interest at December 31, 1996 at rates ranging from 8% to 10%. Payment terms vary by note, but generally require monthly, quarterly or annual interest and principal payments. The notes receivable balance is net of reserves of $4,086,000 and $1,260,000 at December 31, 1996 and 1995, respectively.

PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment, is summarized as follows:

(balances in thousands)                                        1996                  1995
---------------------------------------                      --------              --------
Machinery and equipment                                      $114,020              $107,576
Buildings and improvements                                     31,338                30,791
Land                                                            2,554                 2,788
---------------------------------------                      --------              --------
                                                             $147,912              $141,155
                                                             ========              ========

         Depreciation of property, plant and equipment was $7,278,000, $6,834,000, and $7,735,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

LONG-TERM DEBT

         Long-term debt consists of the following:

(balances in thousands)                                                          1996                    1995
----------------------------------------                                     --------                --------
10-3/4% Senior Notes, due 2003                                               $115,000                $115,000
12-1/4% Senior Discount Debentures,
  due 2005 (face amount $2,553,000)                                             2,066                  90,878
Notes, interest based on prime or
  other variable market rates, due 1998                                        11,263                  14,341
Revolving credit facilities                                                         -                  10,579
Capitalized leases and other                                                       16                     672
----------------------------------------                                     --------                --------
                                                                              128,345                 231,470
Less current maturities                                                         5,160                   3,734
----------------------------------------                                     --------                --------
Long-term debt                                                               $123,185                $227,736
----------------------------------------                                     ========                ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         On October 22, 1993 the Company completed a major debt refinancing program. The Company received gross proceeds of $70,000,000 from the issuance of Senior Discount Debentures, due 2005, which were issued to yield 12.25% (face amount of $126,555,000). In addition, Talley Manufacturing and Technology, Inc., ("Talley Manufacturing") a wholly owned subsidiary of the Company, which owns all of the Company's subsidiaries (except for the subsidiaries holding the Company's real estate operations), issued $115,000,000 of Senior Notes, due 2003, with an interest rate of 10.75%. Talley Manufacturing also completed a $60,000,000 secured credit facility with two institutional lenders. The gross proceeds of the public offerings, plus an initial borrowing under the secured credit facility, after payment of underwriting and other fees and expenses associated with these financings, were used to repay substantially all of the Company's previously outstanding non-real estate related debt.

         The indentures for the Senior Notes and the Senior Discount Debentures and the loan agreement relating to the secured credit facility contain covenants requiring specified fixed charge coverage ratios, working capital levels, capital expenditure limits, net worth levels, cash flow levels and certain other restrictions including limitations on dividends and other payments and incurrence of debt. As a holding company with no significant operating or income-producing assets beyond its stock interests in Talley Manufacturing and the subsidiaries holding its real estate operations, the Company is dependent primarily upon distributions from these subsidiaries to meet its debt service and other obligations. Payments from the subsidiaries are generally limited by the debt covenants of Talley Manufacturing.

         Substantially all of the receivables, inventory and property, plant and equipment of Talley Manufacturing and its subsidiaries are pledged as collateral in connection with the secured credit facility. In addition, the subsidiaries of Talley Manufacturing have guaranteed Talley Manufacturing's obligations under the Senior Notes and the secured credit facility and the Company has guaranteed the Senior Notes on a subordinated basis. The capital stock of Talley Manufacturing has been pledged by the Company to secure the Senior Discount Debentures.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         The Senior Notes mature on October 15, 2003 and Talley Manufacturing is required to make mandatory sinking fund payments of $11,500,000 on October 15, in each of 2000, 2001 and 2002. Interest is payable semi-annually, having commenced April 15, 1994. The Senior Discount Debentures mature on October 15, 2005. No interest on the Senior Discount Debentures will be payable until April 15, 1999, when interest will be payable semi-annually on April 15 and October 15 of each year. In the event that certain financial and other conditions are satisfied, the Senior Discount Debentures require prepayments based on defined levels of airbag royalties received and proceeds from real estate sales.

         During 1996, the Company repurchased a substantial portion of the Senior Discount Debentures through several offers and open market purchases. Total aggregate principal amount of the repurchased debentures was $124,002,000 with an accreted value of $97,451,000. The Company paid a total of $105,968,000 including accrued interest and prepayment premiums to repurchase the tendered debentures. The Company recognized a $12,052,000 extraordinary loss in connection with the debt extinguishment, which consists of prepayment premiums and deferred debt cost on the extinguished debt. During the fourth quarter of 1996, the Company reclassified approximately $1,642,000 from interest expense to extraordinary loss. This amount consists of prepayment premiums and deferred debt cost incurred in the second quarter of 1996 in connection with the repurchase of the Senior Discount Debentures.

         The secured credit facility consists of a five year revolving credit facility of up to $40,000,000 and a five year $20,000,000 term loan facility. At December 31, 1996 availability under the facility, based on inventory and receivable levels and certain plant and equipment, was approximately $52,000,000, of which approximately $12,000,000 was borrowed. The five-year term facility requires monthly amortization payments based on a seven year amortization schedule, with the balance due upon expiration in October 1998. The credit facility interest rate is prime plus one half of one percent or LIBOR plus 2-3/4%, with an additional fee of one-quarter of one percent on unused amounts under the revolving facility.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Aggregate maturities of long-term debt for the years ending December 31, 1997 through December 31, 2001, are $5,160,000, $8,185,000, $-0-,
$11,500,000 and $11,500,000, respectively. Maturities for 1997 include the balance of Senior Discount Debentures due in 2005, since the Company plans to redeem the balance outstanding in the coming year. Cash payments for total interest, net of amounts capitalized, during 1996, 1995 and 1994 were $45,175,000, $16,132,000 and $16,758,000, respectively. Accrued interest expense at December 31, 1996, 1995 and 1994 was $2,748,000, $3,626,000 and $11,855,000,
respectively. Unamortized deferred debt issue costs at December 31, 1996, 1995 and 1994 were $3,748,000, $8,509,000 and $9,922,000, respectively. Deferred debt issue costs are amortized over the life of the respective debt instruments using the straight line method. Amortization of debt expense, including amounts related to debt reductions, in 1996, 1995 and 1994 was $4,761,000, $1,413,000
and $1,413,000, respectively. Total capitalized lease obligations on buildings and equipment included in long-term debt at December 31, 1996 is $16,000, all of which is due within one year.

REALTY DEBT

         At December 31, 1996 Realty debt consists primarily of amounts payable in connection with the single remaining property held by the Company's real estate operations. Of the two remaining notes, one has no stated interest rate and the second note bears interest at the rate of 9%, with all amounts due in 1997. Realty debt at December 31, 1996 and 1995 was $362,000 and $10,135,000,
respectively. During 1995, the Company recognized $14,409,000 in extraordinary gains in connection with the settlement of certain real estate debt for less than book value.

BENEFIT PLANS

  STOCK OPTION PLANS

         In April 1996, the Company's shareholders approved the "1996 Comprehensive Stock Plan of Talley Industries, Inc." (the Plan) effective as of January 1, 1996 for key employees of the Company. Under the Plan, 1,200,000 shares of Common stock are available for

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  STOCK OPTION PLANS, CONTINUED

issuance in connection with incentive stock options, non-qualified stock options, stock appreciation rights, bonus stock, awards in lieu of cash obligations and other stock-based awards. The Plan also permits cash payments either as a separate award or as a supplement to a stock-based award. Options may be granted at an exercise price, in the case of an incentive stock option, of not less than the fair market value of the shares on the date of grant, and in the case of an option other than an incentive stock option, of not less than 50% of the fair market value of the shares on the date of grant. The Plan replaces the Company's 1983 Restricted Stock Plan, the 1983 Long-Term Incentive Plan (both of which plans have terminated) and the 1978 and 1990 Stock Option Plans. As a result of the approval of the Plan, no further grants of options will be made under either the 1978 or 1990 Stock Options Plans. As of December 31, 1996 no options have been granted under the 1996 Comprehensive Stock Plan. As of December 31, 1996, outstanding options under the 1990 and 1978 plans were 56,000 and 199,050, respectively. The 1990 and 1978 plans require incentive stock option prices to be no less than the market value at the date of the grant and that all options, incentive and non-qualified, become exercisable generally in five years, but in no case greater than ten years from the date of grant, as specified in the individual grants.

         Information regarding these option plans for 1996, 1995 and 1994 is as follows:

                                           1996                           1995                       1994
                                    ------------------------       -------------------------       -------
                                                    WEIGHTED                        Weighted
                                                    AVERAGE                         Average
                                                    EXERCISE                        Exercise
                                     SHARES          PRICE          Shares           Price          Shares
                                     ------          -----          ------           -----          ------
Options outstanding,
  beginning of year                  878,300         $5.46          933,925          $5.97         855,925
Options exercised                   (612,500)         4.36                -              -               -
Options forfeited                    (10,750)         8.00         (192,675)          9.73         (22,000)
Options granted                            -             -          137,050           8.00         100,000
                                    --------         -----         --------          -----         -------
Options outstanding,
  end of year                        255,050         $8.00          878,300          $5.46         933,925
                                    ========         =====         ========          =====         =======

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  STOCK OPTION PLANS, CONTINUED

                                                     1996                   1995                   1994
                                                    SHARES                 Shares                 Shares
                                                    ------                 ------                 ------
Option price range at
  end of year                                    $5.38-$9.75            $4.25-$9.75            $4.25-$9.75
                                                 -----------            -----------            -----------
Option price range for
  exercised shares                               $4.25-$8.00                      -            $4.25-$9.75
                                                 -----------            -----------            -----------
Options available for
  grant at end of year                            1,200,000               360,986                200,186
                                                 -----------            -----------            ---------
Weighted average fair
  value of options
  granted during the year                                 -                 $2.61
                                                 -----------            ---------

         Information on the Company's fixed price stock options outstanding at December 31, 1996 is as follows:

                                                      Remaining
                Options              Options          Contractual             Number
              Outstanding             Price              Life               Exercisable
              -----------             -----              ----               -----------
                83,750                $9.75            4 Years                 83,750
                56,000                 5.38            3 Years                  2,000
               115,300                 8.00            4 Years                 16,260
               -------                                                        -------
               255,050                                                        102,010
               =======                                                        =======

         The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" at December 31, 1996. Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date for awards in 1996 and 1995 consistent with the provisions of SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  STOCK OPTION PLANS, CONTINUED

(balance in thousands, except per share amounts)           1996           1995
-------------------------------------------------------------------------------
Net earnings - as reported                               $18,741        $17,964
Net earnings - pro forma                                 $18,673        $17,858
Earnings per share - as reported                         $   .40        $  1.28
Earnings per share - pro forma                           $   .40        $  1.27
-------------------------------------------------------------------------------

         The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1995: dividend yield of 0%; risk-free interest rate of 6.21%; expected volatility of 43 %, and expected lives of 5.0 years. There were no grants of options during 1996.

         In April 1996, the Company's shareholders approved the "1996 Non-Employee Director Stock Plan of Talley Industries, Inc." (the Director Plan) effective as of January 1, 1996 for non-employee directors of the Company. Under the Director Plan, 200,000 shares of Common stock are available for issuance in connection with the Annual Restricted Stock Grants or the Annual Option Grants. The exercise price under an option will be equal to the fair market value of the Common stock on the date of grant. At December 31, 1996, a total of 10,000 options for shares of Common stock had been granted under the Director Plan with an option price of $7.88.

  RETIREMENT PLANS

         The Company and its subsidiaries have pension plans covering a majority of its employees. Normal retirement age is 65, but provisions are made for early retirement. For subsidiaries with defined benefit plans, benefits are generally based on years of service and salary levels. Contributions to the respective defined contribution plans are based on each participant's annual pay and age. The Company also has a retirement plan for its Board of Directors. Benefits are payable under the plan after five years of service upon reaching age 68, or retirement if later. Net pension cost in 1996, 1995 and 1994 was $3,695,000, $4,132,000 and $4,837,000, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  RETIREMENT PLANS, CONTINUED

         The Company generally contributes the greater of the amounts expensed or the minimum statutory funding requirements.

         Pension costs for defined benefit plans include the following components:

(balances in thousands)                                      1996               1995                1994
-----------------------------                              --------           --------            --------
Service cost-benefits earned
  during the year                                          $  1,542           $  1,138            $  1,377
Interest cost on projected
  benefit obligation                                          2,785              2,781               2,360
Actual return on assets                                      (6,731)           (11,377)                643
Net amortization and deferral                                 2,602              8,035              (3,493)
-----------------------------                              --------           --------            --------
Net pension cost                                           $    198           $    577            $    887
=============================                              ========           ========            ========


The following table sets forth the aggregate funded status of defined benefit plans at December 31, 1996 and 1995:

                                                1996                                1995
                                            -------------          --------------------------------------
                                            ASSETS EXCEED          Assets Exceed             Accumulated
                                             ACCUMULATED            Accumulated                Benefits
(balances in thousands)                        BENEFITS               Benefits              Exceed Assets
-----------------------                        --------               --------              -------------
Fair value of plan assets                   $      52,471          $      45,857            $       1,852
Projected benefit obligation                      (42,439)               (41,955)                  (1,998)
----------------------------                -------------          -------------            -------------
Projected benefit obligation
  (in excess of) less than
  plan assets                                      10,032                  3,902                     (146)
Unrecognized net loss (gain)                      (11,356)                (5,008)                    (175)
Unrecognized prior service
  cost                                               (234)                  (252)                       4
Unrecognized net liability                            692                    520                      344
Unfunded accumulated benefit
  obligation                                            -                      -                     (173)
----------------------------                -------------          -------------            -------------
Pension liability                           $        (866)         $        (838)           $        (146)
============================                =============          =============            =============

Accumulated benefits                        $      38,035          $      37,046            $       1,998

Vested benefits                             $      36,336          $      35,094            $       1,955

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  RETIREMENT PLANS, CONTINUED

         The Directors' Pension plan was unfunded with a projected benefit obligation of $1,009,000 and $897,000 at December 31, 1996 and 1995,
respectively. The net pension cost for 1996 and 1995 were $247,000 and $234,000, respectively.

         Assumptions used in 1996, 1995 and 1994 to determine the actuarial present value of plan benefit obligations were:

                                                      1996     1995     1994
                                                      ----     ----     ----
         Assumed discount rate                        7.25%     6.5%     8.5%
         Assumed rate of compensation increase         4.5%     4.5%     5.0%
         Expected rate of return on plan assets        9.0%     9.0%     9.0%

         Net periodic pension cost is determined using the assumptions as of the beginning of the year. The funded status is determined using the assumptions as of the end of the year. Assets of the Company's pension plans consist of marketable equity securities, guaranteed investment contracts and corporate and government debt securities. At December 31, 1996 the total value of defined benefit plan assets exceed total vested benefits by $16,135,000.

         Effective January 1, 1984, the Company established an employee stock purchase plan for eligible U.S. employees. Each eligible employee who elects to participate may contribute 1% to 5% of his or her pretax compensation from the Company. The Company contributes an amount equal to 50% of the employee contributions. Total Company contributions during 1996 and 1995 were $535,000 and $502,000, respectively.

  OTHER POSTEMPLOYMENT BENEFITS

         Health care and life insurance benefits are presently provided to a small number of retired employees of one of the Company's subsidiaries. The cost of retiree health care and life insurance benefits are minor in amount and are recognized as benefits are paid. The Company adopted Statement of Financial Accounting

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  OTHER POSTEMPLOYMENT BENEFITS, CONTINUED

Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pension" in the first quarter of 1993, as required by the pronouncement. The transition obligation of approximately $1,474,000 is being amortized over a 20 year period. The amortization of the unrecognized transition obligation for the single subsidiary affected by the new pronouncement was $72,000 in 1996. Current service costs and interest costs for 1996 were approximately $10,000 and $99,000, respectively.

  ACCRUED COMPENSATION

         Accrued Compensation was $14,427,000, $10,751,000 and $8,981,000 for
the years ended December 31, 1996, 1995 and 1994, respectively. Accrued Compensation includes accruals for vacation pay and corporate incentives.

  CAPITAL STOCK

         Each share of Series A Convertible Preferred stock entitles its holder to receive an annual cash dividend of $1.10 per share; to convert it into .95 of a share of Common stock, as adjusted in the event of future dilution; to receive up to $25.00 per share in the event of involuntary or voluntary liquidation; and, subject to certain conditions in loan agreements, may be redeemed at the option of the Company at a price of $25.00 per share plus accrued and unpaid dividends.

         Each share of Series B $1.00 Cumulative Convertible Preferred stock entitles its holder to receive an annual cash dividend of $1.00 per share; to convert it into 1.31 shares of Common stock, as adjusted in the event of future dilution; to receive up to $20.00 per share plus accrued and unpaid dividends in the event of involuntary liquidation; to receive up to $52.50 plus accrued and unpaid dividends per share in the event of voluntary liquidation and, subject to certain conditions in loan agreements, may be redeemed at the option of the Company at a price of $52.50 per share plus accrued and unpaid dividends. Dividends on the shares

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS of Series A and Series B Preferred stock are cumulative and must be paid in the event of liquidation and before any distribution to holders of Common stock.

         Each share of Common stock has a preferred stock purchase right attached, allowing the holder, upon the occurrence of a change in control, as defined in a Rights agreement (as amended and restated on February 2, 1996), to buy one one-hundredth of a share of Series C Junior Participating Preferred stock at an exercise price of $32. The Series C stock, which may be purchased upon exercise of the Rights, is nonredeemable and junior to other series of the Company's preferred stock. No shares of Series C stock have been issued as of December 31, 1996.

         On February 16, 1996, the Company issued 1,905,849 shares of Talley Common stock in connection with the conversion of all of the Company's Series D Preferred stock at December 31, 1995. The conversion automatically extinguished all unpaid dividends on that stock, totaling approximately $2,600,000. The Series D Preferred stock had been held in a voting trust agreement since its issuance in connection with a 1988 acquisition by the Company. The Common stock will continue to be held in the voting trust, which has been extended under the agreement until March 2001.

         On April 22, 1996, pursuant to a conversion offer with respect to the Company's Series B and Series A Preferred stock, approximately 798,000 shares or approximately 52% of the outstanding shares of Series B and approximately 53,000 shares or approximately 79% of the Series A were converted to Common stock. Series B holders who converted received 2.5 shares of Common stock for each outstanding Series B share. Series A holders who converted received 2.0 shares of Common stock for each outstanding Series A share. Common stock of approximately 1,995,000 shares were issued in connection with the conversion of the Series B Preferred stock and approximately 106,000 shares were issued in connection with the conversion of the Series A Preferred stock. Prior to the conversion there were approximately 1,548,000 shares of Series B outstanding and 67,000 shares of Series A outstanding. The conversion automatically extinguished all unpaid dividends on the Series B and Series A shares that were converted totaling approximately $4,000,000 ($5 per share) on the Series B Preferred stock and totaling approximately $300,000 ($5.50 per share) on the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Series A Preferred stock at March 31, 1996. The Company has resumed quarterly dividend payments on the Series A and Series B Preferred stock. The ability to pay dividends in the future is limited by the provisions of the Company's debt requirements.

         The conversion transactions do not impact the net earnings of the Company in 1996, but "earnings applicable to common shares (after deduction of preferred stock dividends)," as supplementally disclosed by the Company, and the "earnings per share of common stock and common equivalent share" have been reduced. The excess of the fair value of the common shares transferred in the transactions by the Company over the fair value of the common shares issuable pursuant to the original conversion terms have been subtracted from net earnings in the calculations of net earnings available to common shareholders and earnings per share.

         In late 1996 and early 1997, the Board of Directors approved the repurchase of up to 950,000 shares of the Company's common stock, in the open market or in negotiated transactions, from time to time, at prices deemed appropriate by the Company's officers, with such shares to be retired as authorized but unissued shares. At December 31, 1996, total number of common shares repurchased was 277,300 shares, for a total cost of approximately $2,082,000.

         At December 31, 1996 there were 3,753,000 shares of Common stock reserved for conversion of preferred stock, for exercise of stock options, for issuance of shares under the Employee 401(k) Plan and for the payment of a portion of the purchase price of a business acquisition completed in 1994.

LEASES

         Rental expense (reduced by rental income from subleases of $373,000 in 1996, $441,000 in 1995 and $329,000 in 1994) amounted to $5,142,000 in 1996,
$4,770,000 in 1995 and $5,179,000 in 1994. Aggregate future minimum rental payments required under operating leases having an initial lease term in excess of one year for years ending December 31, 1997 through December 31, 2001 are $4,084,000, $3,508,000 $1,784,000, $780,000 and $524,000, respectively, with
$1,015,000 payable in future years. Minimum operating lease payments have not been reduced by future minimum sublease rentals of $283,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Aggregate future minimum payment under capital leases for the year ending December 31, 1997 is $18,000, with no payments in later years. The present value of net minimum lease payments is $16,000 after deduction of $2,000, representing interest and estimated executory costs. The net book value of leased buildings and equipment under capital leases at December 31, 1996 and 1995 amounted to $-0- and $656,000, respectively.

INCOME TAXES

         Earnings before income taxes and extraordinary items and the provision (credit) for income taxes consists of the following:

(balances in thousands)                                       1996               1995                1994
-------------------------------                           --------           --------            --------
Earnings (loss) before income
  taxes and extraordinary items:
        United States                                     $ 31,899           $  4,541            $ (2,341)
        Foreign                                                730              2,432               1,542
-------------------------------                           --------           --------            --------
                                                          $ 32,629           $  6,973            $   (799)
                                                          ========           ========            ========

Current tax expense:
  United States                                           $  3,768           $    728            $      -
  Foreign                                                      350              1,154                 731
  State and local                                            5,436              1,154                 530
-------------------------------                           --------           --------            --------
                                                             9,554              3,036               1,261
                                                          --------           --------            --------

Deferred tax expense (credit):
  United States                                             (3,754)              (701)                  -
  Foreign                                                       14                 25                  15
  State and local                                           (3,978)             1,058              (5,581)
-------------------------------                           --------           --------            --------
                                                            (7,718)               382              (5,566)
                                                          --------           --------            --------
                                                          $  1,836           $  3,418            $ (4,305)
                                                          ========           ========            ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Temporary differences and carryforwards which give rise to a significant portion of deferred tax assets and liabilities for 1996 and 1995 are as follows:

(balances in thousands)                                           1996                    1995
----------------------------------                              --------                --------
Gross deferred tax assets:
  Net operating losses and tax
    credit carryforward                                         $      -                $  1,484
  Reserves on realty assets                                       10,165                   7,883
  Accrued expenses                                                 8,211                  11,356
  Other                                                            3,106                   2,498
  Valuation allowance for
    deferred tax assets                                          (10,368)                (17,664)
----------------------------------                              --------                --------
Net deferred tax assets                                           11,114                   5,557
----------------------------------                              --------                --------

Gross deferred tax liabilities:
  Depreciation                                                     5,703                   5,957
  Accrued expenses                                                 1,954                   4,604
  Other                                                            1,976                   1,233
                                                                --------                --------
  Gross deferred tax liabilities                                   9,633                  11,794
----------------------------------                              --------                --------
Net deferred tax asset (liability)                              $  1,481                $ (6,237)
==================================                              ========                ========

         During the year ended December 31, 1996 the valuation allowance for deferred tax assets decreased $7,296,000. Approximately $6,900,000 of the reduction was related to the deferred tax asset associated with the Company's Senior Discount Debentures, which were substantially all redeemed in 1996, including the amortized original issue discount, which accordingly reduced income taxes in 1996.

         Reasons for the differences between the amount of income tax determined by applying the applicable statutory federal income tax rate to pretax income are:

(balances in thousands)                                     1996              1995                 1994
------------------------------                            --------          --------             --------
Computed tax at statutory U.S.
  tax rates                                               $ 11,095          $  2,371             $   (272)
Effect of loss carryforwards
  and valuation allowance                                  (13,289)           (1,476)              (1,751)
Goodwill and other non-deductible
  items                                                      3,202               519                  574
State and local taxes                                        1,458             2,212               (5,051)
Other                                                         (630)             (208)               2,195
---------------------------------                         --------          --------             --------
                                                          $  1,836          $  3,418             $ (4,305)
                                                          ========          ========             ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         United States income taxes have not been provided on approximately $1,000,000 of undistributed earnings of subsidiaries incorporated outside the United States, since it is the Company's intent to reinvest such earnings. Net cash payments for income taxes during 1996, 1995 and 1994 were $8,526,000, $2,676,000 and $569,000, respectively.

COMMITMENTS AND CONTINGENCIES

  LITIGATION - TRW INC.

         A judgment in the Company's favor in the amount of $138.0 million was entered against TRW Inc. (TRW) by the United States District Court for the District of Arizona in June 1995 following a jury verdict that TRW had repudiated and breached the April 1989 Airbag Royalty Agreement with the Company. The $138.0 million damages amount represented the jury's calculation of the present value of the remaining stream of Airbag Royalties which would have been payable by TRW through the April 2001 scheduled expiration date of the Airbag Royalty Agreement had TRW not breached the Agreement. TRW appealed the judgment, and, during the pendency of the appeal, was ordered by the District Court to continue making quarterly payments to the Company in the same amounts as if the Airbag Royalty Agreement had not been terminated and repudiated by TRW. On June 19, 1996, the United States Court of Appeal for the Ninth Circuit rejected TRW's appeal and affirmed the $138.0 million judgment. A petition for rehearing filed by TRW with the Court of Appeals was denied on July 30, 1996.

         In August 1996 TRW made payments aggregating approximately $133.1 million to the Company on account of TRW's obligations under the judgment. The payments represented the $138.0 million face amount of the judgment award, plus interest at the default rate specified by the Airbag Royalty Agreement (prime plus 5%), less the quarterly payments made by TRW pursuant to the District Court's order during the pendency of the appeal. A further payment was made by TRW at the same time in the amount of approximately $6.7 million as that portion of a court-ordered reimbursement of litigation fees and costs (and interest on the reimbursement amount at the same default rate).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  LITIGATION - TRW INC., CONTINUED

         During September 1996, claims between the Company and TRW (which had been scheduled for trial) and all other matters in dispute with TRW were settled by the parties pursuant to a global settlement agreement. Under that settlement, TRW made a further cash payment to the Company on September 3, 1996 in the aggregate amount of $16.6 million. Accordingly, all claims between the parties have now been resolved, and cash payments have been made by TRW aggregating $156.4 million.

         The litigation in which this judgment was entered arose out of the Asset Purchase Agreement dated February 4, 1989 and the License Agreement dated April 21, 1989, between TRW and the Company pursuant to which TRW acquired the Company's airbag business. The court dismissed TRW's claims that the Company had breached a non-compete provision contained in the Asset Purchase Agreement, thereby entitling TRW to terminate airbag royalty payments to the Company under the License Agreement (which it purported to do in February 1994) and obtain a paid-up license to use the Company's airbag technology. The jury found in fact that TRW had improperly terminated and repudiated the License Agreement.

  LITIGATION - ARIZONA DEPARTMENT OF REVENUE

         The Arizona Department of Revenue issued Notices of Correction of Income Tax dated March 17, 1986 to the Company for the fiscal year ending March 31, 1983. These Notices pertain to whether subsidiaries of the Company must file separate income tax returns in Arizona rather than allowing the Company to file on a consolidated basis. The amount of additional Arizona income tax alleged to be due as a result of the Notices of Correction was approximately $400,000 plus interest. In May 1992 the Arizona Tax Court granted judgment in favor of the Company and against the Department on all claims asserted against the Company. In October 1992 the Tax Court entered judgment in favor of the Company awarding the Company approximately $600,000 for the Arizona income taxes the Company overpaid for its fiscal year ending March 31, 1983 together with interest and attorneys' fees.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  LITIGATION - ARIZONA DEPARTMENT OF REVENUE, CONTINUED

         In September 1994, the Arizona Court of Appeals reversed the 1992 Arizona Tax Court ruling that entitled the Company to file a combined tax return in the State of Arizona for the fiscal year ended March 31, 1983, and in April 1995, the Supreme Court of the State of Arizona denied the Company's Petition for Review. Based on the appellate court decision, the Company paid approximately $1,300,000 in taxes and interest for the period ending March 31, 1983. On October 15, 1996, the Company made a payment of $4,842,000 to resolve the related dispute for the period ending December 31, 1984 and 1985. Legislation adopted in 1994 in Arizona specifically allows companies to file combined tax returns in Arizona for periods from January 1, 1986, and on December 8, 1994 the Arizona Department of Revenue withdrew its assessments against the Company for 1986 and subsequent years.

  ENVIRONMENTAL

         A subsidiary of the Company has been named as a potentially responsible party by the Environmental Protection Agency ("EPA") under the Comprehensive Environmental Response Compensation and Liability Act in connection with the remediation of the Beacon Heights Landfill in Beacon Falls, Connecticut. Management's review indicates that the Company sent ordinary rubbish and off-specification plastic parts to this landfill and did not send any hazardous wastes to the site. A coalition of potentially responsible parties has entered into consent decrees with the EPA to remediate the site. The coalition has in turn brought an action against other potentially responsible parties, including a subsidiary of the Company, to contribute to the cleanup costs. The federal district court hearing the case dismissed claims against the subsidiary. However, in November 1996 the Second Circuit Court of Appeals reversed the district court's ruling and remanded the case for trial. Based upon management's review and the status of the proceedings, with respect to this matter, management believes that any reasonably anticipated losses from this claim will not result in a material adverse impact on the results of operations or the financial position of the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  ENVIRONMENTAL, CONTINUED

         The current owner of a site in Athens, Georgia is conducting an informal investigation of alleged groundwater contamination. A subsidiary of the Company was an owner of the site until March 1988, and is cooperating with the investigation. The Georgia Environmental Protection Division made a determination in 1995 that the site should be listed on its Hazardous Site Inventory. No lawsuit or administrative enforcement proceedings have been initiated in this matter. Based on remediation estimates received, management believes that any reasonably anticipated losses from the alleged contamination will not result in a material adverse impact on the results of operations or the financial position of the Company.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following table presents the carrying amounts and fair values of the Company's financial instruments for which it is practicable to estimate. Financial Accounting Standards Board Statement No. 107 "Disclosures about Fair Value of Financial Instruments", defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a force or liquidation sale.

(balances in thousands)                             1996                              1995
-------------------------                   --------------------            ------------------------
                                            CARRYING       FAIR             Carrying           Fair
                                             AMOUNT        VALUE              Amount           Value
                                             ------        -----             ------            -----
Cash & cash equivalents                     $ 48,758     $ 48,758           $ 10,475         $ 10,475
Non-trade receivables                          6,644        6,644             10,584           10,584
Realty debt                                      362          362             10,135           10,135
Other debt                                   128,345      131,978            231,470          238,881

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         The following notes summarize the major methods and assumptions used by the Company in estimating the fair values of financial instruments.

CASH AND CASH EQUIVALENTS

         The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of those instruments.

NON-TRADE RECEIVABLES

         Interest rates on non-trade receivables, including the current portion, are generally at current market rates. Accordingly the carrying value and fair value of the receivables are equal after considering allowances for the carrying value of certain notes.

DEBT

         The fair value of the Company's debt, including the current portion, at December 31, 1996 and 1995 is based on quoted market prices or recent market activity.

RESEARCH AND DEVELOPMENT COSTS

         Company-sponsored research and development costs were $8,694,000, $4,227,000 and $4,304,000 for the years ended December 31, 1996, 1995, and 1994, respectively. The large increase in 1996 expenditures is related to the development of automotive airbag components and a continued higher level of expenditures is anticipated in the near future. For the same periods, customer-sponsored research and development expenditures were $8,796,000, $10,093,000 and $8,231,000, respectively.

EXTRAORDINARY GAINS (LOSS)

         During 1996, the Company realized a net loss of $12,052,000 from the early paydown of the 12.25% Senior Discount Debentures. The loss consists of prepayment premiums and deferred debt cost on the extinguished portion of the debt. Due to the consolidated tax position of the Company, there was no tax benefit recognized in connection with this loss.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         During 1995 the Company realized a net gain of $14,409,000 from the retirement of realty debt. The gain represents the difference between the value of the debt recorded on the books of the Company and the consideration given and costs incurred to settle the obligation. Due to the Company's net operating tax loss position, there is no tax provision in connection with the gain.

ACQUISITIONS AND DISPOSITIONS

         In January 1996, a subsidiary of the Company acquired certain assets of Markel, a manufacturer of a silicone wire product line. The purchase price was approximately $4.3 million.

         In July 1994, a subsidiary of the Company acquired certain assets of the Ball and Socket Manufacturing Company, Inc., a manufacturer of metal buttons. The purchase price was approximately $4,800,000, including cash of $2,100,000, 323,232 shares of the Company's Common stock scheduled for issuance two years after closing and certain liabilities assumed and acquisition costs incurred.

         The excess of cost over tangible and identifiable intangible assets acquired, net of amortization at December 31, 1996, 1995, and 1994 was $41,819,000, $43,392,000, and $45,716,000, respectively.

RELATED PARTY TRANSACTIONS

         In each of the last three years the Company and its subsidiaries incurred legal fees payable to the law firm of one of the Company's directors. During 1996, 1995 and 1994 total billings for the firm were $479,000, $249,000 and $610,000, respectively, and were for foreign and domestic services relating to litigation and general corporate matters. In 1996, the Company also paid $189,000 in consulting fees and related expenses to one of the Company's directors.

RECENTLY ISSUED ACCOUNTING STANDARDS

         In October 1994 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

"Accounting for Stock-Based Compensation," which is effective for transactions entered into in fiscal years that begin after December 15, 1995. Under the provisions of this new pronouncement, the Company is required to account for such transactions under the "fair value" based method or the "intrinsic value" based method. Under the "fair value" based method, compensation cost is measured at the grant date, based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the "intrinsic value" based method, (present accounting), compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date, over the amount an employee must pay to acquire the stock. For stock options, fair value is determined using an option-pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option, the volatility of the underlying stock and the expected dividend on it, and the risk-free interest rate over the expected life of the option. Certain pro-forma disclosures are required when a Company uses the "intrinsic value" based method instead of the "fair value" based method. The Company presently accounts for stock based compensation in accordance with APB Opinion No. 25 "Accounting for Stock Issued to Employees", and will continue to apply APB No. 25 for purposes of determining net income, as provided for in the recent pronouncement. The Company has presented in the notes to the financial statements the pro forma and other disclosures required by SFAS No. 123. (Also see "Stock Option Plans" under the caption "Benefit Plans" in the Notes to Consolidated Financial Statements).

         Other pronouncements issued by the Financial Accounting Standards Board with future effective dates are either not applicable or not material to the consolidated financial statements of the Company.

SEGMENT OPERATIONS

         The disposition of the assets of the Realty segment, the settlement of the dispute with TRW regarding, among other matters, royalties from the Airbag Royalty segment, and the cessation of such royalties along with the significant increase during the last

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS several years in the volume and profitability of the Company's stainless steel operations has prompted a reclassification of the Company's segments of operations. The steel operations have been segregated into a separate Stainless Steel Products segment and removed from the Industrial Products segment. The Specialty Products segment has been combined with those operations remaining in the Industrial Products Segment. All prior periods have been restated to reflect the reclassifications.

         The Company is a diversified manufacturer of a wide range of proprietary and other specialized products for defense, industrial and commercial applications. Through its Government Products and Services segment, the Company manufactures an extensive array of propellant devices and electronic components for defense systems and commercial applications and provides naval architectural and marine engineering services. The Company has participated in the rapidly expanding market for automotive airbags through its royalty agreement with TRW, which provided the Company with a quarterly royalty payment for any airbag manufactured and sold by TRW worldwide and for any other airbag installed in a vehicle manufactured or sold in North America. The royalties ceased upon receipt of a settlement from TRW Inc. (See "Litigation-TRW Inc" in Management's Discussion and Analysis of Financial Condition and Results of Operations)

         The Company is currently developing new airbag technologies-including an improved inflator and a ceramic initiator with initial sales for both airbag components expected in 1998.

         The Company's Stainless Steel Products segment manufactures and distributes stainless steel products, including a variety of grades, sizes, and shapes of hot rolled and cold finished bars and rods.

         The Company's Industrial Products segment manufactures and sells high-voltage ceramic insulators used in the power transmission and distribution systems, specialized welding equipment and systems, aerosol insecticides, air fresheners and sanitizers, and custom designed metal buttons.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  GOVERNMENT PRODUCTS AND SERVICES

         The Company's Government Products and Services segment provides a wide range of products and services for government programs. The vast majority of the Company's products are smaller components of larger units and systems and are generally designed to enhance safety or improve performance. The Company manufactures proprietary propellant products which, when ignited, produce a specified thrust or volume of gas within a desired time period. Propellant products manufactured include ballistic devices for aircraft ejection systems, rocket motors, extended range munitions components and dispersion systems.

         The Company's propellant devices are currently used on ejection seats on high performance domestic and foreign military aircraft. Rocket motors manufactured by the Company include a complete line of rocket boosters and propulsion systems used for reconnaissance, surveillance, and target acquisition. The Company's extended range munitions components utilize propellant technologies to significantly extend the range of existing U.S. artillery. Other electronic products include sub-miniature elapsed time indicators, events counters, fault annunciators, and lighting products used in aerospace and military applications to monitor equipment performance. Naval architecture and marine engineering services provided by the Company include detail design and engineering services for new military and commercial construction as well as a significant amount of maintenance and retrofit work for existing ships.

         The Company's Government Products and Services segment also manufactures specialized electronic display and monitoring devices and high performance cable connection assemblies.

         Direct sales to the U.S. Government and its agencies, primarily from the Government Products and Services segment accounted for approximately 15%, 17% and 23% of the Company's sales for the years ended December 31, 1996, 1995 and 1994, respectively. At December 31, 1996 and 1995 the amount billed but not paid by customers under retainage provisions in long-term contracts was $1,205,000 and $1,212,000, respectively. The $1,205,000 receivable

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  GOVERNMENT PRODUCTS AND SERVICES, CONTINUED

under retainage provisions is expected to be collected in 1997 through 2002 in the amounts of $208,000, $174,000, $308,000, $73,000, $172,000 and $270,000,
respectively. Amounts in process but unbilled at December 31, 1996 and 1995 were $7,305,000 and $5,976,000, respectively.

  AIRBAG ROYALTIES

          The Company has participated in the rapidly expanding market for automotive airbags through its royalty agreement with TRW, which provided the Company with a quarterly royalty payment for any airbag manufactured and sold by TRW worldwide and for any other airbag installed in a vehicle manufactured or sold in North America. The royalties ceased upon receipt of a settlement from TRW Inc. (See "Litigation-TRW Inc." in Management's Discussion and Analysis of Financial Condition and Results of Operations).

         The Company is currently developing new airbag technologies-including an improved inflator and a ceramic initiator with initial sales for both airbag components expected in 1998.

  STAINLESS STEEL PRODUCTS

         The Company's Stainless Steel Products segment produces and distributes stainless steel bars and rods. Demand for these products is directly related to the level of general economic activity.

         The Company operates a mini-mill which converts purchased stainless steel billets into a variety of sizes of both hot rolled and cold finished bar and rod. The Company's stainless steel mini-mill has utilized advanced computer automation, strict quality controls, and strong engineering and technical capabilities to maintain its position as a low cost, high quality producer. In addition to its stainless steel manufacturing operation, the Company distributes stainless steel and other specialty steel products through seven locations in the U.S. and Canada.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  INDUSTRIAL PRODUCTS

          The Industrial Products segment manufactures and distributes high-voltage ceramic insulators for electric utilities, municipalities and other governmental units, as well as for electrical contractors and original equipment manufacturers. Products include a wide array of transformer bushings and accessories, special and standard porcelain for high and low-voltage applications, apparatus bushing assemblies, and transmission and distribution class insulators which are manufactured for both domestic and international markets. In addition, the Company manufactures specialized advanced-technology welding systems, power supply systems and humidistats for the utility, pipeline and original equipment manufacturer markets. Welding equipment manufactured by the Company includes systems that are specially designed to operate in hostile environments such as nuclear radiation. The Company also produces aerosol insecticides, air fresheners and sanitizers servicing the industrial maintenance supply, pest control and agricultural markets, and custom designed metal buttons for the military and commercial uniform and upscale fashion markets. The majority of the Company's aerosol insecticides are proprietary formulations of natural active ingredients.

  REALTY

         In 1992, the Company initiated a plan for the orderly disposition of all its remaining real estate assets. With the resolution of the airbag royalty dispute and after receiving payments in connection therewith in the third quarter of 1996, and also in view of the slower than expected improvement in the market conditions for real estate assets, the Company re-evaluated and changed its strategy for exiting the real estate business. The Company adjusted its strategy of selling properties to end users in an orderly process over time, to a strategy of liquidation sales through pricing adjustments and/or joint development arrangements. This change in strategy resulted in an $85,000,000 writedown in real estate assets for financial reporting purposes. In December of 1996 all real estate properties, except for one, were sold for cash and assumption of certain liabilities. The Company plans to dispose of the single property not included in this bulk sale.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  OTHER MATTERS

         The Company's U.S. operations had export sales of $24,058,000, $20,354,000 and $15,932,000 for the years ended December 31, 1996,
1995 and 1994, respectively.

         Substantially all facilities and operations of the Company's operations are located within the United States. The Company operates a steel distribution system located in Canada with sales for the year ended December 31, 1996 and total assets at December 31, 1996 of $15,208,000 and $9,300,000, respectively.

         Foreign exchange losses included in earnings for the years ended December 31, 1996, 1995 and 1994 were not material. The foreign currency translation adjustment included in stockholders' equity decreased from $(530,000) at December 31, 1995 to $(562,000) at December 31, 1996.

         Sales between segments are not significant and have been eliminated. Operating income is total revenue less operating expenses and excludes general Corporate expenses, non-segment interest income and interest expense. Interest income associated with segment assets is included in segment operations income. Corporate assets consist principally of cash and cash equivalents, notes receivable, income taxes receivable and a building.

         The government funded components and firm industrial contracts at December 31, 1996 and 1995 totaled $137,100,000 and $133,500,000, respectively.
The Company's total backlog, including funded and unfunded components, was approximately $447,700,000 as of December 31, 1996 and $503,300,000 as of December 31, 1995. Approximately $107,133,000 of the government funded and firm industrial backlog and $144,627,000 of the total backlog outstanding at December 31, 1996 is expected to be completed or shipped during 1997.

         The term "funded" used herein refers to the aggregate revenue remaining to be earned at a given time under (a) contracts held by the Company (excluding renewals or extensions thereof, which are at the discretion of the customer) to the extent of the funded (i.e., appropriated by Congress and allotted to the contract by the procuring Government agency) amounts thereunder, and (b) "task orders" or "delivery orders" issued to the Company under contracts

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  OTHER MATTERS, CONTINUED

which provide that the customer is obligated to pay only for services rendered pursuant to specific (funded) task orders and is not obligated to issue additional task orders or to pay the estimated total contract price. The term "unfunded" used herein refers to the portion of the Company's total backlog that represents the excess of the stated value of the Company's executed contracts over the amounts funded by the customer for such contracts including unexercised options.
         The tables which follow show assets, depreciation and amortization and capital expenditures by segment:

(in thousands)                                            1996            1995            1994
----------------------------------------                --------        --------        --------
ASSETS BY SEGMENT
  Government Products and Services                      $104,480        $100,226        $ 98,424
  Airbag Royalties                                             -           5,434           4,700
  Stainless Steel Products                                67,331          75,082          65,397
  Industrial Products                                     47,345          58,351          55,884
  Realty                                                     673         106,540         114,642
----------------------------------------                --------        --------        --------
                                                         219,829         345,633         339,047
  Corporate                                               60,556          26,966          30,856
----------------------------------------                --------        --------        --------
                                                        $280,385        $372,599        $369,903
                                                        ========        ========        ========
DEPRECIATION AND AMORTIZATION BY SEGMENT
  Government Products and Services                      $  3,779        $  3,143        $  3,306
  Airbag Royalties                                             -               -               -
  Stainless Steel Products                                 2,589           2,608           3,354
  Industrial Products                                      2,196           2,373           2 557
  Realty                                                      14              15              15
----------------------------------------                --------        --------        --------
                                                           8,578           8,139           9,232
  Corporate                                                  300             304             325
----------------------------------------                --------        --------        -------
                                                        $  8,878        $  8,443        $  9,557
                                                        ========        ========        ========
CAPITAL EXPENDITURES BY SEGMENT
  Government Products and Services                      $  2,393        $  2,532        $  1,820
  Airbag Royalties                                             -               -               -
  Stainless Steel Products                                 2,491           3,821             999
  Industrial Products                                      1,823           2,469             982
  Realty                                                       2               1               -
----------------------------------------                --------        --------        --------
                                                           6,709           8,823           3,801
  Corporate                                                   43             108             131
----------------------------------------                --------        --------        --------
                                                        $  6,752        $  8,931        $  3,932
                                                        ========        ========        ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF SEGMENT OPERATIONS

(in thousands)

Years Ended December 31,                           1996              1995              1994              1993             1992
-----------------------------------              --------          --------          --------          --------         --------
REVENUE BY SEGMENT:

Government Products and Services                 $147,694          $139,600          $141,074          $170,323         $183,162

Airbag Royalties                                  121,913            23,977            17,292             9,606            5,566

Stainless Steel Products                          136,343           145,760            97,916            73,819           60,151

Industrial Products                                73,954            73,723            64,321            64,380           70,684

Realty                                             22,794             2,226             7,157             6,072            1,155
-----------------------------------              --------          --------          --------          --------         --------

                                                 $502,698          $385,286          $327,760          $324,200         $320,718
                                                 ========          ========          ========          ========         ========

OPERATING INCOME BY SEGMENT:

Government Products and Services                 $  7,068          $ 10,225          $ 18,194          $ 24,354         $ 26,101

Airbag Royalties                                  148,760            23,977            17,292             9,606            5,566

Stainless Steel Products                           10,981            19,693             6,686             1,236              499
Industrial Products                                (3,706)            8,058             5,632             6,203            4,511

Realty                                            (88,546)          (11,436)           (3,677)           (4,416)         (16,449)
-----------------------------------              --------          --------          --------          --------         --------
                                                   74,557            50,517            44,127            36,983           20,228

Corporate expenses                                (18,771)          (15,468)          (17,163)          (14,846)          (9,672)

Non-segment interest income                         2,249               590               326               381            1,923

Interest expense                                  (25,406)          (28,666)          (28,089)          (25,744)         (31,630)
                                                 --------          --------          --------          --------         --------

Earnings (loss) before income taxes
  and extraordinary gains (loss)                 $ 32,629          $  6,973          $   (799)         $ (3,226)        $(19,151)
-----------------------------------              ========          ========          ========          ========         ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES



SUMMARY OF SEGMENT OPERATIONS, (CONTINUED)

         Operating income in 1996 includes receipt of $156,449,000 from TRW Inc. to settle the airbag royalties litigation and other matters, a pretax provision for a reserve on real estate assets of $85,000,000 and non-recurring writedowns of inventory and goodwill totaling approximately $11,019,000. Operating income in 1995 includes a pretax provision for a reserve on real estate assets of $7,000,000.

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES

FIVE YEAR SUMMARY OF OPERATIONS
(in thousands, except per share amounts)
Years Ended December 31,                        1996            1995             1994             1993            1992
---------------------------------------      --------         --------         --------         --------        --------
Revenue                                      $502,698         $385,286         $327,760         $324,200        $320,718
                                             --------         --------         --------         --------        --------
Cost of sales and services                    311,565          275,721          234,729          240,827         234,956
Selling, general and administrative
  expenses                                     64,393           63,297           62,763           57,877          58,669
Provision for reserve on realty
  assets                                       85,000            7,000                -                -               -
Adjustment in foreclosed realty
  assets                                            -                -                -                -          11,908
---------------------------------------      --------         --------         --------         --------        --------
                                              460,958          346,018          297,492          298,704         305,533
---------------------------------------      --------         --------         --------         --------        --------
Earnings from operations                       41,740           39,268           30,268           25,496          15,185
Other income (expense), net                    16,295           (3,629)          (2,978)          (2,978)         (2,706)
---------------------------------------      --------         --------         --------         --------        --------
                                               58,035           35,639           27,290           22,518          12,479
Interest expense                               25,406           28,666           28,089           25,744          31,630
---------------------------------------      --------         --------         --------         --------        --------

Earnings (loss) before income taxes
  and extraordinary gains (loss)               32,629            6,973             (799)          (3,226)        (19,151)

Income tax provision (benefit)                  1,836            3,418           (4,305)           2,768          (1,947)
---------------------------------------      --------         --------         --------         --------        --------
Earnings (loss) before extraordinary
  gains (loss)                                 30,793            3,555            3,506           (5,994)        (17,204)

Extraordinary gains (loss), net
   of income tax                              (12,052)          14,409                -             (504)          2,637
---------------------------------------      --------         --------         --------         --------        --------
Net earnings (loss)                          $ 18,741         $ 17,964         $  3,506         $ (6,498)       $(14,567)
=======================================      ========         ========         ========         ========        ========

Earnings (loss) applicable to
  common shares (after deduction
  of preferred stock dividends and
  value of induced conversion)               $  5,608         $ 15,801         $  1,339         $ (8,665)       $(16,735)
                                             ========         ========         ========         ========        ========
Earnings (loss) per share of
  common stock and common stock
  equivalents:
    Before extraordinary gains (loss)        $   2.13         $    .25         $    .13         $   (.85)       $  (2.11)
    Extraordinary gains (loss)                   (.87)            1.03                -             (.05)            .29
    Value of induced conversion                  (.86)               -                -                -               -
---------------------------------------      --------         --------         --------         --------        --------
      Net earnings (loss)                    $    .40         $   1.28         $    .13         $   (.90)       $  (1.82)
=======================================      ========         --------         ========         ========        ========

Weighted average shares outstanding            13,913           14,001           10,412            9,676           9,189
=======================================      ========         --------         ========         ========        ========

                                         Report of Independent Accountants



TO THE BOARD OF DIRECTORS AND
SHAREHOLDERS OF TALLEY INDUSTRIES, INC.


In our opinion, the consolidated financial statements listed in the index appearing on page F-1 present fairly, in all material respects, the financial position of Talley Industries, Inc. and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP


Phoenix, Arizona
February 17, 1997

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES

QUARTERLY FINANCIAL RESULTS (UNAUDITED)


(in thousands, except per share amounts)
Quarter Ended                                                   MARCH               JUNE            SEPTEMBER            DECEMBER
------------------------------------------                    ---------           --------          ---------            --------
YEAR ENDED DECEMBER 31, 1996

Revenue                                                       $  95,127           $ 93,970           $202,772            $110,829
Gross profit on sales and services                               19,263             19,587              8,466              20,603
Earnings (loss) before extraordinary loss                         1,916             (1,831)            29,312               1,396
Extraordinary loss                                                    -             (1,642)                 -             (10,410)
------------------------------------------                    ---------           --------           --------            --------
Net earnings (loss)                                           $   1,916           $ (3,473)          $ 29,312            $ (9,014)
                                                              =========           ========           ========            ========

Earnings (loss) per share:
  Before extraordinary loss                                   $     .13           $   (.15)          $   1.85            $    .08
  Extraordinary loss                                                  -               (.12)                 -                (.70)
  Value of induced conversion                                      (.42)              (.55)                 -                   -
------------------------------------------                    ---------           --------           --------            --------
    Net earnings (loss)                                       $    (.29)          $   (.82)          $   1.85            $   (.62)
==========================================                    =========           ========           ========            ========


YEAR ENDED DECEMBER 31, 1995

Revenue                                                       $  88,709           $100,306           $ 90,848            $105,423
Gross profit on sales and services                               18,915             22,913             18,064              24,504
Earnings (loss) before extraordinary gain                        (3,887)             2,787              2,279               2,376
Extraordinary gain                                                7,261                542              6,244                 362
------------------------------------------                    ---------           --------           --------            --------
Net earnings                                                  $   3,374           $  3,329           $  8,523            $  2,738
                                                              =========           ========           ========            ========

Earnings (loss) per share:
  Before extraordinary gain                                   $    (.28)          $    .20           $    .16            $    .17
  Extraordinary gain                                                .52                .04                .45                 .02
------------------------------------------                    ---------           --------           --------            --------
    Net earnings                                              $     .24           $    .24           $    .61            $    .19
==========================================                    =========           ========           ========            ========


YEAR ENDED DECEMBER 31, 1994

Revenue                                                       $  78,317           $ 79,494           $ 81,349            $ 88,600
Gross profit on sales and services                               16,327             16,758             19,408              21,968
Net earnings (loss)                                           $    (506)          $    722           $    963            $  2,327
==========================================                    =========           ========           ========            ========

Net earnings (loss) per share                                 $    (.10)          $    .02           $    .04            $    .17
==========================================                    =========           ========           ========            ========

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES

         Results in the third quarter of 1996 reflect payments received from TRW Inc. of $156,449,000 to settle the airbag royalties litigation and certain other matters, and reimbursement of litigation costs and interest from the date of the award until paid. Also included in the third quarter of 1996 is an $85,000,000 provision for reserve on realty assets as a result of a change in the Company's strategy of selling properties to end users in an orderly process over time, to a strategy of liquidation sales through pricing adjustments and/or joint development arrangements. The $1,642,000 extraordinary loss in the second quarter, which consists of premiums paid and deferred debt costs associated with the repurchase of the Company's Senior Discount Debentures, was reclassified from interest expense during the fourth quarter.

         Included in the first quarter of 1995, is a $7,000,000 provision for reserve on realty assets resulting from the decision to sell a property over the short term in bulk rather than pursue parcel sales over the next several years. Also, in 1995, the Company recognized extraordinary gains of $7,261,000, $542,000, $6,244,000 and $362,000 during the first, second, third and fourth quarters, respectively. These extraordinary gains resulted from the settlement of certain realty debt for less than book value.

         Included in the first quarter of 1994 is a state income tax benefit of $5,600,000, the result of the passage of favorable state tax legislation.

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES

FINANCIAL DATA

SELECTED FINANCIAL DATA

(in thousands, except ratios)
Years Ended December 31,                     1996                1995                1994                 1993                1992
-----------------------------               --------            --------            --------            --------            --------
Capital expenditures                        $  6,752            $  8,931            $  3,932            $  5,347            $  4,592
Depreciation and amortization                  8,878               8,443               9,557              10,085              10,598
Current assets                               176,292             156,615             143,023             148,145             135,752
Current liabilities                           69,827              61,213              88,794              84,367              75,864
Working capital                              106,465              95,402              54,229              63,778              59,888
Total assets                                 280,385             372,599             369,903             382,438             363,822
Total debt                                   128,707             241,605             249,135             262,086             253,824
Long-term debt                               123,185             227,736             220,447             231,669             217,304
Long-term realty debt                              -               7,980               5,564              11,446              12,452
Stockholders' equity                          74,486              58,334              40,166              36,542              40,781
Current ratio                                    2.5                 2.6                 1.6                 1.8                 1.8
Debt to equity ratio                             1.7                 4.1                 6.2                 7.2                 6.2
=============================               ========            ========            ========            ========            ========


For the dividends per common share see Stock Market Data on page F-64.


SUPPLEMENTAL DATA

(in thousands)

Years Ended December 31,                       1996                1995               1994                 1993                1992
-----------------------------               --------            --------            -------             --------            --------
Taxes, other than income:
  Payroll                                   $  7,759            $  7,231            $ 7,181             $  7,060              $7,209
  Property                                     1,406               1,991              1,660                1,557               1,721
  Other                                          458                 412                338                  328                 382
-----------------------------               --------            --------            -------             --------            --------
                                               9,623               9,634              9,179                8,945               9,312

Maintenance and repairs                        6,826               6,220              4,557                4,669               4,626
Rent                                           5,252               5,211              5,508                5,962               7,334
Advertising                                    1,171               1,053                786                  648                 720
Research and development                       8,694               4,227              4,304                3,122               3,904
=============================               ========            ========            =======             ========            ========

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES


STOCK MARKET DATA



SECURITIES

Two of the Company's securities are listed on the New York Stock Exchange:
Common stock (TAL) and Series B $1.00 Cumulative Preferred stock (TALB). Series A Preferred stock is traded occasionally in the over-the-counter market. As of February 1, 1997, there were 2,547 holders of record of Talley Industries, Inc. Common stock.


The high and low sales prices of the Common and Series B Preferred stock on the New York Stock Exchange, by quarter, for the years ended December 31, 1996 and 1995 were as follows:


                       Common Stock (TAL)                                Series B (TALB)
              ---------------------------------------      --------------------------------------------
Quarter             1996                  1995                    1996                   1995
              ----------------      -----------------      ------------------      --------------------
 Ended         HIGH      LOW         High       Low         HIGH        LOW         High          Low
----------    -------   ------      -------    ------      -------    -------      -------      -------
March         $8 5/8   $6 3/4       $10 1/4    $7 3/8      $17 3/4    $15 3/4      $15 1/2      $12 1/2
June           9 1/8    6 1/2        11         7 1/2       21         16 1/4       17 1/8       13 1/2
September      9 3/8    7 1/4         9 3/4     7 5/8       20 3/4     18 1/4       16 1/2       14 1/2
December       8        6 5/8         9 1/4     7 5/8       20         13 1/4       16 1/2       12 7/8
==========    ======   ======       =======    ======      =======    =======      =======      =======

                                        TALLEY INDUSTRIES, INC. AND SUBSIDIARIES

DIVIDENDS

     In December 1996 the Company paid dividend arrearages on its Series A Preferred stock of $6.05 per share and on its Series B Preferred stock of $5.50 per share. The Company had not paid dividends on its Preferred shares since the first quarter of 1991. Quarterly dividends on Series A and Series B Preferred stock are 27.5 cents and 25 cents, respectively. All outstanding Preferred D stock were converted into Common stock during 1996. The conversion automatically extinguished all unpaid dividends on that stock. Dividends on Preferred D stock were paid at a quarterly rate of $1.125 per share since first issued in the first quarter of 1988 through the first quarter of 1991. Dividends were paid on Common stock during 1990 at a rate of 12.5 cents per share and at a rate of 5 cents per share for the first quarter of 1991. No dividends have been paid on Common stock since the first quarter of 1991.

REGISTRAR

    ChaseMellon Shareholder Services, L.L.C., P.O. Box 469, Washington Bridge Station, New York, New York 10033 (1-800-356- 2017).

TRANSFER AGENT

    Common stock, Series A Preferred stock and Series B Preferred stock. ChaseMellon Shareholder Services, L.L.C., P.O. Box 469, Washington Bridge Station, New York, New York 10033 (1-800-356- 2017).

    10.75% Senior Notes and 12.25% Senior Discount Debentures. Bank One Ohio Trust Company, 100 E. Broad Street, Columbus, Ohio 43271- 0181.

FORM 10-K

    A copy of Talley Industries' Annual Report on Form 10-K to the Securities and Exchange Commission may be obtained, without charge, by writing to the Treasurer at the Company's Executive Offices.

DIRECTORS AND CORPORATE MANAGEMENT

DIRECTORS
---------
 William H. Mallender           -   Chairman of the Board and Chief Executive
                                    Officer *

 Jack C. Crim                   -   President and Chief Operating Officer

 Neil W. Benson                 -   Chartered Accountant, Lewis Golden & Co. **

 Paul L. Foster                 -   Professor of Finance, Saint Joseph's
                                    University **

 Townsend Hoopes                -   Retired, formerly President, Association
                                    of American Publishers, Inc. **

 Fred Israel                    -   Retired, formerly Senior Partner Israel
                                    and Raley

 Joseph A. Orlando              -   Independent financial consultant **

 Alex Stamatakis                -   Chairman of the Board, Stamatakis
                                    Industries, Inc. *  **

 John W. Stodder                -   Vice Chairman Emeritus, Jostens, Inc. *

 Donald J. Ulrich               -   Owner and Vice Chairman, Ventura Coastal
                                    Corporation

 David Victor                   -   Member, Osborn Maledon **


*    Executive Committee Members
**  Audit Committee



CORPORATE MANAGEMENT
--------------------
 William H. Mallender            -   Chairman of the Board and Chief Executive
                                     Officer

 Jack C. Crim                    -   President and Chief Operating Officer

 William E. Bonnell              -   Vice President - Human Resources

 Mark S. Dickerson               -   Vice President, General Counsel and
                                     Secretary

 Kenneth May                     -   Vice President and Controller

 Daniel R. Mullen                -   Vice President and Treasurer

 George W. Poole                 -   Vice President - Government Relations

                                                                      SCHEDULE I
                                                                     Page 1 of 6

                             TALLEY INDUSTRIES, INC.
                                (Registrant Only)
                     STATEMENT OF CONDITION (BALANCE SHEET)
                                 (IN THOUSANDS)


                                                             DECEMBER 31,
                                                    -----------------------------
                                                      1996                 1995
                                                    --------             --------
Assets

Current assets:
  Cash and cash equivalents                         $  8,920             $  6,883
  Prepaid expenses                                         -                  296
                                                    --------             --------

        Total current assets                           8,920                7,179



Investment in and advances to affiliates              78,344              141,216

Deferred charges and other assets                          -                2,607
                                                    --------             --------

         Total assets                               $ 87,264             $151,002
                                                    ========             ========


See accompanying notes and the notes to the consolidated financial statements.

                                                                      SCHEDULE I
                                                                     Page 2 of 6

                             TALLEY INDUSTRIES, INC.
                                (Registrant Only)
                     STATEMENT OF CONDITION (BALANCE SHEET)
                                 (IN THOUSANDS)

                                                             DECEMBER 31,
                                                     ------------------------------
                                                       1996                 1995
                                                     --------             --------
Liabilities and Stockholders' Equity

Current liabilities:
  Current maturities of long-term debt               $  2,066             $      -
  Accounts payable                                        949                    -
  Accrued expenses                                      8,179                  117
                                                     --------             --------

        Total current liabilities                      11,194                  117

  Long-term debt                                            -               90,878
  Other liabilities                                     1,584                1,673

Stockholders' equity:
  Preferred stock, $1 par value,
     authorized 5,000,000 shares
     - Series A                                            14                   67
     - Series B                                           750                1,548
     - Series D                                             -                  120
  Common stock, $1 par value,
     authorized 20,000,000 shares                      14,618               10,053
  Capital in excess of par value                       79,884               86,035
  Foreign currency translation adjustments               (562)                (530)
  Retained earnings                                   (20,218)             (38,959)
                                                     --------             --------

       Total stockholders' equity                      74,486               58,334
                                                     --------             --------

       Total liabilities and
         stockholders' equity                        $ 87,264             $151,002
                                                     ========             ========

See accompanying notes and the notes to the consolidated financial statements.

                                                                      SCHEDULE I
                                                                     Page 3 of 6

                             TALLEY INDUSTRIES, INC.
                                (Registrant Only)
                             STATEMENT OF OPERATIONS
                               FOR THE YEARS ENDED
                        DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)


                                                                     1996              1995             1994
                                                                  --------          --------         --------
Selling, general and administrative
  expenses                                                        $   (321)         $      -         $      -
                                                                  --------          --------         --------
                                                                      (321)                -                -
Other income (expense)                                              (7,998)              417              264
                                                                  --------          --------         --------
                                                                    (7,677)              417              264
                                                                  --------          --------         --------

Interest expense                                                     9,044            10,643            9,486
                                                                  --------          --------         --------
                                                                   (16,721)          (10,226)          (9,222)
Income tax benefit                                                 (55,173)           (9,128)          (6,613)
                                                                  --------          --------         --------

Earnings (loss) before earnings
  of subsidiaries and
  extraordinary items                                               38,452            (1,098)          (2,609)

Extraordinary gain (loss), net of
  taxes                                                            (11,495)           14,409                -

Earnings (loss) from subsidiaries                                   (8,216)            4,653            6,115
                                                                  --------          --------         --------


Net earnings                                                      $ 18,741          $ 17,964         $  3,506
                                                                  ========          ========         ========


See accompanying notes and the notes to the consolidated financial statements.

                                                                      SCHEDULE I
                                                                     Page 4 of 6

                             TALLEY INDUSTRIES, INC.
                                (Registrant Only)
                             STATEMENT OF CASH FLOWS
                               FOR THE YEARS ENDED
                        DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                                                                         1996              1995              1994
                                                                       --------          --------          --------
Cash flows from operating activities                                   $ 39,173          $ 28,533          $ 12,837

Cash flows from investing activities:

  (Increase) decrease in investment
    in subsidiaries                                                      54,190           (23,083)           (8,372)
                                                                       --------          --------          --------
      Cash from investing activities                                     54,190           (23,083)           (8,372)
                                                                       --------          --------          --------

Cash flows from financing activities:

  Proceeds from exercise of stock
    options                                                               3,524                11                 -
  Dividends paid                                                         (4,398)                -                 -
  Stock issued                                                              384                 -                 -
  Stock repurchase                                                       (2,068)                -                 -
  Reduction of long-term debt                                           (97,451)                -                 -
  Increase (decrease) in due
    from affiliates, net                                                  8,683            (8,788)               (5)
                                                                       --------          --------          --------
      Cash from financing activities                                    (91,326)           (8,777)               (5)
                                                                       --------          --------          --------

Increase (decrease) in cash and cash
  equivalents                                                             2,037            (3,327)            4,460

  Balance at beginning of year                                            6,883            10,210             5,750
                                                                       --------          --------          --------

  Balance at end of year                                               $  8,920          $  6,883          $ 10,210
                                                                       ========          ========          ========


See accompanying notes and the notes to the consolidated financial statements.

                                                                      SCHEDULE I
                                                                     Page 5 of 6

                             TALLEY INDUSTRIES, INC.
                                (Registrant Only)
                          Notes to Financial Statements



The following notes supplement information provided in the notes accompanying the consolidated financial statements.

1.  BASIS OF PRESENTATION

             Investments in and advances to affiliates represents interest in majority-owned subsidiaries and associated companies. The investments are accounted for on the equity method and, accordingly, the carrying value approximates the Company's equity in the recorded value of the underlying net assets.

             In July 1993, Talley Manufacturing and Technology, Inc. ("Talley Manufacturing"), a wholly-owned subsidiary of Talley Industries, Inc. ("Talley"), was formed. The formation of Talley Manufacturing was in anticipation of the offering of Senior Notes by Talley Manufacturing and Senior Discount Debentures by Talley. Concurrently with the issuance of these securities, Talley contributed the capital stock of its operating subsidiaries (other than its real estate operations held for orderly sale) to Talley Manufacturing, which also assumed a substantial portion of Talley's indebtedness and liabilities. At the same time, Talley Manufacturing entered into a new credit facility with certain lenders. The net proceeds from the Senior Notes, the Senior Discount Debentures and the new credit facility were used to repay substantially all of the indebtedness of Talley and its subsidiaries, (other than real estate related debt) including indebtedness assumed by Talley Manufacturing.

             Upon completion of the reorganization of entities under the common control of Talley described above and the new financing, Talley Manufacturing owns all of the capital stock of the operating subsidiaries of Talley (other than the real estate operations held for orderly sale). The financial statements of Talley have been prepared for all periods presented, giving effect to the reorganization described above.

                                                                      SCHEDULE I
                                                                     Page 6 of 6

                             TALLEY INDUSTRIES, INC.
                                (Registrant Only)
                          Notes to Financial Statements


2.  LONG-TERM DEBT

             Long-term debt consists of 12-1/4% of Senior Discount Debentures, due 2005 with a face value of $2,553,000 and a balance at December 31, 1996 and 1995 of $2,066,000 and $90,878,000, respectively. Deferred debt issue costs at December 31, 1996, 1995 and 1994 were $-0-, $2,903,000 and $3,199,000, respectively. Deferred debt issue costs are amortized over the life of the respective debt instruments using the straight line method. Amortization of debt expense, including amounts written off in connection with the redemption of debentures, in 1996, 1995 and 1994 was $2,903,000, $296,000 and $296,000,
respectively.

             During 1996, the parent company repurchased a substantial portion of the Senior Discount Debentures. Total aggregate principal amount of the repurchased debentures was $124,002,000, with an accreted value of $97,451,000. The parent company paid a total of $105,968,000 including accrued interest and prepayment premiums to repurchase the tendered debentures. The parent company recognized approximately $11,495,000 in extraordinary losses in connection with the debt extinguishment, which consists of a prepayment premium and deferred debt cost on the extinguished debt.

3.  INCOME TAXES

The parent company and its domestic subsidiaries file a consolidated federal income tax return. The provision for income taxes represents the difference between amounts attributable to each subsidiary, generally determined on a separate return basis, and the tax computed on a consolidated basis.

4.  DIVIDENDS RECEIVED

The parent company received dividends from, or made contributions to consolidated subsidiaries, unconsolidated subsidiaries and 50 percent or less owned persons accounted for by the equity method during the years ended December 31, 1996, 1995 and 1994 of $106,850,000, $1,300,000 and $-0-, respectively.

                                                                     SCHEDULE II

                    TALLEY INDUSTRIES, INC. AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS
                                DECEMBER 31, 1996
                                   (THOUSANDS)

                                                   ADDITIONS
                                            ---------------------------
                                            BALANCE AT        CHARGED TO          CHARGED TO                                BALANCE
                                            BEGINNING         COSTS AND             OTHER                                   AT END
        DESCRIPTION                         OF PERIOD          EXPENSES            ACCOUNTS           DEDUCTIONS           OF PERIOD
        -----------                         ---------          --------            --------           ----------           ---------
Year Ended December 31, 1996:
  allowance for doubtful
     accounts - accounts
     receivable                              $1,275            $  158              $  -               $  (508)               $  925

  Reserves for notes receivable               1,260             2,826                 -                    -                  4,086


Year Ended December 31, 1995:
  allowance for doubtful
     accounts - accounts
     receivable                              $  994            $  406              $  -               $  (125)               $1,275

  Reserves for notes receivable               2,358                 -                 -                (1,098)                1,260


Year Ended December 31, 1994:
  allowance for doubtful
     accounts - accounts
     receivable                              $1,091            $  372              $  -               $  (469)               $  994

  Reserves for notes receivable               2,274                84                 -                    -                  2,358


Notes:

  (a) Uncollectible accounts charged against reserves, net of bad debt recoveries.

                                                                    SCHEDULE III

                   TALLEY INDUSTRIES, INC. AND SUBSIDIARIES
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                      COST CAPITALIZED
                                                INITIAL COST TO         SUBSEQUENT TO                 GROSS AMOUNT AT WHICH
                                                    COMPANY              ACQUISITION                CARRIED AT CLOSE OF PERIOD
                                              -------------------    --------------------   ----------------------------------------
                                                           BLDGS                                        BLDGS
                                                            AND        LAND      CARRYING                AND         (3)   (1)(2)(4)
      DESCRIPTION               ENCUMBRANCES    LAND      IMPROVE     IMPROVE     COSTS       LAND     IMPROVE   RESERVE      TOTAL
      -----------               ------------  --------    -------    -------     --------   --------   -------   -------    --------
Las Montanas                      $   353     $ 11,618     $    0    $28,554     $8,079     $48,251    $  0      $(48,251)   $   0
------------
 (Resort & Residential - CA)
Collateralized credit lines             9            0          0          0          0           0       0             0        0
----------------------------      -------     --------     ------    -------     ------     -------    ----      --------    -----
 (Various properties)
                                  $   362     $ 11,618     $    0    $28,554     $8,079     $(48,251)  $  0      $ 48,251    $   0
                                  =======     ========     ======    =======     ======     ========   ====      ========    =====


                                        (5)
                                       ACCUM         DATE OF      DATE          DEP.
      DESCRIPTION                      DEPREC.       CONSTR.    ACQUIRED       LIFE
      -----------                      -------      -------     ---------      ----
Las Montanas                             N/A           N/A      VARIOUS         N/A
------------
 (Resort & Residential - CA)
Collateralized credit lines
----------------------------
 (Various properties)


NOTES:

(1)  CARRYING COSTS - RECONCILIATION  OF BEGINNING AND ENDING BALANCE:

                                                                                    YEARS ENDED DECEMBER 31,
                                                                              -----------------------------------
                                                                                1996           1995          1994
                                                                              --------       --------      ------
BALANCE JANUARY 1                                                             $104,964       $110,899      $117,869

  ADDITIONS
    Full consolidation of previously unconsolidated joint ventures                   -          4,238             -

  DEDUCTIONS
    Cost of Real Estate sold                                                   (19,964)        (3,173)       (5,973)
    Property given in exchange                                                       -              -          (997)
    Increase in reserve                                                        (85,000)        (7,000)            -
                                                                              --------       --------      --------

BALANCE DECEMBER 31                                                           $      0       $104,964      $110,899
                                                                              ========       ========      ========


(2) The total aggregate cost for income tax purposes is $15,000.

(3) Writedown to net realizable or fair value.

(4) There were no intercompany profits recognized in connection with above listed properties.

                                                                     SCHEDULE IV

                    TALLEY INDUSTRIES, INC. AND SUBSIDIARIES
                          MORTGAGE LOANS ON REAL ESTATE
                                DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                                                             PRINCIPAL AMOUNT OF
                                                       PERIODIC               FACE AMOUNT  CARRYING(a)(c)      LOANS SUBJECT TO
                             INTEREST                  PAYMENT     PRIOR          OF         AMOUNT OF       DELINQUENT PRINCIPAL
      DESCRIPTION              RATE          DATE       TERMS       LIENS      MORTGAGES     MORTGAGES          OR INTEREST
------------------------     --------     ---------    -------     -------    -----------   -----------     -------------------
GEORGIA/CANADA
--------------
  Commercial properties
  with buildings - 2nd
  Mortgage                    9.5%        Mar 1995       (b)          -           $3,829        $  -0-      This amount represents
                                                                                                            a receivable which is
Arizona                                                                                                     in default.
  Unimproved commercial
  properties - 1st                        Jul 1997-
  Mortgage                    8%-10%      Jul 2011       (b)          -              538           285
                                                                                  ------        ------
                                                                                  $4,367        $  285
                                                                                  ======        ======

Notes:

  (a) Carrying amount of mortgages reconciliation of beginning and ending balances:

                                                                                  YEARS ENDED DECEMBER 31,
                                                                       -------------------------------------------
                                                                         1996              1995              1994
                                                                       --------          --------           ------
Balance January 1,                                                     $ 3,681           $ 6,028            $ 5,839

  Additions
    New mortgage loans - principal                                       1,418                 -                501

  Deductions
    Collections of principal                                            (1,890)           (1,020)              (237)
    Net change in accrued interest                                          (6)                -                (48)
    Exchange of notes for other assets
      or in settlement of debt                                             (89)           (1,327)                 -
    Change in reserves                                                  (2,829)                -                (27)
                                                                       -------           -------            -------
Balance December 31,                                                   $   285           $ 3,681            $ 6,028
                                                                       =======           =======            =======


  (b) Payment terms vary by note, but generally require monthly, quarterly or annual interest and principal payments.

  (c) The income tax basis of these notes at December 31, 1996 IS $4,371. All loans are of the conventional type.

                                  EXHIBIT INDEX


3.1 Restated Certificate of Incorporation as presently in effect, a copy of which was attached as Exhibit 2 of Registrant's current report on Form 8-K for the month of July, 1976, incorporated herein by this reference.

3.2 Certificate of Amendment of Certificate of Incorporation dated May 22, 1987, attached as Exhibit 3 to the Company's Form 10-Q for the quarter ended March 31, 1988, incorporated herein by this reference.

3.3 By-laws of Registrant as amended March 9, 1993, attached as Exhibit 3.3 to the Company's Form 10-K for the year ended December 31, 1992, incorporated herein by this reference.

4.1 Amended and Restated Rights Agreement between the Registrant and Chemical Mellon Shareholder Services, L.L.C., successor to Manufacturers Hanover Trust Company of California, as Rights Agent, dated as of April 30, 1986, and amended as of July 21, 1986 and further amended and restated as of February 2, 1996, specifying the terms of the Rights (the " Amended Rights Agreement"), attached as Exhibit 2.4 to the Company's Form 8-A dated February 2, 1996, incorporated herein by this reference.

4.2 Certificate of Designations for Registrant's Series C Junior Participating Preferred stock (Exhibit A to the Amended Rights Agreement), attached as Exhibit 2.5 to the Company's Form 8-A dated February 2, 1996, incorporated herein by this reference.

4.3 Form of Right Certificate (Exhibit B to the Amended Rights Agreement), attached as Exhibit 1.1 to the Company's Form 8-A dated February 2, 1996, incorporated herein by this reference.

4.4 Form of Purchase Agreement between the Company and a selling shareholder or a representative thereof, attached as Exhibit 28.1 to the Company's Form S-3 filed on November 14, 1986 (Registration No. 33-10193), incorporated herein by this reference.

4.5 Report dated May 4, 1987 reporting the April 28, 1987 Board of Directors' declaration of a five-for-four split of the Company's Common stock, filed on Form 8-K on May 4, 1987, incorporated herein by this reference.

4.6 Certificate of Designation, Preferences and Rights of Series D Cumulative Convertible Preferred Stock which was attached as Exhibit 4 of Registrant's current report on Form 8-K dated March 17, 1988, incorporated herein by this reference.

4.7 Certificate of Designation, Preferences and Rights of Series A Preferred Stock of Talley Manufacturing and Technology, Inc., attached as Exhibit 4(e) to the Company's Form S-1 dated October 15, 1993, incorporated herein by reference.

4.8 Indenture Agreement between Talley Industries, Inc. and Bank One, Columbus, N.A., a national banking association, as Trustee, dated as of October 15, 1993 relating to the 12-1/4% Senior Discount Debentures due 2005 issued by Talley Industries, Inc. and the exhibits thereto, attached as Exhibit 4.1 to the Company's Form 10-Q for the quarter ended September 30, 1993, incorporated herein by reference.

4.9 Indenture Agreement among Talley Manufacturing and Technology, Inc., the Subsidiary Guarantors (as defined), Talley Industries, Inc. and Bank One, Columbus, N.A., a national banking association, as Trustee, dated as of October 15, 1993 relating to the 10-3/4% Senior Notes due 2003 issued by Talley Manufacturing and Technology, Inc. and the exhibits thereto, attached as Exhibit 4.2 to the Company's Form 10-Q for the quarter ended September 30, 1993, incorporated herein by reference.

4.10 Certificate of Elimination With Respect to the Series D Cumulative Convertible Preferred Stock of Talley Industries, Inc. Pursuant to
         Section 151 (g), dated July 23, 1996, attached as Exhibit 4.1 to the Company's Form 10-Q for the quarter ended June 30, 1996, incorporated herein by reference.

9.1 Amended and Restated Voting Trust Agreement entered into as of February 7, 1996, by and among Talley Industries, Inc., John J. McMullen and First Interstate Bank of Arizona, N.A., as Trustee, attached as Exhibit
         9.1 of Registrant's current report on Form 8-K dated February 2, 1996, incorporated herein by this reference.

10.1** Employment Agreement dated June 26, 1984 between the Company and William H. Mallender, attached as Exhibit 10.1 to the Company's Form 10-K for the year ended December 31, 1984, incorporated herein by this reference.

10.2** Amendment to Employment Agreement dated September 30, 1985, between the Company and William H. Mallender, attached as Exhibit 10.1 to the Company's Form 10-Q for the quarter ended September 30, 1985, incorporated herein by this reference.

10.3** Second Amendment to Employment Agreement dated February 25, 1986 between the Company and William H. Mallender, attached as Exhibit 10.3 to the Company's Annual Report on Form 10-K for the period ended December 31, 1988, incorporated herein by this reference.

10.4** Third Amendment to Employment Agreement dated December 1, 1988 between the Company and William H. Mallender, attached as Exhibit 10.4 to the Company's Annual Report on Form 10-K for the period ended December 31, 1988, incorporated herein by this reference.

10.5** Fourth Amendment to Employment Agreement dated February 27, 1990 between the Company and William H. Mallender, attached as Exhibit 28.2 to the Company's Form 10-Q for the quarter ended March 31, 1990, incorporated herein by this reference.

10.6** Fifth Amendment to Employment Agreement dated April 1, 1995 between the Company and William H. Mallender, attached as Exhibit 10.1 to the Company's Form 10-Q for the quarter ended June 30, 1995, incorporated herein by this reference.

10.7** Amended and Restated Executive Incentive Plan of the Company adopted February 22, 1994, attached as Exhibit 10.6 to the Company's Form 10-K for the year ended December 31, 1994, incorporated by this reference.

10.8** Long-Term Incentive Plan of the Company adopted July 26, 1983, attached as Exhibit 4.1 to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1983, incorporated herein by this reference.

10.9** Amended and Restated 1978 Stock Option Plan of the Company, adopted July 26, 1983, attached as Exhibit 4.3 to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1983, incorporated herein by this reference.

10.10** Second Amended and Restated 1978 Stock Option Plan of the Company, dated July 8, 1987, attached as Exhibit 4.8 to the Company's Form S-8 Registration Statement, filed June 18, 1987, incorporated herein by this reference.

10.11** 1990 Stock Option Plan of the Company attached as Exhibit A to the Company's Proxy Statement dated March 21, 1990, incorporated herein by this reference.

10.12** Plan for Deferral of Directors' Fees as established by the Company on December 30, 1975, attached as Exhibit 10.15 to the Company's Annual Report on Form 10-K for the period ended December 31, 1983, incorporated herein by this reference.

10.13** Amendment dated December 14, 1979 to the Plan for Deferral of Directors' Fees established by the Company on December 30, 1975, attached as Exhibit 10.16 to the Company's Annual Report on Form 10-K for the period ended December 31, 1983, incorporated herein by this reference.

10.14** Restated Talley Industries, Inc. Retirement Plan Directors Only effective July 28, 1987, attached as Exhibit 10.18 to the Company's Annual Report on Form 10-K for the period ended December 31, 1988, incorporated herein by this reference.

10.15**  First  Amendment  to  Talley  Industries, Inc. Retirement
      *  Plan Directors Only, dated June 14, 1988.


10.16** Second Amendment to Talley Industries, Inc. Retirement Plan Directors Only effective January 1, 1991, dated May 7, 1991, attached as Exhibit
         10.2 to the Company's Form 10-Q for the quarter ended June 30, 1991, incorporated herein by reference.

10.17** Talley Industries, Inc. Directors Benefit Plan as established by the Company effective January 1, 1994, attached as Exhibit 10.3 to the Company's Form 10-Q for the quarter ended March 31, 1994, incorporated herein by reference.

10.18** Statement to register 200,000 shares of Common stock of Talley industries, Inc. which may be issued to the 1996 Non-Employee Director Stock Plan of the Company, filed on Form S-8 on April 16, 1996, incorporated herein by reference.

10.19** Talley Industries, Inc. Executive Death and Retirement Supplemental Plan dated July 1, 1987, attached as Exhibit 10.31 to the Company's Form 10-K for the period ended December 31, 1989, incorporated herein by this reference.

10.20** First Amendment to the Talley Industries, Inc. Executive Death and Retirement Supplemental Plan, dated March 25, 1981, attached as Exhibit
         10.34 to the Company's Form 10-K for the period ended December 31, 1990, incorporated herein by this reference.

10.21** Second Amendment to the Talley Industries, Inc. Executive Death and Retirement Supplemental Plan, dated December 22, 1994, attached as
         Exhibit 99.3 to the Company's Form 10-Q for the quarter ended March 31, 1996, incorporated herein by reference.

10.22** Third Amendment to the Talley Manufacturing and Technology, Inc. Executive Death and Retirement Supplemental Plan, dated March 20, 1996, attached as Exhibit 99.4 to the Company's Form 10-Q for the quarter ended March 31, 1996, incorporated herein by reference.

10.23** Talley Industries, Inc. Restoration Benefit Plan dated November 30, 1975, attached as Exhibit 7 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1976, incorporated herein by this reference.

10.24** First Amendment to the Restoration Benefit Plan of Talley Industries, Inc., dated January 2, 1990, attached as Exhibit 10.34 to the Company's Form 10-K for the period ended December 31, 1989, incorporated herein by this reference.

10.25** Second Amendment to the Restoration Benefit Plan of Talley Industries, Inc. dated March 25, 1991, attached as Exhibit 10.39 to the Company's Form 10-K for the period ended December 31, 1990, incorporated herein by this reference.

10.26** Third Amendment to The Restoration Benefit Plan of Talley Industries, Inc., dated June 30, 1994, attached as Exhibit 10.29 to the Company's Form 10-K for the year ended December 31, 1994, incorporated herein by reference.

10.27** Fourth Amendment to the Restoration Benefit Plan of Talley Manufacturing and Technology, Inc. dated July 23, 1996, attached as
         Exhibit 99.1 to the Company's Form 10-Q for the quarter ended June 30, 1996, incorporated herein by reference.

10.28** Talley Manufacturing and Technology, Inc. Executive Restoration Benefit Plan, dated October 25, 1995, attached as Exhibit 99.6 to the Company's Form 10-Q for the quarter ended March 31, 1996, incorporated herein by reference.

10.29** Talley Manufacturing and Technology, Inc. Trust Under The Executive Benefit Plans, dated March 20, 1996, attached as Exhibit 99.7 to the Company's Form 10-Q for the quarter ended March 31, 1996, incorporated herein by reference.

10.30** Talley Manufacturing and Technology, Inc. Executive Disability Income Plan, dated March 20, 1996, attached as Exhibit 99.5 to the Company's Form 10-Q for the quarter ended March 31, 1996, incorporated herein by reference.

10.31** Statement to register 1,200,000 shares of Common stock of Talley Industries, Inc. which may be issued pursuant to the 1996 Comprehensive Stock Plan of the Company, filed on Form S-8 on April 16, 1996, incorporated herein by reference.

10.32 License Agreement by and between Talley Industries, Inc., Talley Defense Systems, Inc. and Talley Automotive Products, Inc., and TRW Inc., dated April 21, 1989 attached as Exhibit 28.1 to the Company's Form 8-K dated April 21, 1989, incorporated herein by this reference.

10.33** Form of Indemnification Procedures Agreement between each director of Holdings and Holdings, attached as Exhibit 10(hh) to Amendment No. 1 of the Company's Form S-1 dated September 10, 1993, incorporated herein by reference.

10.34** Form of Indemnification Procedures Agreement between Holdings and each director of Holdings who is also an officer, attached as Exhibit 10(ii) to Amendment No. 1 of the Company's Form S-1 dated September 10, 1993, incorporated herein by reference.

10.35 Form of Indemnification Procedures Agreement between Talley Manufacturing and each of its directors, attached as Exhibit 10(jj) to Amendment No. 1 of the Company's Form S-1 dated September 10, 1993, incorporated herein by reference.

10.36** Memorandum of Terms and Conditions applicable to: Performance Units granted for calendar years 1993 through 1997 under the 1983 Long-Term Incentive Plan and Stock Options granted in 1993 under The Second Amended and Restated 1978 Stock Option Plan and the 1990 Stock Option Plan, attached as Exhibit 10.1 to the Company's Form 10-Q for the quarter ended March 31, 1993, incorporated herein by reference.

10.37 Tax Sharing Agreement among Talley Industries, Inc., Talley Manufacturing and Technology, Inc. and each of their respective subsidiaries, dated as of October 22, 1993, attached as Exhibit 10.1 to the Company's Form 10-Q for the quarter ended September 30, 1993, incorporated herein by reference.

10.38 Restructuring, Assumption and Cost Sharing Agreement among Talley Industries, Inc., Talley Manufacturing and Technology, Inc. and Talley Real Estate Company, Inc. dated as of October 22, 1993, attached as
         Exhibit 10.2 to the Company's Form 10-Q for the quarter ended September 30, 1993, incorporated herein by reference.

10.39 Report dated December 3, 1996 reporting the sale of all, except for one, of the Company's real estate properties for cash and assumption of certain liabilities, filed on form 8-K on December 18,1996, incorporated herein by reference.

11*      Computation of earnings per share.

21*      Subsidiaries of the Registrant.

23.1* Consent of Company's Independent Public Accountants to the incorporation by reference of their reports for the current year accompanying the financial statements included in the Company's Forms S-3 and S-8 Registration Statements.

23.2* Consent of Company's Independent Public Accountants to the incorporation by reference of their report for the current year accompanying the financial statements included in the Form 11-K Annual Report (Exhibit 99.1 herein) for the year ended December 31, 1996 into the Registrant's applicable Form S-8 Registration Statements.

27*      Financial Data Schedule for Talley industries, Inc. December 31, 1996.

99.1* Annual Report on Form 11-K for The Employee Stock Purchase Plan of Talley Industries, Inc. and Affiliated Companies for the year ended December 31, 1996.

99.2 Loan and Security Agreement among Talley Manufacturing and Technology, Inc., the Lenders listed therein and Transamerica Business Credit Corporation, as Agent dated October 22, 1993, attached as Exhibit 99.1 to the Company's Form 10-Q for the quarter ended September 30, 1993, incorporated herein by reference.

99.3 First Amendment to Loan and Security Agreement dated April 29, 1994, by and among Talley Manufacturing and Technology, Inc. and Transamerica Business Credit Corporation, as agent, attached as Exhibit 10.1 to the Company's Form 10-Q for the quarter ended June 30, 1994, incorporated herein by reference.

99.4 Second Amendment to Loan and Security Agreement dated June 30, 1994, by and among Talley Manufacturing and Technology, Inc. and Transamerica Business Credit Corporation, as agent, attached as Exhibit 10.2 to the Company's Form 10-Q for the quarter ended June 30, 1994, incorporated herein by reference.

99.5 Third Amendment to Loan and Security Agreement dated December 16, 1994, by and among Talley Manufacturing and Technology, Inc. and Transamerica Business Credit Corporation, as agent, attached as Exhibit 99.5 to the Company's Form 10-K for the year ended December 31, 1994, incorporated herein by reference.

99.6 Waiver and Fourth Amendment to Loan and Security Agreement dated March 20, 1996 by and among Talley Manufacturing and Technology, Inc. and Transamerica Business Credit Corporation, as agent, attached as Exhibit
         99.1 to the Company's Form 10-Q for the quarter ended March 31, 1996, incorporated herein by reference.

99.7 Fifth Amendment to Loan and Security Agreement, dated June 4, 1996 by and among Talley Manufacturing and Technology, Inc. and Transamerica Business Credit Corporation, as agent, attached as Exhibit 99.3 to the Company's Form 10-Q for the quarter ended June 30, 1996, incorporated herein by reference.

99.8 Airbag Collateral Security, Intercreditor and Agency Agreement dated as of October 22, 1993 among Talley Manufacturing and Technology, Inc., Talley Technology, Inc., Talley Defense Systems, Inc., Talley Automotive Products, Inc., Talley Metals Technology, Inc. and Transamerica Business Credit Corporation as Agent and as collateral agent for the Lenders (as defined) and the Senior Note Trustee, Lenders and Bank One, Columbus, N.A., a national banking association, as Trustee for the holders of the 10-3/4% Senior Notes due 2003 issued by Talley Manufacturing and Technology, Inc., attached as Exhibit 99.2 to the Company's Form 10-Q for the quarter ended September 30, 1993, incorporated herein by reference.

99.9 Form of Subsidiary Loan Agreement dated as of October 22, 1993 between Talley Manufacturing and Technology, Inc. and each of certain subsidiaries, attached as Exhibit 99.3 to the Company's Form 10-Q for the quarter ended September 30, 1993, incorporated herein by reference.

99.10 Subsidiary Loan and Security Agreement dated as of October 22, 1993 between Talley Manufacturing and Technology, Inc. and Talley Technology, Inc., attached as Exhibit 99.4 to the Company's Form 10-Q for the quarter ended September 30, 1993, incorporated herein by reference.

99.11 First Amendment to Subsidiary Loan and Security Agreement, dated as of December 16, 1994 between Talley Manufacturing and Technology, Inc. and each of certain subsidiaries, attached as Exhibit 99.10 to the Company's Form 10-K for the year ended December 31, 1994, incorporated herein by reference.

99.12 Second Amendment to Subsidiary Loan and Security Agreement, dated as of March 20, 1996 between Talley Manufacturing and Technology, Inc. and each of certain subsidiaries, attached as Exhibit 99.2 to the Company's Form 10-Q for the quarter ended March 31, 1996, incorporated herein by reference.

99.13 Third Amendment to Subsidiary Loan and Security Agreement, dated as of June 4, 1996 between Talley Manufacturing and Technology, Inc. and each of certain subsidiaries, attached as Exhibit 99.2 to the Company's Form 10-Q for the quarter ended June 30, 1996, incorporated herein by reference.

99.14 Form of Subsidiary Continuing Guaranty and Security Agreement dated as of October 22, 1993 between Transamerica Business Credit Corporation, a Delaware corporation and each of certain subsidiaries, attached as
         Exhibit 99.5 to the Company's Form 10-Q for the quarter ended September 30, 1993, incorporated herein by reference.

99.15 First Amendment to Subsidiary Continuing Guaranty and Security Agreement dated as of December 16, 1994 between Transamerica Business Credit Corporation, and each of the Guarantors (certain subsidiaries), attached as Exhibit 99.11 to the Company's Form 10-K for the year ended December 31, 1994, incorporated herein by reference.

99.16 Consulting Agreement dated February 7, 1996 by and among Talley Manufacturing and Technology, Inc. and McMullen Consultants Inc., attached as Exhibit 99.1 to the Company's Form 8-K under current report date of February 2, 1996, incorporated herein by reference.

99.17 Report dated June 19, 1996 reporting the affirmation of the $138 million judgment by the Ninth Circuit Court of Appeals in favor of the Company in TRW Inc. vs. Talley Industries, Inc. et al, filed on Form 8-K on June 26, 1996, incorporated herein by reference.

99.18* Talley Savings Plus, an employee stock purchase plan for the employees of Talley Industries, Inc. and affiliated Companies, as amended and restated December 16, 1994.

99.19* First Amendment to Talley Savings Plus, an employee stock purchase plan for the employees of Talley Industries, Inc. and Affiliated Companies, dated March 7, 1996.

99.20* Second Amendment to Talley Savings Plus, an employee stock purchase plan for the employees of Talley Industries, Inc. and Affiliated Companies, dated December 17, 1996.



    *    Documents marked with an asterisk are filed with this report.

   **    An executive compensation plan or arrangement.

PROXY

                             TALLEY INDUSTRIES, INC.
                             2702 NORTH 44TH STREET
                                   SUITE 100A
                             PHOENIX, ARIZONA 85008

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                FEBRUARY 19, 1998

         The undersigned stockholder of Talley Industries, Inc. ("Talley") hereby appoints Mark S. Dickerson and John R. Welty, and each of them singly, with full power of attorney and power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Talley, to be held on February 19, 1998, at 10:00 a.m., local time, at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia 19103, and at any adjournment or postponement thereof (the "Special Meeting"), and to vote all shares of stock of Talley held of record by the undersigned on January 14, 1998 and which the undersigned is entitled to vote upon the matters set forth in the Notice of Special Meeting of Stockholders, dated January 16, 1998, and accompanying the Proxy Statement, dated January 16, 1998, receipt of which is hereby acknowledged.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TALLEY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL IN ITEM 1. THIS PROXY WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL IN ITEM 1. A VOTE TO TRANSACT SUCH OTHER BUSINESS AS MAY BE PROPERLY TAKEN UNDER ITEM 2 WILL BE VOTED BY THE PERSONS HEREINBEFORE NAMED AS ATTORNEYS AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS OF TALLEY.

         STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED PRE-PAID PRE-ADDRESSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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
                                                       Please mark
                                                       your votes as
                                                       indicated in
                                                       this example.  /x/


The Board of Directors of Talley recommends a vote FOR Proposal 1:


                                                     FOR   AGAINST  ABSTAIN
1. To approve and adopt an Agreement and Plan        / /     / /      / /
of Merger dated as of September 25, 1997 (the
"Merger Agreement"), by and among Carpenter Technology Corporation, a Delaware corporation ("Carpenter"), Score Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Carpenter ("Sub"), and Talley. A copy of the Merger Agreement is attached to the accompanying Proxy Statement as Exhibit A. As more fully described in the Proxy Statement, the Merger Agreement provides that: (i) Sub will be merged with and into Talley (the "Merger"), with Talley continuing as the surviving corporation, as a consequence of which, Talley will thereupon become a wholly owned subsidiary of Carpenter; and (ii) each issued and outstanding share of Series A Preferred Shares, Series B Preferred Shares and Common Shares (collectively, the "Shares") other than Shares owned by Carpenter, Sub, or any other subsidiary of Carpenter, or Shares held by Talley as treasury stock, or Shares held by stockholders who shall have demanded and perfected any appraisal rights they may have under Delaware General Corporation Law), will be converted, upon the consummation of the Merger, into the right to receive $11.70 per Series A Preferred Share, $16.00 per Series B Preferred Share and $12.00 per Common Share, respectively, in cash without interest thereon.

                                                     FOR   AGAINST  ABSTAIN
2. In the discretion of the proxies, to vote         / /     / /      / /
upon such other business as may properly come before the Special Meeting, and any adjournment or postponement thereof.


         The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Secretary of Talley either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON SHARE CERTIFICATES.

Please mark, sign, date and mail promptly.


Signature(s)____________________________________________  Date_________________
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. This Proxy votes all shares held in all capacities.

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